UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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ExlService Holdings, Inc.

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2022 Annual meeting of stockholders

Proxy statement

320 Park Avenue, 29th Floor New York, NY 10022 (212) 277-7100

Dear Stockholder,

At EXL, 2021 was a year marked by creativity, adaptation and evolution. As businesses around the world, including our clients, continued to grapple with rapidly changing market conditions and consumer behaviors in response to COVID-19, we are proud that EXL’s responsiveness and agility helped our clients not only navigate, but capitalize, on those changing dynamics through the use of our solutions and our emphasis on data-led value creation. EXL has evolved over the last few years having systematically invested in data and digital assets with a clear vision for the future—we are now a fully integrated data analytics and digital operations and solutions business with exceptional talent. The transformation of our business is reflected in our new mission statement: “we make sense of data to move your business forward.”

We believe that our financial results in 2021 evidence the market’s reception to EXL’s evolution. We generated revenues of $1.12 billion, representing a 17.1% increase from 2020. We were able to grow revenues sequentially every quarter, despite the impacts of the Delta COVID-19 variant on our workforce, and we closed the year with continuing strong revenue momentum. EXL achieved record profitability with diluted EPS of $3.35, up from $2.59 in 2020.

Our successes last year are attributable to the agility and resilience of our team, along with the proactive and systematic adaptation of our business model to address rapidly evolving market needs. Reflecting on the last several years, our increased focus and investments in developing data, cloud, artificial intelligence, machine learning and digital capabilities was ahead of the curve. That strategic foresight, empowered by EXL’s strong foundation in advanced analytics and deep domain operational expertise, enabled us to provide increasingly integrated solutions to our clients in 2021, which brought growth opportunities, both in deepening relationships with existing clients and developing new ones. It also left us well positioned to leverage the existing opportunity-rich demand environment, and for the future—better able to tackle bigger projects faster, with scalable solutions designed to support complex, enterprise-wide digital transformation initiatives across industries and businesses. Our December 2021 acquisition of Clairvoyant, a worldwide data, AI and cloud services provider, broadens our data engineering and cloud computing capabilities and will further help us succeed in our mission to be an indispensable partner for data-driven enterprises.

Critical to our continued growth and evolution and our ongoing success is our hardworking global workforce that spans six continents. Each of our more than 39,000 employees is an essential part of what we call “ONE EXL” which reflects the essence of our corporate culture, built on our five core values of collaboration, innovation, excellence, integrity and respect. In 2021, our employees showed their tenacity and willingness to evolve with our business strategy, spending nearly 571,000 hours on trainings, including reskilling for critical digital capabilities, and applied their experience and ingenuity to pursuing our company goals. In 2021, we continued to prioritize the use of digital tools for communication with our employees, including via digital surveys, as approximately 93% of our employees worked remotely. We thank all of the members of the ONE EXL team for their dedication and tremendous efforts over 2021. Together with the support of our stockholders, clients and partners, we look forward to continued evolution, growth and success in 2022.

This year’s Proxy Statement continues to highlight our environmental, social and governance (ESG) - related efforts, which we view as integral to our long-term success, durability and resiliency as an organization. In December 2021, we published our second annual Sustainability Report according to the Sustainability Accounting Standards Board, the Global Reporting Initiative standards

2	/	EXL 2022 Proxy Statement

and the UN Sustainability Development Goals. The report outlines our environmental, human capital management, and corporate social responsibility efforts and goals, among others. In our Sustainability Report, we announced our commitment to taking steps toward near-term and long-term emissions reductions. We also became a participant in the UN Global Compact in 2021 and were recently included on Newsweek’s list of America’s Most Responsible Companies, and Barron’s 2022 list of 100 Most Sustainable Companies. You can read more about our recent accomplishments in ESG on our website, and in the “Sustainability” section of this Proxy Statement.

We also continue to improve upon our strong corporate governance practices. In 2021, we expanded our board committees’ involvement in ESG matters, distributing ESG-related responsibilities across our committees in order to ensure effective and appropriate oversight. We also expanded our formal stockholder engagement program, through which management and members of our board participated in meetings with our stockholders on topics relating to strategy, performance and governance, engaging with stockholders holding a total of 43% of shares outstanding. These conversations inform our governance practices. Please refer to the “Corporate governance” section of this Proxy Statement to learn more about governance practices and philosophy, including board committee responsibilities and stockholder engagement.

Finally, we wish to thank Garen Staglin, who will be departing from our board of directors following our 2022 Annual Meeting of Stockholders, for his 17 years of service to EXL including eight years as Chairman of the Board.

On behalf of the board of directors of ExlService Holdings, Inc., we are pleased to invite you to the 2022 Annual Meeting of Stockholders, which will be held on June 21, 2022. We look forward to sharing more about our Company at the Annual Meeting. We will hold our Annual Meeting in virtual format only via live audio webcast instead of holding the meeting at any physical location. We encourage you to read carefully the attached 2022 Annual Meeting of Stockholders and Proxy Statement, which contain important information about the matters to be voted upon and instructions on how you can vote your shares.

Your vote is important to us. Please vote as soon as possible whether or not you plan to participate in the Annual Meeting.

The board of directors and management look forward to your attendance at the Annual Meeting.

Sincerely,

Vikram Pandit Chairman	Rohit Kapoor Vice Chairman and CEO

EXL 2022 Proxy Statement	/	3

Notice of 2022 Annual Meeting of Stockholders

Dear Stockholder:

You are cordially invited to the 2022 Annual Meeting of Stockholders of ExlService Holdings, Inc., a Delaware corporation (the “Company”), for the purposes of voting on the following matters:

1.	the election of eight members of the board of directors of the Company;

2.	the approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan;

3.	the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2022;

4.	the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; and

5.	the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We will hold our Annual Meeting in virtual format only, via live audio webcast (rather than at any physical location) on June 21, 2022 at 8:30 AM, Eastern Time, instead of holding the meeting in New York or at any physical location. However, our virtual meeting platform will allow for full participation as if you were attending physically. You or your proxyholder may participate, vote, and examine our stockholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/EXLS2022 and using your 16-digit control number.

If you are a stockholder of record at the close of business on April 22, 2022, the record date for the Annual Meeting, you are entitled to vote at the Annual Meeting. A list of stockholders as of the record date will be available for examination for any purpose germane to the Annual Meeting, during ordinary business hours, at the Company’s executive offices at 320 Park Avenue, 29th Floor, New York, New York 10022, for a period of 10 days prior to the date of the Annual Meeting and at the Annual Meeting itself. If our corporate headquarters are closed during the 10 days prior to the Annual Meeting, you may send a written request to the Corporate Secretary at our corporate headquarters, and we will arrange a method for you to inspect the list. The list of stockholders will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/EXLS2022.

Please note the technical requirements for virtual attendance at the Annual Meeting, as described in the enclosed Proxy Statement beginning on page 123 under the heading “Annual Meeting Q&A.”

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about April 28, 2022, we will mail a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to each of our stockholders of record and beneficial owners at the close of business on the record date. On the date of mailing of the Internet Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Internet Notice. These proxy materials will be available free of charge.

4	/	EXL 2022 Proxy Statement

Whether or not you expect to attend the Annual Meeting, the Company encourages you to promptly vote and submit your proxy by (i) Internet (by following the instructions provided in the Internet Notice), (ii) by phone (by following the instructions provided in the Internet Notice) or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. Voting by proxy will not deprive you of the right to attend the Annual Meeting or to vote your shares. You can revoke a proxy at any time before it is exercised by voting at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspector of elections in writing of such revocation prior to the Annual Meeting. YOUR SHARES CANNOT BE VOTED UNLESS YOU EITHER (I) VOTE BY USING THE INTERNET, (II) VOTE BY PHONE, (III) REQUEST PROXY MATERIALS BE SENT TO YOU BY MAIL AND THEN USE THE PROXY CARD PROVIDED BY MAIL TO CAST YOUR VOTE BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD BY MAIL OR (IV) ATTEND THE ANNUAL MEETING AND VOTE.

By Order of the Board of Directors

Ajay Ayyappan

Senior Vice President, General Counsel and Corporate Secretary

New York, New York

April 28, 2022

EXL 2022 Proxy Statement	/	5

2022 Proxy Statement

2022 Proxy Statement Summary	7

6	/	EXL 2022 Proxy Statement

2022 Proxy Statement summary

2022 Proxy Statement summary

Summary

Below is a summary of select components of this Proxy Statement, including information regarding this year’s stockholder meeting, nominees for our board of directors, summary of our business, performance highlights and selective executive compensation information. This summary does not contain all of the information that you should consider prior to submitting your proxy, and you should review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”). We refer to the fiscal year ended December 31, 2021 as “fiscal year 2021,” “fiscal 2021,” and “2021.”

Meeting agenda, voting matters and recommendations*

Voting proposal item	Board vote recommendation

1. Election of directors	FOR the election of each nominee (pg. 108)

Required vote: Affirmative vote of a majority of votes cast

2. Approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan	FOR (pg. 110)

Required vote: Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote

3. Ratification of appointment of independent registered public accounting firm	FOR (pg. 117)

Required vote: Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote

4. Advisory (non-binding) vote on executive compensation	FOR (pg. 119)

Required vote: Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote
* Virtual attendance at our Annual Meeting will constitute presence in person for purposes of quorum and voting at the Annual Meeting.

Annual meeting information

Time and date:
8:30 AM (Eastern Time) June 21, 2022

Record date:
April 22, 2022

Place:
Virtual format only via live audio webcast

Voting:
Stockholders as of the Record Date are entitled to vote

Voting methods

Internet (pre-meeting):
www.proxyvote.com

Mail:
Follow instructions on the Internet notice

Phone:
Call the number listed on the Internet notice

Electronically:
Attend the Annual Meeting and vote electronically

If you are the beneficial owner of shares held in the name of a brokerage, bank, trust or other nominee as a custodian (also referred to as shares held in “street name”), your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares. See page 124 for additional details.

EXL 2022 Proxy Statement	/	7

2022 Proxy Statement summary

Our business

We are a leading global data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. Bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 39,000 strong, with more than 50 offices spanning six continents.

Company 3 year performance
	Revenue (Year-over-year growth %)

Revenue by segment information ($ in millions)	2019 YOY%		2020 YOY%		2021 YOY%
Insurance	$346.4	11.3%	$341.8	-1.3%	$382.0	11.8%
Healthcare	97.5	8.5%	101.2	4.0%	112.4	10.9%
Emerging Business	190.1	-3.4%	152.7	-19.7%	167.2	9.5%
Analytics	357.3	25.3%	362.7	1.5%	460.7	27.0%
Consolidated	$991.3	12.3%	$958.4	-3.3%	$1,112.3	17.1%

Income Statement highlights (fiscal year 2021)

•

Our annual revenues increased 17.1% from $958.4 million in fiscal year 2020 to $1.12 billion in fiscal year 2021. Analytics revenue increased 27.0% and digital operations and solutions revenue increased 11.1%. Analytics revenue represents 41% of total revenue up from 38% in 2020. Revenue growth was broad-based across our businesses with our Top 10 clients’ revenue growing by 22.0%.

•

Profitability improved with our operating income margin increasing by 240 basis points from 11.5% in 2020 to 13.9% in 2021. We managed our expenses effectively with increased utilization of our people and facilities partially offset by higher sales and marketing expenses.

•	We improved our net income attributable to stockholders by 28.3% to $114.8 million.
•	Diluted EPS increased from $2.59 to $3.35, an increase of 29.3%.

Balance Sheet highlights (as of December 31, 2021)

•

Our balance sheet remains strong. Our cash and short-term investments at December 31, 2021 was $314 million and our debt was $260 million, for a net cash position of $54 million. We generated cash flow from operations in 2021 of $184 million.

•	During the year, we settled our Senior Convertible Notes due 2024 and returned capital to stockholders by repurchasing $115.6 million of our shares in 2021, up from $77.8 million in 2020.

Other highlights for 2021

•	We purchased Clairvoyant, a global data, AI and cloud services firm for $80 million and continued to invest in our business for future growth with capital expenditures of $37 million.
•	We added approximately 5,000 employees to our global work force, mainly in our delivery centers.

8	/	EXL 2022 Proxy Statement

2022 Proxy Statement summary

Total stockholder return

The graphs below compare our 1-year, 3-year and 5-year cumulative total stockholder return (“TSR”) as of December 31, 2021 with the median TSR for companies comprising Nasdaq, S&P 600 and our peer group.

1-Year TSR	3-Year TSR	5-Year TSR

Our purpose and core values

EXL 2022 Proxy Statement	/	9

2022 Proxy Statement summary

Corporate governance highlights

Based on current board profile and practices (including our eight director nominees, and one of our directors who currently serves on our board, but will not be standing for reelection)

Board of directors composition

•  Nine directors, all of whom are independent, except for our Vice Chairman and CEO

•  Independent board chairman

•  Seasoned board of directors, with diverse experience, including in human capital management, corporate sustainability, insurance, healthcare, utilities, consulting, banking and financial services, finance/accounting, global business and technology

•  Diversity in age, ethnicity, gender and other important characteristics

•  Declassified board

Board accountability

•  Majority voting standard for uncontested elections

•  Annual board- and committee-level evaluations

•  Regularly-held executive session of non-management directors

•  Robust executive and director equity ownership guidelines

•  Independent board of directors evaluation of CEO performance and compensation

Governance practices

•  Regular executive sessions

•  Standing board committees composed solely of independent chairs and members

•  Equity ownership guidelines

•  Independent compensation consultant

•  Board risk oversight and assessment

•  Board committee oversight over sustainability efforts

•  Director training and education

•  Simultaneous service restrictions

•  Active stockholder engagement program addressing strategy, performance and governance

Board tenure Gender diversity Racial and ethnic diversity Age distribution

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2022 Proxy Statement summary

Director qualifications

Our board of directors reflects an effective and diverse mix of skills, background and experience appropriate for our Company and industry. Our directors have the following attributes:

•  Executive leadership experience

•  Board experience

•  Finance and accounting expertise

•  Client and industry expertise

•  Global experience

•  Risk oversight/management expertise

•  Human capital management expertise

•  Diverse backgrounds

•  Experience in environmental, social and governance matters

•  Strategic insight

•  Commitment to accountability, excellence and continuous improvement

•  Commitment to driving our growth and success

Board independence
Board refreshment
Additions	Exits
2021 Kristy Pipes	2021 David Kelso Deborah Kerr
2022 Garen Staglin

Board diversity matrix

Total number of directors:	9

	Female	Male	Non-binary	Did not disclose gender

Part I: Gender identity

Directors	3	6	—	—

Part II: Demographic background

African American or Black	—	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	4	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White (other than Middle Eastern)	3	2	—	—

Middle Eastern	—	—	—	—

Two or more races or ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did not disclose demographic background	—	—	—	—

EXL 2022 Proxy Statement	/	11

2022 Proxy Statement summary

Skills matrix

	Finance and accounting	Executive leadership	Public company governance	Analytics	Human capital management	Digital operations and solutions	Marketing	Global experience	Risk oversight and management	Information and cyber security	ESG	Mergers and acquisitions

Vikram Pandit	✓	✓	✓	✓	✓	✓		✓				✓

Rohit Kapoor	✓	✓	✓	✓	✓	✓	✓	✓	✓			✓

Anne Minto	✓	✓	✓		✓			✓	✓		✓	✓

Som Mittal	✓	✓	✓		✓	✓		✓	✓	✓	✓

Clyde Ostler	✓	✓	✓				✓		✓

Kristy Pipes	✓	✓	✓	✓	✓			✓	✓	✓

Nitin Sahney	✓	✓	✓									✓

Garen Staglin	✓	✓	✓		✓	✓	✓	✓	✓

Jaynie Studenmund	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓

12	/	EXL 2022 Proxy Statement

2022 Proxy Statement summary

Nominees for election as directors

Name	Director since	Business Experience*	Committee membership

Vikram Pandit Chairman	October 2018	Chairman and Chief Executive Officer of Orogen Group; former Chairman of TGG Group and former Chief Executive Officer of Citigroup Inc.	Audit Committee; Nominating and Governance Committee

Rohit Kapoor Vice Chairman	November 2002	Co-founded the Company in 1999; Vice Chairman and CEO of the Company since 2012	None

Anne Minto	March 2013	Former Global Human Resources Director for Centrica plc, former CHRO for Smiths Group plc	Compensation Committee; Nominating and Governance Committee

Som Mittal	December 2013	Former Chairman and President of NASSCOM; various corporate leadership roles in the IT industry including at Wipro, Compaq, Digital and HP	Compensation Committee; Nominating and Governance Committee

Clyde Ostler	December 2007	Former executive for Wells Fargo, whose roles included Group Executive Vice President, Chief Financial Officer and Chief Auditor	Audit Committee; Compensation Committee

Kristy Pipes	January 2021	Former Chief Financial Officer of Deloitte Consulting; various leadership roles in the financial services industry, including at Transamerica Life Companies and First Interstate Bank of California	Audit Committee (Chair); Compensation Committee

Nitin Sahney	January 2016	Founder and Chief Executive Officer of Pharmacord, LLC; former President and CEO of Omnicare Inc.	Nominating and Governance Committee (Chair); Audit Committee

Jaynie Studenmund	September 2018

Former Chief Operating Officer of Overture Services, Inc.; former President & Chief Operating Officer, PayMyBills; former Executive Vice President and Head of Consumer and Business Banking for First Interstate of California

Compensation Committee (Chair); Audit Committee
*A complete list of each nominee’s business experience and directorships is listed below beginning on page 20.

EXL 2022 Proxy Statement	/	13

2022 Proxy Statement summary

Sustainability

At EXL, we believe that there is always a better way; we look deeper, find it, and make it happen. This purpose informs our corporate culture, which, in turn, is rooted in our five core values. In line with our purpose, values and culture, we are committed to finding a better way through sustainability initiatives that are key to our long-term strategy and benefit our stockholders, clients, employees and communities. See “Sustainability” beginning on page 45 below for more details on our recent accomplishments in sustainability.

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2022 Proxy Statement summary

2021 Compensation highlights

Named Executive Officers

Name	Title

Rohit Kapoor	Vice Chairman and CEO

Maurizio Nicolelli	Executive Vice President and CFO

Vikas Bhalla	Executive Vice President and Business Head, Insurance

Vivek Jetley	Executive Vice President and Business Head, Analytics

Samuel Meckey	Executive Vice President and Business Head, Healthcare

2021 Standard annual compensation

Compensation component	Rohit Kapoor	Maurizio Nicolelli	Vikas Bhalla(3)	Vivek Jetley	Samuel Meckey

Salary	$742,603	$475,000	$276,716	$415,068	$437,808

Non-equity incentive plan compensation	2,050,000	640,498	444,718	586,146	577,214

Equity awards (1)	7,209,918	2,220,441	2,711,454	2,429,371	2,321,257

Other compensation (2)	31,068	109,204	35,899	9,204	9,204

Total	$10,033,589	$3,445,143	$3,468,787	$3,439,789	$3,345,483

(1) Equity award values reflect equity grants in 2021 with time-based restricted stock units valued based on grant date fair market value and TSR linked performance-based restricted stock units valued using Monte Carlo fair market valuation.

(2) For each named executive officer, this category includes, if applicable, his perquisites and personal benefits, hiring bonus, changes in pension value, Company-paid life insurance premiums and Company contributions to our 401(k) plan. A detailed discussion of the compensation components for each named executive officer for fiscal year 2021 is provided in the “Summary compensation table for fiscal year 2021” beginning on page 83.

(3) Mr. Bhalla is based in Delhi, India. Certain of his compensation components, as described herein, are paid in Indian rupees (INR), and are converted for comparison purposes at 74.33 INR to 1 USD, which was the exchange rate on December 31, 2021.

On an annual basis, we submit to our stockholders a vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this Proxy Statement. We refer to this vote as “say-on-pay”. Please refer to our Compensation Discussion and Analysis, beginning on page 60 for a complete description of our 2021 compensation program.

Below are a few highlights of our executive compensation:

•

Compensation philosophy: Our executive compensation philosophy is focused on pay-for-performance and is designed to reflect appropriate governance practices aligned with the needs of our business, and includes, among others, the following features: clawback policy; robust stock ownership guidelines for executives (and non-employee directors); limited perquisites; no tax gross-ups; and an anti-hedging and anti-pledging policy. See “Executive compensation program, practices and policies” beginning on page 66 below.

EXL 2022 Proxy Statement	/	15

2022 Proxy Statement summary

•

99% Say-on-Pay approval of 2020 compensation: At our 2021 Annual Meeting of Stockholders, our stockholders approved, on a non-binding advisory basis, the compensation paid to our named executive officers for fiscal year 2020. Over 99% of the votes present in person or by proxy (excluding broker non-votes) voted in favor of fiscal year 2020 compensation.

•

Annual bonus program based upon financial performance criteria: Our Compensation Committee approved the continued use of our annual bonus program, which was based upon the following performance criteria for 2021:

–	Company wide metrics (75%)—Adjusted earnings per share (“EPS”), revenue, and adjusted operating profit margin (“AOPM”)

–	Individual metrics (25%)—Linked to areas of performance that are specific to each executive

•

Long-term equity incentive program: We also continued our equity incentive program, which includes granting a balanced mix of time-vested restricted stock units and performance-based restricted stock units. The performance-based restricted stock units were comprised of relative total stockholder return-linked restricted stock units. In addition, in September 2021, we made additional equity grants to certain executive officers (other than our CEO) of restricted stock units that are subject to time-based vesting as well as a post-settlement holding period to encourage stock ownership by our executives and promote retention. See “Long-term equity incentives” beginning on page 76 below for more details.

•	2021 performance: We delivered the following revenue, Adjusted EPS, and AOPM (as described below) performance:

–

Annual incentive program: As measured under our annual incentive plan, we delivered 118.77% of our Adjusted EPS target, 103.83% of our revenue performance target, and 116.49% of our AOPM target resulting in annual incentive payout calculations for our named executive officers, ranging from 176% of target performance to 188% of target performance. Our Compensation Committee did not make adjustments to the performance targets that had previously been set.

–

Equity incentive program: This was the third and final performance year for the 2019 performance-based restricted stock units. We achieved 96.65% of the revenue target for the revenue-linked restricted stock units resulting in 66.52% of target funding of those grants. The Company’s TSR performance was at the 87.23 percentile amongst its peer group, resulting in the executives earning 200% of the target funding of those grants. In the aggregate the 2019 performance-based restricted stock units resulted in the vesting of shares at 133.25% of target performance. No adjustments were made to the 2019 performance-based restricted stock units or the associated performance targets to account for the impact of the COVID-19 pandemic in the 2020 or 2021 fiscal year.

16	/	EXL 2022 Proxy Statement

2022 Proxy Statement summary

Compensation mix

Vice Chairman & CEO compensation mix	NEO compensation mix (Excluding Vice Chairman & CEO)

* Base salary also includes other compensation

EXL 2022 Proxy Statement	/	17

Our board of directors

Our board of directors

Our board of directors currently consists of nine directors (including our eight director nominees, and one of our directors who currently serves on the board, but will not stand for reelection) with diverse experience, including in analytics, digital operations and solutions, client industries, information and cybersecurity, human capital management, ESG, and finance and accounting, among others. The following tables include a summary of our board composition by age, gender, tenure and independence.

Age distribution	Gender diversity	Board tenure	Board independence

18	/	EXL 2022 Proxy Statement

Our board of directors

Upon the recommendation of our Nominating and Governance Committee, we are pleased to propose eight of our existing directors as nominees for election as directors at the Annual Meeting. As previously disclosed, one of our current directors, Mr. Staglin, will not be standing for re-election at the Annual Meeting; the remaining eight directors are our director nominees at the Annual Meeting. Our nominees for re-election as directors at the Annual Meeting are as follows:

Director nominees

Vikram Pandit Chairman and Independent Director	Rohit Kapoor Vice Chairman and CEO and Director
Anne Minto Independent Director	Som Mittal Independent Director
Clyde Ostler Independent Director	Kristy Pipes Independent Director and Chair of the Audit Committee
Nitin Sahney Independent Director and Chair of the Nominating and Governance Committee	Jaynie Studenmund Independent Director and Chair of the Compensation Committee

We believe that our director nominees and continuing directors, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to maintain an effective board to serve the best interests of the Company and its stockholders described below under “Director qualifications” (see pages 32-33).

In addition to satisfying these general qualifications considered by the Nominating and Governance Committee in connection with a director nomination, Vikram S. Pandit was appointed to the Board on October 4, 2018 as a director pursuant to the terms of an Investment Agreement, dated as of October 1, 2018 (the “Investment Agreement”), between the Company and Orogen Echo LLC (the “Purchaser”), an affiliate of The Orogen Group LLC (“The Orogen Group”). On August 27, 2021, we entered into a Payoff and Termination Agreement with the Purchaser, pursuant to which the Investment Agreement, including the Purchaser’s board appointment right, was terminated.

EXL 2022 Proxy Statement	/	19

Our board of directors

Board of directors

The names, ages and principal occupations (which have continued for at least the past five years unless otherwise indicated) and other information, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company, with respect to each of the nominees are set forth below. There are no family relationships among any of our directors or executive officers.

Nominees for election at the Annual Meeting

Vikram S. Pandit Director since October 2018 | Chairman of the Board since 2022	Independent

Age: 65 — is Chairman and Chief Executive Officer of The Orogen Group, which makes significant long- term strategic investments in financial services companies and related businesses. Mr. Pandit’s business experience and directorships are detailed below. The Company has concluded, based in part on Mr. Pandit’s more than 30 years of experience in the financial services industry, including his experience as Chief Executive Officer, and a member of the board of directors, of Citigroup Inc. (NYSE: C), that Mr. Pandit should serve as a director.

Committees:

•   Audit*; Nominating and Governance

Business experience

•   Chairman and Chief Executive Officer, The Orogen Group LLC (July 2016 - present)

•   Chairman, TGG Group (February 2014 - June 2016)

•   Chief Executive Officer, Citigroup Inc. (December 2007 - October 2012)

Public directorships during past five years

•   Director and member of the nominating and governance and finance committees, Virtusa Corporation (NASDAQ: VRTU) (2017 - 2021)

•   Lead Independent Director, chair of the human resources and compensation committee and member of the corporate governance and nominating committee, former member of the audit committee, Bombardier Inc. (TSX: BBD) (2014 - 2021)

Other relevant experience

•   Director, Citigroup Inc. (December 2007 - October 2012)

•   Director, Fair Square Financial Holdings (2017 - 2021)

•   Director, Westcor Land Title Insurance Company (2020 - present)

•   Chairman, JM Financial Credit Solutions Ltd. (2014 - present)

•   Member of the Board of Overseers of Columbia Business School

•   Member of the Board of Visitors of Columbia School of Engineering and Applied Science

SKILLS
Finance and accounting
Executive leadership (within the last 5 years)
Public company governance
Analytics
Human capital management
Digital operations and solutions
Global experience
Mergers and acquisitions

* Audit committee financial expert under applicable SEC rules and regulations

20	/	EXL 2022 Proxy Statement

Our board of directors

Rohit Kapoor Director since November 2002 | Vice Chairman and CEO since April 2012	Non-independent

Age: 57 — co-founded EXL in April 1999 and has served as our Vice Chairman and CEO since April 2012 and as a director since November 2002. He previously served as our President and CEO from May 2008 to March 2012. Mr. Kapoor’s business experience and directorships are detailed below. The Company has concluded that, in connection with Mr. Kapoor’s experience as a founder and current role as CEO of the Company, Mr. Kapoor should serve as a director.

Committees: N/A

Business experience at the Company

•   Vice Chairman and CEO (2012 - present)

•   President and CEO (2008 - 2012)

•   Various senior leadership roles, including CFO and COO (2000 - 2008)

Other business experience

•   Business head, Deutsche Bank, a financial services provider (1999 - 2000)

•   Various capacities at Bank of America in the United States and Asia, including India (1991 - 1999)

Public directorships during past five years

•   Lead independent director, director and member of the audit committee, CA Technologies, Inc. (NASDAQ: CA), a software services company (2012 - 2018)

Other relevant experience

•   Member, Board of Directors, American India Foundation (AIF)

•   Member, Board of Directors, Pratham (Tristate Chapter)

SKILLS
Finance and accounting
Executive leadership (within the last 5 years)
Public company governance
Analytics
Human capital management
Digital operations and solutions
Marketing
Global experience
Risk oversight and management
Mergers and acquisitions

EXL 2022 Proxy Statement	/	21

Our board of directors

Anne E. Minto Director since March 2013	Independent

Age: 68 — is a qualified lawyer and member of the Law Society of Scotland. Ms. Minto’s business experience and directorships are detailed below. The Company has concluded, based in part on Ms. Minto’s extensive experience as a member of international company boards and management in the human resources field and her expertise in human capital management, together with her knowledge and experience of the European business and regulatory environment, that Ms. Minto should serve as a director.

Committees:

•   Compensation, Nominating and Governance

Business experience

•   Qualified lawyer and member of Law Society of Scotland

•   Group director, human resources and member of the executive committee, Centrica plc, an energy and services company (2002 - 2011)

•   Prior senior management roles at Shell UK and Smiths Group plc

Public directorships during past five years

•   Non-executive director, chairman of the remuneration committee, Tate & Lyle plc (LSE: TATE), a global provider of specialty food products (2012 - 2021)

•   Non-executive director, chairman of the remuneration committee and member of the nomination and governance committee, Shire plc (NASDAQ: SHPG, LSE: SHP), a global biopharmaceutical company (2010 - 2019)

Other relevant experience

•   Non-executive director, Court of the University of Aberdeen

•   Chairman, University of Aberdeen Policy and Resources Committee

•   Fellow, Chartered Institute of Personnel & Development and the City and Guilds of London Institute

•   Fellow, Chartered Institute of Management

•   Recipient, Order of the British Empire for services to the U.K. engineering industry (2000)

SKILLS
Finance and accounting
Executive leadership
Public company governance
Human capital management
Global experience
Risk oversight and management
ESG
Mergers and acquisitions

22	/	EXL 2022 Proxy Statement

Our board of directors

Som Mittal Director since December 2013	Independent

Age: 70 — has held various corporate leadership roles in the IT industry since 1989 and also has extensive experience in the engineering and automotive sectors. His business experience and directorships are detailed below. The Company has concluded, based in part on Mr. Mittal’s business experience as President of NASSCOM, his knowledge of the global outsourcing industry and his expertise in corporate sustainability and responsibility, that Mr. Mittal should serve as a director.

Committees:

•   Compensation, Nominating and Governance

Business experience

•   Chairman and President, NASSCOM, a trade body for the IT and business process management industries in India (2008 - 2014)

•   Prior leadership roles at Wipro, Digital, Compaq and HP

•   Prior executive roles at Larsen and Toubro, Escorts and Denso

Public directorships during past five years

•   Director and member of clinical quality and innovation committee, Apollo Hospitals Enterprise Limited (NSE: APOLLOHOSP), a healthcare services provider (2021 - present)

•   Director and chairman of audit committee, Sheela Foam Ltd. (NSE: SFL), a manufacturing company (2016 - present)

•   Director and member of audit and risk management committee, Cyient Ltd. (NSE: CYIENT), an engineering design services company (2014 - 2022)

•   Director and chairman of customer service committee and IT strategy committee, member of nomination and remuneration committee and other committees, Axis Bank, Ltd. (NSE: Axis), a financial services company (2011 - 2019)

Other directorships

•   Director, Tata SIA Airlines, Ltd., an Indian airline joint venture between TATA and Singapore Airlines with Indian and international operations (2015 - present)

•   Non executive Independent Director and Chairman, Vodafone India Services India Pvt Ltd., an Indian shared services company that is wholly owned, operated and controlled by Vodafone Group Plc (“Vodafone”) and provides information technology and networks services, among others, to Vodafone (2020 - present)

Other relevant experience

•   Former member, Board of Governors, Indian Institute of Corporate Affairs

•   Former Committee Member, Indian Prime Minister’s National e-Governance Program

•   Member of the governing body of Axis Bank Foundation, a non-profit organization, and member of board of governors of academic institutions

SKILLS
Finance and accounting
Executive leadership
Public company governance
Human capital management
Digital operations and solutions
Global experience
Risk oversight and management
Information and cybersecurity
ESG

EXL 2022 Proxy Statement	/	23

Our board of directors

Clyde W. Ostler Director since December 2007	Independent

Age: 75 — is a retired executive of Wells Fargo and during his 40-year tenure held numerous senior leadership positions within that organization, including as Chief Financial Officer. The Company has concluded, based in part on Mr. Ostler’s business experience through his positions at Wells Fargo & Co., that Mr. Ostler should serve as a director.

Committees:

•   Audit*, Compensation

Business experience

•   Leadership positions within Wells Fargo, including: Group Executive Vice President, Wells Fargo & Co., Vice Chairman, Wells Fargo Bank California NA, President, Wells Fargo Family Wealth, Vice Chairman in the Office of the President, Chief Financial Officer, Chief Auditor, Head of Retail Branch Banking, Head of Information Technology, Head of Institutional and Personal Investments and Head of Internet Services

•   Served on the Senior Management Committee of Wells Fargo for over 25 years

Public directorships during past five years

•   Director, McClatchy Company, a media company (NYSE: MNI) (2013 - 2020)

Other directorships

•   Advisory Director Emeritus, FTV Capital, a private global investment company

Other relevant experience

•   Director’s Advisory Council, Emeritus, Scripps Institution of Oceanography

SKILLS
Finance and accounting
Executive leadership
Public company governance
Marketing
Risk oversight and management

* Audit committee financial expert under applicable SEC rules and regulations.

24	/	EXL 2022 Proxy Statement

Our board of directors

Kristy Pipes Director since January 2021	Independent

Age: 62 — is a leader in the consulting and financial services industry. Ms. Pipes’s business experience and directorships are detailed below. The Company has concluded, based in part on Ms. Pipes’s experience as the Chief Financial Officer and as a member of the Management Committee of Deloitte Consulting, LLP and her expertise in the consulting and financial services industry that Ms. Pipes should serve as a director.

Committees:

•   Audit (Chair)*; Compensation

Business experience

•   Chief Financial Officer, member of the Management Committee and various leadership positions, Deloitte Consulting LLP, a management consulting firm (1999 - 2019)

•   Vice President and Manager, Finance Division, Transamerica Life Companies (1997 - 1999)

•   Senior Vice President and Chief of Staff for the President and CEO, among other senior management positions, First Interstate Bank of California (1985 - 1996)

Public directorships during past five years

•   Director and chair of the audit committee, and member of the nominating/corporate governance committee, PS Business Parks, Inc. (NYSE: PSB), a commercial property real estate investment trust (2019 - present)

•   Director and chair of the audit committee, and member of the nominating/corporate governance committee, Public Storage (NYSE: PSA), an international self storage company (2020 - present)

Other relevant experience

•   Director and chair of the audit committee, and member of the nominating/corporate governance committee, Savers, Inc., one of the world’s largest thrift retailers

SKILLS
Finance and accounting
Executive leadership (within the last 5 years)
Public company governance
Analytics
Human capital management
Global experience
Risk oversight and management
Information and cybersecurity

* Audit committee financial expert under applicable SEC rules and regulations.

EXL 2022 Proxy Statement	/	25

Our board of directors

Nitin Sahney Director since January 2016	Independent

Age: 59 — Is a leader in the healthcare industry with over 25 years of experience across all areas of healthcare. Mr. Sahney’s business experience and directorships are detailed below. The Company has concluded, based in part on Mr. Sahney’s experience as CEO of PharmaCord and Omnicare, Inc. and his expertise in the healthcare industry garnered from more than two decades of experience, that Mr. Sahney should serve as a director.

Committees:

•   Nominating and Governance (Chair); Audit

Business experience

•   Founder, Member-Manager and Chief Executive Officer, PharmaCord, LLC, a company that helps biopharma manufacturers address product access hurdles (2016 - present)

•   Operating Advisor, Clayton Dubilier & Rice Funds, a private equity firm (2016 - 2017)

•   President and CEO (2014 - 2015) and President and COO (2012 - 2014) of Omnicare Inc., a former New York Stock Exchange-listed Fortune 500 company in the long-term care and specialty care industries

•   Manager of a healthcare investment fund (2008 - 2010)

•   Founder and CEO of RxCrossroads, a specialty pharmaceutical company (2001 - 2007)

•   Prior leadership positions with Cardinal Healthcare, a global healthcare services and products company

Public directorships during past five years

•   Director, Option Care Enterprises, Inc. (NASDAQ: OPCH) (2019 - present)

Other relevant experience

•   Member of the Board of Trustees, University of Louisville (2017 - 2019)

SKILLS Finance and accounting
Executive leadership (within the last 5 years)
Public company governance
Mergers and acquisitions

26	/	EXL 2022 Proxy Statement

Our board of directors

Jaynie M. Studenmund Director since September 2018	Independent

Age: 67 — is a seasoned executive with significant experience as a top line executive leading financial services and digital companies. She also has extensive experience as a public company director. Ms. Studenmund’s business experience and directorships are detailed below. The Company has concluded, based in part on Ms. Studenmund’s extensive public company board experience, together with her knowledge and experience in the digital, financial services, health care and consumer business sectors, and her expertise in compensation and corporate governance, that Ms. Studenmund should serve as a director.

Committees:

•   Compensation (Chair), Audit*

Business experience

•   Chief Operating Officer, Overture Services, a pioneer in paid search and search engine marketing (2001 - 2004)

•   President & Chief Operating Officer, PayMyBills, the leading consumer bill payment and presentment company (1999 - 2001)

•   Previously for over two decades served as Executive Vice President and Head of Consumer and Business Banking for three of the nation’s largest banks at the time and primarily for First Interstate of California. Today, these three banks form the backbone of Chase’s and Wells Fargo’s consumer business in California following the era of bank consolidation.

•   Management Consultant, Booz, Allen & Hamilton

Public directorships during past five years

•   Director and chair of the compensation committe and member of the risk management committee, Pacific Premier Bancorp (Nasdaq: PPBI), a top performing regional bank (2019 - present)

•   Director and member of the contracts committee, audit committee and nomination and governance committee, Western Asset Management funds, a major global fixed income fund, and director of affiliated funds for Western Asset Management (2004 - present)

•   Director and chair of the compensation committee and member of the nomination and governance committee, CoreLogic, Inc. (NYSE: CLGX) until its acquisition in 2021 (2012 - 2021)

•   Director, compensation committee chair and member of the compliance committee, Pinnacle Entertainment (Nasdaq: PNK) until its acquisition in 2018 (2012 - 2018)

Other relevant experience

•   Board Leadership Fellow and member of the Directorship 100 for excellence in board service, National Association of Corporate Directors

•   Life trustee and board chair, Huntington Health, affiliate of Cedars Sinai Health System

•   Founder and board member, Enduring Heroes Foundation

SKILLS
Finance and accounting
Executive leadership
Public company governance
Analytics
Human capital management
Digital operations and solutions
Marketing
Global experience
Risk oversight and management
ESG
Mergers and acquisitions

* Audit committee financial expert under applicable SEC rules and regulations.

EXL 2022 Proxy Statement	/	27

Corporate governance

Corporate governance

Director independence

In determining director independence, the board of directors considered the transactions and relationships set forth below under “Certain Relationships and Related Person Transactions—Related Party Transactions” and routine service arrangements between the Company and each of Fair Square Financial (“FSF”), Virtusa Corporation (“Virtusa”) and Westcor Land Title Insurance Company (“Westcor”). During 2021, one of our directors, Mr. Pandit, served as a non-executive director and, through his ownership in The Orogen Group (see below for information on Mr. Pandit’s relationship with The Orogen Group), owned an immaterial indirect equity interest, in each of FSF (until October 2021) and Virtusa (until February 2021) and Westcor; Mr. Pandit is not, and was not during 2021, a partner, controlling shareholder or executive officer of either FSF, Virtusa or Westcor.

Based on its review of all applicable relationships, our board of directors has determined that all of the members on our board of directors, other than Mr. Kapoor, meet the independence requirements of the Nasdaq Stock Market and federal securities laws.

Meeting attendance

We expect our directors to attend all board of directors meetings and meetings of committees on which they serve. We also expect our directors to spend sufficient time and meet as frequently as necessary to discharge their responsibilities properly. Each director attended at least 90% of the aggregate meetings of our board of directors and the committees on which they served during 2021; all but two directors had 100% attendance record for all such meetings. It is our policy that all of our directors standing for election should attend our Annual Meetings of Stockholders absent exceptional cause, and all of our then-incumbent directors attended the 2021 Annual Meeting of Stockholders.

Board and committee meetings in 2021

Board meetings	Audit Committee meetings	Nominating and Governance Committee meetings	Compensation Committee meetings

7	6	5	7

28	/	EXL 2022 Proxy Statement

Corporate governance

Corporate governance framework

The board is responsible for providing governance and oversight over the effectiveness of policy and decision-making with respect to the strategy, operations and management of EXL, in order to enhance our financial performance and stockholder value over the long term.

Our board’s commitment to strong corporate governance is informed by the five core values of our corporate culture: innovation, respect, integrity, excellence and collaboration. Our board seeks to maintain best practices in corporate governance by reviewing and updating our governance policies, as appropriate, at least annually, and provides oversight over our risk management and strategic planning as relates to our growth, human capital management, and environmental, social and governance matters, each as discussed further below.

Governance policies Our Corporate Governance Guidelines and other governance policies, including our committee charters and Code of Conduct and Ethics, codify our corporate governance framework.

The Corporate Governance Guidelines address Board responsibilities and conduct, director qualifications and membership matters, director orientation and continuing education, Board and committee meetings, and share ownership by non-management directors, among other topics.

Our Code of Conduct and Ethics is applicable to our directors, officers and fully and part-time employees, and anyone who works on EXL’s behalf, including suppliers, subcontractors and partners, and details how they should conduct themselves when dealing with fellow employees, clients, suppliers, partners, competitors and the general public. Our Code of Conduct and Ethics is reviewed annually by the Audit Committee and audited periodically as part of our compliance and legal audits. Each of our employees and contractors receives periodic training on the Code. We encourage our employees to speak up and raise concerns promptly about any situation that they believe may violate our Code of Conduct and Ethics or the law and we are committed to responding promptly to any concerns. Our Corporate Governance Guidelines, committee charters, and other corporate governance policies are all available on our website at https://ir.exlservice.com/corporate-governance.

Our committee charters specifically set out the authority and responsibilities of the Committees of the board.

EXL 2022 Proxy Statement	/	29

Corporate governance

Beyond the board room

Director onboarding
All new directors participate in an orientation program shortly after their election, which is overseen by the Nominating and Governance Committee of the board, includes site visits and presentation by senior management to familiarize new directors with EXL’s strategic and business plans, as well as our significant financial, accounting and risk management matters, our
compliance programs, our corporate governance framework,
and our principal officers, and independent and internal audit teams.

Employee and stockholder engagement
Our board members are generally invited to visit any of EXL’s offices and have complete and open access at any time to our management and employees. Our board members also take part in
EXL company initiatives in which they can engage with our non-
management level employees directly. For example,
Ms. Studenmund, a board member, participated in a fireside
chat webinar for International Women’s Day in 2021 on gender equity in the business world, which was made available to our employees.

Additionally, in 2021, Mr. Sahney and Ms. Studenmund each
participated in our stockholder engagement program, joining
management in direct discussions with our stockholders. See
"Corporate governance—stockholder engagement."

Director continuing education
We also encourage our board members to participate in director continuing education, and provide our directors with materials relating to director continuing education opportunities, and reimbursements for attending such courses. For example, Mr. Kapoor attended the KPMG Board Leadership Conference titled “Courage and Leadership” in early 2021, Ms. Minto participated in the Deloitte Annual Board Symposium hosted by the Center for Board Effectiveness, and Ms. Pipes participated in several courses and trainings on cybersecurity, among other topics, including through the Digital Directors Network throughout the year.

Our board members also receive regular updates on corporate governance, social and environmental matters, executive compensation developments and trends, accounting standards changes, risk management matters and other legal and other topics of interest from our internal and external counsel, our independent auditors and third-party advisors.

We maintain a subscription for board members to the National Association of Corporate Directors (the “NACD”), an authority on elevating board leadership and promoting board best practices.

Certain of our directors are involved in industry-level governance matters. For example, Mr. Mittal is the former president and chairman of the National Association of Software and Service Companies (“NASSCOM”), an Indian trade association and governance group focused on the information technology and business process outsourcing industry, a group in which we and many of our U.S. peer companies with operations in India are members. He advises NASSCOM on best practices for corporate governance within the industry.

Additionally, Ms. Studenmund is an NACD Board Leadership Fellow, a credential awarded to her for her completion of the NACD Master Class and her ongoing participation in director education programs and events that enable her to stay up-to-date on emerging corporate governance matters. She was also recently recognized as a member of NACD’s Directorship 100 for her leadership in corporate governance.

Anne Minto Independent director	Kristy Pipes Independent director	Rohit Kapoor Vice Chairman and CEO	Jaynie Studenmund Independent director	Som Mittal Independent director	Nitin Sahney Independent director

30	/	EXL 2022 Proxy Statement

Corporate governance

Board leadership structure

Vikram Pandit Independent Chairman	Rohit Kapoor Vice Chairman and CEO

Our board of directors is currently led by Vikram Pandit, our Chairman, and Rohit Kapoor, our Vice Chairman and CEO.

Our by-laws provide that our Chairman or, in the absence of our Chairman, our Lead Director (if there is a Lead Director serving at such time), or in the absence of both our Chairman and Lead Director, our CEO, calls meetings of our board of directors to order and acts as the chairman for those board meetings. In the absence of our Chairman, our Lead Director (if there is a Lead Director serving at such time), and our CEO, a majority of our directors present may elect as chairman of the meeting any director present. Independent directors meet at least quarterly in executive session without any management directors or members of the Company’s management present. Our Corporate Governance Guidelines provide that in the absence of our Chairman, our Lead Director (if there is a Lead Director serving at such time) or, in the absence of the Lead Director, a director chosen by the directors meeting in executive session, presides at all executive sessions.

Consolidating the Vice Chairman and CEO positions allows our CEO to contribute his experience and perspective regarding management and leadership of the Company towards the goals of improved corporate governance and greater management accountability. In addition, the presence of our Chairman ensures that the board can retain sufficient delineation of responsibilities, such that our Chairman and our Vice Chairman and CEO may each successfully and effectively perform and discharge their respective duties and, as a corollary, enhance our prospects for success. As a result, the Company will benefit from the ability to integrate the collective leadership and corporate governance experience of our Chairman and our Vice Chairman and CEO, while retaining the ability to facilitate the functioning of the board of directors independently of our management and to focus on our commitment to corporate governance.

For the foregoing reasons, our board of directors has determined that its leadership structure is appropriate and in the best interests of our stockholders at this time.

EXL 2022 Proxy Statement	/	31

Corporate governance

Director qualifications, refreshment and evaluations

Director qualifications

The board of directors considers it paramount to achieving excellence in corporate governance to assemble a board of directors that, taken together, has the breadth of skills, qualifications, experience and attributes appropriate for functioning as the board of directors of our Company and working productively with management. The Nominating and Governance Committee of the board is responsible for recommending nominees who are qualified and bring a diverse set of skills and qualifications to oversee the Company effectively.

The Nominating and Governance Committee has not formally established any minimum qualifications for director candidates, but pursuant to our Corporate Governance Guidelines, our board of directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Nominating and Governance Committee assesses each director candidate's independence, diversity (including age, ethnicity, race and gender, among others), skills and experience in the context of the needs of the board of directors. The Nominating and Governance Committee considers a number of factors in selecting director candidates, including, among others: ethical standards and integrity; independence; diversity of professional and personal backgrounds; skills and experience; other public company directorships; and financial literacy and expertise; communication skills; and ability and willingness to comply with Company policies and procedures.

Key skills and attributes

we look for in board nominees

  Strategic insight

  Critical and innovative thinking

  High ethical standards and integrity

  Mutual respect for other board members

  Ability to debate constructively

  Candid, assertive, open minded

  Availability and commitment to serve

  Commitment to accountability, excellence and continuous improvement

  Commitment to driving our growth and success

In light of our business, the primary areas of experience, qualifications and attributes typically sought and put forward by the Nominating and Governance Committee in director candidates include, but are not limited to, the following:

Executive leadership Experience holding significant leadership positions, including as a CEO or head of a significant business, to help us drive business strategy, growth and performance.
Finance and accounting Experience with finance, accounting or financial reporting processes, to help drive financial performance.
Global companies Experience working outside of the United States or with multinational companies, to help facilitate our global expansion.

32	/	EXL 2022 Proxy Statement

Corporate governance

Board experience Understanding of public company board of director and fiduciary duties, to help provide perspective on corporate governance best practices and related matters.
Digital operations and solutions Experience with digital operations and solutions, artificial intelligence and machine learning, and other key technologies that are central to our business.

Client and industry knowledge

Experience with our key client industries, including insurance, healthcare, banking and financial services, finance/accounting, and our other capabilities, to help deepen our knowledge of our key industry verticals and markets in which we do business.

Risk oversight/management Experience assessing and overseeing the overall risk profile of multinational public companies.

Human capital management

Experience in management and development of human capital, including management of a large workforce, diversity and inclusion, talent development, workplace health and safety, compensation and other human capital issues.

Diverse backgrounds

We seek directors with diverse professional and personal backgrounds and perspectives to promote the values of diversity and inclusion from the top and to provide perspective from varying viewpoints.

Experience in ESG matters Experience in managing ESG matters, incorporating them into business and strategy and associated risks.
Information and cybersecurity Experience in information and cybersecurity matters, best practices and associated risks.
Mergers and acquisitions Experience in mergers and acquisitions as a component of business development and strategy.
Marketing Experience in marketing and branding of multinational companies.

EXL 2022 Proxy Statement	/	33

Corporate governance

Refreshment

Our Nominating and Governance Committee regularly considers the size and composition of our board (and its committees) on a continual basis with an aim toward creating a balanced board with extensive experience and institutional knowledge, and fresh perspective and insight.

Considerations include whether the composition of the board of directors (and its committees) includes sufficient diversity and independent skill sets and background as appropriate for our immediate and long-term strategic needs. These considerations are also informed by discussions with our investors through stockholder engagement. In terms of diversity, our board is 33% diverse in terms of gender and 44% diverse in terms of ethnic/racial diversity.

In considering board composition, our Nominating and Governance Committee also considers the length of tenure of the directors as a whole. Following the Annual Meeting, we will have the following balance of tenures:

Board refreshment
ADDITIONS	EXITS
2021 Kristy Pipes	2021 David Kelso Deborah Kerr
2022 Garen Staglin

While the Company does not maintain term limits, our Corporate Governance Guidelines provide that the expectations for new directors is a maximum term of ten years. The board actively manages board refreshment and succession planning at the board and committee level. For example, the board generally expects that each member serve on two committees, and that each committee chair serve for a maximum of five years. The board expects that over the next few years, the committee and board composition will continue to change due to rotation and retirement. The Nominating and Governance Committee will identify successors based on the goal of maintaining the board’s overall balance of experience and perspective. A recommendation regarding board (and committee) composition is shared with the full board of directors on an annual basis.

34	/	EXL 2022 Proxy Statement

Corporate governance

Board refreshment process

EXL 2022 Proxy Statement	/	35

Corporate governance

Board evaluations

We consider the continued effectiveness of the board and its committees as critical to our long-term success and stockholder value. The board evaluates its performance and the performance of it committees and each director on an annual basis through the following process:

1	Self-evaluation	The board assesses its effectiveness and the effectiveness of its committees through annual self-evaluations, which are reported to the Nominating and Governance Committee. The self-evaluations cover the board and committee performance and governance effectiveness over the prior year, as well as topics including the adequacy of information provided by management, appropriateness of focus on specific strategic areas, strength of processes, and suggestions for continued priorities and other improvements, among others.
2	Third party assessment	Approximately every three years, we engage an outside consultant to provide a third party assessment of our board of directors and our committees. Our next third party assessment will occur in 2022.
3	Chairman review	Mr. Pandit, our Chairman, holds regular discussions with the directors on their individual performance and the board's performance as a whole.
4	Nominating and Govenance Committee review	The Nominating and Governance Committee reviews each director's evaluation, as well as the third party assessment, if applicable.
5	Board report and feedback	The Nominating and Governance Committee prepares and shares a report to the board of directors with the results of the evaluation process. The board of directors reviews the report and takes actions as appropriate to address any feedback.

Succession planning

Our board of directors is responsible for developing and annually reassessing succession plans for our CEO and other key executive officers of the Company, and preparing contingency plans for interim CEO succession in the event of an unexpected occurrence for board review.

36	/	EXL 2022 Proxy Statement

Corporate governance

Committees

Our board of directors currently has three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. As discussed above, our board of directors has determined that each member of the Audit, Nominating and Governance and Compensation Committees meets the independence and experience requirements of the Nasdaq Stock Market and federal securities laws. Copies of our committee charters can be found on the Investor Relations page of our website at: https://ir.exlservice.com/corporate-governance. Information on our website referred to in this Proxy Statement does not constitute a part of this Proxy Statement.

The following table sets forth the current chairs and members of each standing committee of the board of directors. As an executive director, Mr. Kapoor does not serve on any board committee.

	Financial expert	Audit Committee	Compensation Committee	Nominating and Governance Committee
Vikram Pandit
Anne Minto
Som Mittal
Clyde Ostler
Kristy Pipes
Nitin Sahney
Garen Staglin*
Jaynie M. Studenmund

* Not standing for reelection.

EXL 2022 Proxy Statement	/	37

Corporate governance

Audit Committee

Our Audit Committee oversees and assists our board of directors in fulfilling its oversight responsibilities with respect to our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, stock exchanges and others; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; the audit of our financial statements; the performance of our internal audit function and independent registered public accounting firm; and the Company’s cyber security program and cyber strategy-related risks; business continuity and disaster recovery planning; and ESG-related disclosure, processes and controls. Our Audit Committee’s risk oversight is discussed below beginning on page 41. Our Audit Committee charter permits the committee to form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable requirement of federal securities laws as well as independence requirements of the Nasdaq Stock Market.

Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to our Audit Committee. Our Audit Committee also reviews and approves specified related-party transactions as required by the rules of the Nasdaq Stock Market, and oversees the Company’s cyber security program and cyber strategy-related risks. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee annually reviews and assesses the adequacy of the Audit Committee charter and its own performance.

The members of our Audit Committee are appointed by our board of directors. All members of our Audit Committee must also be recommended by our Nominating and Governance Committee.

Audit Committee profile
Kristy Pipes, Chair* Clyde Ostler* Vikram Pandit* Nitin Sahney Jaynie Studenmund*

•   Accounting and financial reporting processes

•   Our independent registered public accounting firm’s appointment and independence

•   The audit of our financial statements and internal audit function

•   Other key areas including cybersecurity, ESG, litigation, business continuity and disaster recovery, compliance and regulatory enforcement matters

*Audit committee financial expert under applicable SEC rules and regulations
6 committee meetings in 2021

38	/	EXL 2022 Proxy Statement

Corporate governance

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for: (i) identifying and recommending candidates for election to our board of directors using selection criteria approved by our board of directors, reviewing composition of the board and committee membership and overseeing board refreshment and director compensation and benefits matters, (ii) developing and recommending to our board of directors Corporate Governance Guidelines, including independence standards, and other board procedures or corporate governance policies, as well as any changes to such guidelines, procedures or policies or to any of our organizational documents; (iii) overseeing our board of director and management evaluations and our director education program, and (iv) overseeing our ESG goals, policies and practices. Our Nominating and Governance Committee Charter permits the committee to form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Nasdaq Stock Market.

Our Nominating and Governance Committee reviews written and oral information provided by and about candidates and considers any additional criteria it feels is appropriate to ensure that all director nominees possess appropriate skills and experience to serve as a member of our board of directors.

Nominating and Governance Committee profile
Nitin Sahney, Chair Anne Minto Som Mittal Vikram Pandit Garen Staglin

•   Reviewing composition of the board, overseeing board refreshment and identifying and recommending board candidates

•   Developing and recommending governance practices, including our Corporate Governance Guidelines

•   Overseeing board evaluations

•   Overseeing our ESG goals, policies and practices

5 committee meetings in 2021

Aside from its role in assessing the board, its committees and individual director effectiveness described above, our Nominating and Governance Committee, together with the Compensation Committee, provides annual reports on our CEO’s performance in respect of certain goals and objectives set by the Nominating and Governance Committee and the board.

The Nominating and Governance Committee also oversees our director onboarding and training program, which provides new directors with training regarding the Company’s policies and procedures and specific requirements that may be needed based on the director’s committee memberships.

In addition, the Nominating and Governance Committee oversees and reviews the Company’s ESG goals, policies and programs and the Company’s corporate governance policies and practices regularly. Our Nominating and Governance Committee is responsible for reviewing and assessing the adequacy of our organizational documents, and recommending any changes, as well as annually reviewing and assessing the adequacy of the Nominating and Governance Committee charter and its own performance. The members of our Nominating and Governance Committee are appointed by our board of directors.

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Corporate governance

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors, officers and employees and is responsible for approving the compensation of our Vice Chairman and CEO and other executive officers, as well as our employee benefit policies, programs and administration. Our Compensation Committee reviews, evaluates and makes recommendations to our board of directors with respect to our incentive compensation plans and equity-based plans and administers the issuance of awards under our equity incentive plans. Our Compensation Committee also provides oversight with respect to human capital management matters, including diversity, equity and inclusion, and talent and leadership engagement, development, and training. Our Compensation Committee Charter permits the committee to form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Nasdaq Stock Market.

Our Compensation Committee charter also permits the committee to retain advisors, consultants or other professionals to assist the Compensation Committee to evaluate director, Vice Chairman and CEO or other senior executive compensation and to carry out its duties. For 2021, our Compensation Committee retained the services of Farient Advisors LLC (“Farient”), a qualified and independent compensation consultant, to aid the Compensation Committee in performing its review of executive compensation including executive compensation benchmarking and peer group analysis. Our Compensation Committee annually reviews and assesses the adequacy of the Compensation Committee Charter and its own performance. Additional information regarding our Compensation Committee’s processes and procedures for considering executive compensation are addressed in the Compensation Discussion and Analysis below.

The members of our Compensation Committee are appointed by our board of directors. All new members of our Compensation Committee must be recommended by our Nominating and Governance Committee.

During 2021, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

Compensation Committee profile
Jaynie Studenmund, Chair Anne Minto Som Mittal Clyde Ostler Kristy Pipes Garen Staglin

•   Overall compensation risk management, including recommending incentive compensation plans

•   Retention of advisors or other compensation consultants

•   Oversight of human capital management matters, including diversity, equity and inclusion

•   No interlocks or insider participation

7 committee meetings in 2021

40	/	EXL 2022 Proxy Statement

Corporate governance

Board and committee oversight of risk management

Full board oversight

Our board of directors is ultimately responsible for overseeing EXL’s risk management activities as a whole.

Our management is responsible for development of our risk management framework and methodological guidelines. Management is responsible for our day-to-day risks, and, because we are exposed to financial risks in multiple areas of our business, day-to-day risk management activities and processes are performed by multiple members of our senior and other management.

Our management assists the board in identifying strategic and operating risks that could affect the achievement of our business goals and objectives, assessing the likelihood and potential impact of these risks and proposing courses of action to mitigate and/or respond to these risks.

We maintain Risk Appetite Guidelines that describe certain categories of risk and qualitative and quantitative thresholds considered by the Company to be consistent with its strategic objectives. These guidelines are designed to serve as a reference in assessing and implementing strategy, and to be actionable by management such that they are meaningful from an operational perspective.

Audit Committee

Responsible for primary oversight of our risk management, financial and cyber security risk, risk relating to environmental, social and governance controls and reporting internal and external audit controls and regulatory requirements. Reviews and discusses with management our major financial risk and cyber security exposures and the management has taken to monitor, control and manage such exposures, including our risk assessment and risk management guidelines and policies. Reviews and discusses with other board committees our environmental, social and governance programs and related matters.

Nominating and Governance
Committee

Responsible for risk relating to environmental, social and governance matters, conflicts of interest, and oversight of corporate governance policies and practices as a risk- steps management-related measure.

Compensation Committee Responsible for executive and employee compensation and retention-related risk, as well as other human capital management-related risk.

Our management maintains, as part of our disclosure controls and procedures, a separate disclosure committee that, as part of its review of our quarterly and annual reports, helps facilitate understanding by the Audit Committee and our full board of directors of new or changing risks affecting us.

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Corporate governance

Cybersecurity risk management

Given the nature of our business, EXL is highly focused on maintaining a robust and comprehensive program that identifies and manages a broad range of cybersecurity risks on behalf of our clients and their customers, as well as our employees, contractors and any relevant third parties. Our Audit Committee has primary oversight and receives regular briefings throughout the year on all identified and possible cybersecurity-related risks, vulnerabilities and strategic policies and practices from management. At least once a year, our board receives a report from management on the Company’s readiness and capability to reduce the risk of, detect and respond to a cyber-attack. Our cybersecurity team consists of privacy attorneys, qualified technical cybersecurity professionals and business continuity specialists. We also periodically engage third party experts to review and assess our cybersecurity governance and management.

We have invested in our information security posture and protocols to support compliance with our contractual obligations and the laws and regulations governing our activities, as well as best practices for organizational resiliency. These investments include people, processes and technology intended to protect information throughout its life cycle. Each of our employees receives knowledge and awareness training on risk mitigation and management and controls and procedures relating to information security, cybersecurity and data privacy on a regular basis. Our cybersecurity team participates in an annual risk-based audit program, and we also undergo more than 70 external, internal and client audits annually, in part to enable our compliance with the ISO27001, PCI DSS 3.2, HITRUST and SOX 404 standards, among others. We carry out test runs of audits and simulated attacks regularly.

EXL focuses on implementing and maintaining cybersecurity capabilities to identify, protect, detect, respond and recover from cyber threats, incidents and attacks; reduce vulnerabilities and minimize the impact of cyber incidents. We emphasize compliance and institutional governance built upon and supported by policies and processes, tools and technologies, and knowledge and awareness training. EXL takes into account guidance from relevant regulatory and governance bodies, including, among others, the Cyber Security Framework of the National Institute of Standards and Technology and local supervisory authorities in the US, UK and Europe. We are also focusing on recent and proposed regulations in India and recent regulations in South Africa. For more details on our cybersecurity program, see “Sustainability – Cybersecurity at EXL” on page 54.

Environmental, social and governance (“ESG”) risk management

Our board reviews and receives regular reports on ESG and sustainability risks, including those relating to employee safety, environmental-related efforts, human capital management matters, and corporate governance trends and best practices.

Each of our board Committees is involved in oversight over ESG-related risks as relate to matters within their purview. The Nominating and Governance Committee is responsible for overseeing ESG matters generally, including as relates to polices and goals and targets and metrics. The Compensation Committee deals with human capital management matters relating to talent and leadership engagement, development and training, employee compensation and benefits, and diversity, equity and inclusion, among others, and the Audit Committee oversees risks relating to ESG-related disclosure, processes and controls. The full board is regularly briefed on the matters overseen by each Committee.

42	/	EXL 2022 Proxy Statement

Corporate governance

In 2021, we established a new management-level ESG steering committee, which is responsible for setting our sustainability/ESG strategy and risk management, keeping our management and board up-to-date on ESG-related developments, overseeing our internal and external disclosure on ESG matters, and providing implementation support across our Company. The ESG steering committee works in close coordination with the board, and provides the board with advice and assistance in its oversight of ESG risks and other matters. For more details on our ESG and sustainability-related efforts, see “Sustainability” on page 45.

Stockholder engagement

In late 2021, we continued to expand our formal governance-focused stockholder outreach program by offering to meet with stockholders representing approximately 80% of shares outstanding for discussions focusing on governance topics, and engaged with all stockholders that accepted our invitation, representing over 43% of shares outstanding, nearly doubling the percentage of investors engaged by shares outstanding compared to 2020. EXL was represented by our management, members of our legal and investor relationships teams, and board members at these meetings. Two of our independent directors, Ms. Studenmund and Mr. Sahney, each attended certain meetings with stockholders, collectively representing more than 22% of shares outstanding.

Topics discussed included:

•	Board composition and structure
•	Executive compensation
•	Risk oversight
•	Human capital management and company culture
•	Diversity, equity and inclusion efforts
•	Environmental, social and governance efforts

EXL also regularly interacts and shares information with our stockholders through our quarterly earnings calls, investor meetings, SEC filings and publications on our website, among others.

The feedback received from our stockholders is shared with and reviewed by our board, which is used to inform and focus our decisions relating to our governance and sustainability practices and to improve our disclosure.

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Corporate governance

Communications with the board

Stockholders interested in contacting our board of directors, our Chairman or any individual director are invited to do so by writing to:

Board of Directors of ExlService Holdings, Inc.

c/o Corporate Secretary

ExlService Holdings, Inc.

320 Park Avenue, 29th Floor

New York, New York 10022

All other stockholder communications addressed to our board of directors will be referred to our Chairman and tracked by our Corporate Secretary. Stockholder communications specifically addressed to a particular director will be referred to that director.

Complaints and concerns relating to our accounting, internal accounting controls or auditing matters should be communicated to our Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to our Audit Committee through our General Counsel by writing to:

Audit Committee of the Board of Directors

ExlService Holdings, Inc.

320 Park Avenue, 29th Floor

New York, New York 10022

Attn: General Counsel

All such concerns will be reviewed under Audit Committee direction and oversight by our General Counsel, our Head of Internal Audit or such other persons as our Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of our Audit Committee. We prepare periodic summary reports of all such communications for our Audit Committee.

44	/	EXL 2022 Proxy Statement

Sustainability

Sustainability

In line with our mission of looking deeper to find a better way for our clients, at EXL we are committed to doing our part as a global citizen to build a better future for us all by operating in a responsible and sustainable manner. We believe that by integrating sustainable practices into our business model, working toward positive social change, and providing transparent reporting on those practices and our progress, we will best able to deliver long-term value to our stockholders while promoting and developing our business, people, communities and the world around us. We refer to these activities as “sustainability” and “environmental, social and governance” or “ESG” throughout this Proxy Statement.

Recent activities

In 2021 and continuing into 2022, we have taken a number of steps to continue improving our sustainability program. These recent activities include:

1

Forming a cross-functional management level ESG (Environmental, Social and Governance) steering committee that is responsible for setting our sustainability/ESG strategy and risk management, keeping our management and board up-to-date on ESG-related developments, overseeing our internal and external disclosure on ESG matters, and providing implementation support across our Company.

2

Increasing our ESG engagement, including by:

•  Becoming a participant in the United Nations Global Compact, a voluntary initiative of more than 13,000 companies whose CEOs have committed to implementing universal sustainability principles and to take steps toward meeting the United Nations Sustainable Development Goals.

•  Becoming a member of The Conference Board and joining its ESG Center.

3

Demonstrating our commitment to providing transparency and meaningful disclosure on ESG-related information, including through:

•  Publishing on our website a Sustainability landing page, which highlights all of our relevant sustainability-related policies, reports, certifications and awards, targets and activities, and is updated on a regular basis, available at www.exlservice.com/about/sustainability.

•  Publishing our second Annual Sustainability Report developed in accordance with the Global Reporting Initiative (GRI) Standards: Core Option and aligned to the Sustainability Accounting Standards Board (SASB) Software and IT Services Standard (2018), available on the Sustainability page of our website.

•  Publishing a comprehensive Human Capital Report, including detailed disclosure on our recruitment, training, retention and promotion, diversity, equity and inclusion efforts and community engagement and giving efforts.

4

Launching a new community engagement focus in 2022 that aims to bring science and technology skills, with a particular emphasis on coding, to women and girls in the communities in which we operate in partnership with various non-profit organizations, in addition to our existing education and skill building initiatives.

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Sustainability

Community Engagement

EXL is focused on assisting the members of the communities in which we live and work to develop market-relevant skills. We provide programming on skills development for adults and children within our communities:

Skills to Win Initiative	Education as a Foundation Initiative
This initiative focuses on equipping people in our communities with the skills that the market demands. We provide training on employability skills for back-office roles, finance and accounting, and data and analytics and digital capabilities, all coupled with life and workplace skills. In 2021, we moved to a virtual format, and by virtue of our new online delivery, were able to scale the Skills to Win Initiative to have an even broader reach. Skills to Win is opening new doors for employment and earnings for participants in the United States, the Philippines, India, United Kingdom and South Africa. Over the past five years, we have continued to evolve this initiative to reflect new and emerging skills and strengthen the portfolio of courses offered.

This initiative provides school-aged children with a foundation in data and analytics skills, as well as extracurricular activities such as art, music, fitness, and languages, all of which will enable them to position themselves as future leaders. In 2021, we adapted our Education as a Foundation Initiative’s programming to account for new challenges arising from the COVID-19 pandemic. In particular, we transitioned to a blend of online and offline learning platforms, expanded the role of our students’ parents as co-educators, and added a new focus in our content on the physical and mental wellbeing of our students and their families. Like our Skills to Win Initiative, in 2021, we were able to scale this program to reach even more students than we had in the in-person only format.

In 2021, we brought this program to nearly 1,100 people in our communities across the globe.	In 2021, we brought this program to more than 2,700 students worldwide.

Our employees are an integral part of our community strategy, sharing their skills and experience working on advanced digital technologies through volunteering. We also support our employees’ charitable efforts by enabling payroll giving with company matching and recognizing social impact through individual, geography and business unit awards. Our shift to virtual volunteering in response to COVID-19 has made volunteering even easier for our employees, and has enabled us to reach more people through our programming.

As in all aspects of our business, the COVID-19 pandemic had an immediate impact on our approach to community engagement. As we learned more about how COVID-19 was impacting our communities, we reassessed the needs and recalibrated our programs to meet them. For example, in 2020 and 2021, we temporarily routed a portion of our community engagement funding toward COVID-19-related relief efforts, including working with partner organizations to provide access to food and supporting frontline healthcare workers and vulnerable members of society. This initiative reached approximately 131,000 beneficiaries in India in 2021.

Looking forward to 2022, we have added a new area of focus to our Skills to Win Initiative, which is focused on bringing STEM skills- and in particular, coding skills – to women and non-binary people in our communities. As of the date hereof, we have partnered with GirlCode in South Africa, Code First Girls in the United Kingdom, and Women Who Code in the United States.

46	/	EXL 2022 Proxy Statement

Sustainability

Protecting our planet

At EXL, we prioritize environmental stewardship and endeavor to minimize the environmental impact of our operations. We focus on conserving energy, minimizing waste, reducing water and one-time plastics use and developing efficient infrastructure and operations, all in order to reduce our environmental footprint across our global operations.

We provide information relating to greenhouse gas emissions and climate impact in our Sustainability Report. We have participated in the CDP’s Climate Change disclosure program since 2018 and are working to reduce our emissions.

Given that our energy consumption is primarily from our office facilities, we have taken measures to improve energy efficiency including, for example, an enterprise-level retrofit program to transform existing delivery centers into highly efficient buildings with smart automation, using technology such as modular power supplies to conserve energy and optimizing our use of real estate in light of the shift to working from home. Additionally, we have adopted a hybrid in-person and remote work operating model, which will help us to reduce greenhouse gas emissions by decreasing commuting- related travel.

For more information on efforts toward protecting our planet, please refer to our Sustainability Report, available on our website at www.exlservice.com/about/sustainability. We expect to report our 2021 progress in our 2021 Annual Sustainability Report to be published during 2022.

Human rights and sustainable supply chain

Human rights

Our Human Rights Policy details our commitment to human rights and our zero tolerance policy with respect to workplace harassment and discrimination and preventing forced labor and trafficking and other abuses.

Sustainable supply chain

In order to ensure that our suppliers’ business conduct aligns with our expectations, we conduct background investigations of new suppliers to collect information on their policies and performance relating to economic and environmental matters, and human rights, data privacy, product safety and working conditions. In 2021 we began the process of rolling out Supplier Standards of Conduct to suppliers, which sets out

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Sustainability

commitments relating to creating a more sustainable and responsible world through addressing human rights, labor rights and environmental issues, and ask suppliers to attest to their compliance. We maintain the right to review our suppliers’ practices in the future.

We seek to procure our materials from local suppliers, to the extent feasible.

Our supplier diversity programs encourage the engagement of supplier of diverse backgrounds, including, without limitation, suppliers owned by people belonging to minority groups, women, the gay, lesbian, bisexual and transgender community, and veterans, specially-abled people, and small business enterprises.

Supporting and developing our people

Our people are our primary assets. The world we work and live in is full of diversity and powered by innovation. We believe success in such a world will come through an environment that embraces diversity of thought. In line with our core values, one of our principal priorities is promoting the talent of our employees while creating an inclusive work environment to permit us to leverage our employees’ diversity and to deliver exceptional results for our clients. We have an active employee relations function to ensure that we regularly communicate with and understand our employees, and are able to swiftly respond to specific needs and concerns as they arise. We periodically conduct employee surveys to monitor our employee satisfaction and engagement.

Headquartered in New York, as of March 31, 2022, we are made up of over 39,000 professionals, with more than 50 offices spanning six continents.

EXL locations

48	/	EXL 2022 Proxy Statement

Sustainability

Diversity, equity and inclusion

Diversity, equity and inclusion (“DEI”) is a focus at EXL, as we believe that our employees’ diversity of thought and experience are key to our ability to innovate on a global scale, in line with our long-term corporate strategy. Our DEI program is led by our Chief Human Resources Officer, together with our Diversity and Inclusion Council, and is ultimately overseen by our board. Our Diversity and Inclusion Council consists of a global, diverse mix of leaders, provides inputs to the design of our diversity and inclusion program to bring in diverse perspectives, collaborates with external partners for customization inputs, conducts periodic reviews of the progress of our program and provides execution leadership for specific diversity initiatives.

41%*	18%*	25%*	45%*	65%*

Gender Diversity Company-wide	Gender Diversity Company-wide Vice President and Up	Gender Diversity Senior Management***	Racial and Ethnic Diversity** U.S. Reporting Employees	Racial and Ethnic Diversity** Senior Management

*As of December 31, 2021.

**Any group other than White, Non-Hispanic

***Executive Committee and Operating Committee

Our DEI program is designed around three pillars: capability development, communication and recruitment. Key features of our DEI program are as follows:

We seek to improve diversity and inclusion through offering a blend of in-person workshops, virtual sessions, and e-learning programs.

We are committed to hiring a diverse workforce and to improving diversity in our senior leadership, and include diversity equity, and inclusion among the guiding principles in our talent acquisition, training and retention practices.

We expect drive greater diversity within our workforce through a combination of promotion within our organization and external hiring, accounting for any attrition of existing employees.

Pay equity is an important tenet of our long-term strategy. We completed a pay equity study in 2021 through a third party consultant to review pay variations among our employees, and identify whether any gaps exist that are attributable to factors that are contrary to our mission of Company-wide pay equity, including gender or racial/ethnic group. Our assessments did not reveal any systematic pay inequity.

We have several Company-wide initiatives aimed at promoting diversity, equity and inclusion and leadership opportunities for our diverse employees, including several initiatives that are focused specifically on supporting and developing women at EXL:

• Managing Unconscious Bias Training, Company-wide, mandatory training for all employees to bring awareness to and address unconscious bias in the workplace to create a more inclusive workplace

•   Executive Women VP Development Program, a nine-month leadership development program offered to all of our women vice presidents in 2021 that includes virtual courses and workshops on executive leadership offered through Cornell University’s eCornell platform, coaching and mentoring for strategic leadership capability development and leadership conversations between participants and our executive and operating committee members on DEI issues

• Employee Resource Groups, focus groups of select employee-communities aimed at supporting diverse groups and interests within the Company

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Sustainability

• Diversity and Inclusion Springboard – Make your Mark, a six-month certification program for women at the mid- to senior-level for personal and professional advancement

•   “Super Mom,” a program to improve retention and engagement of new mothers through employee-friendly parental leave policies, flexible / reduced working hours for pre- and post-maternity, reorientation after long leave, extended leave, nursing stations and employee care, among others

• WE (Women at EXL), a platform with initiatives such as Employee Resource Groups, a mentoring program (WE NURTURE), inner circles, women back to work, web chat series and face-to-face talks

• In 2021 we expanded our U.S. paid parental leave benefit

Talent recruitment, development and retention

Talent-first mindset	Integrated talent management framework	Active role for senior leadership	Continuous employee development
We view talent as a differentiator for our Company’s competitive advantage and, under the leadership of our board of directors and senior executives, are committed to a talent-first mindset.	We maintain an integrated talent management framework, employing active collaboration between our recruitment, capability development and human resource functions.	Our senior leadership team and board of directors play a critical role in defining our talent priorities to align with our strategic vision for each of our business units, as well as with our clients’ priorities.	We focus continuously developing our employees through our rigorous promotion standards, client and industry-specific training and competitive compensation packages that include incentive- based compensation.

We consider EXL to be a “learning” company, and promote a strong self-learning culture. We have institutionalized a comprehensive set of practices, processes and programs to create an active learning culture and to proactively build market-relevant talent within our Company in four stages:

•	Prejoining: Assessments, development on online learning platforms

•	Onboarding: Company orientation, trainings and informal team meetings

•	Job readiness: Education on client processes, tools and technologies, communication effectiveness and cultural sensitivity

•

Ongoing development: Continued formal learning activities, on the job, supervisor feedback and coaching, regular talent reviews and talent inventory succession, leadership training to identify and develop new leaders

Our capability development framework is focused on developing our employees’ digital and domain expertise and leadership as a means to develop our talent internally. We do this through our learning academies, and through partnerships with industry organizations, institutes, business schools and consulting firms. In 2021, we continued to use our capability ecosystem that permits our employees to engage in self-directed learning by participating in collaborative trainings that are personalized to their interests and positions and are delivered virtually from any location, at any time.

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Sustainability

Academies

2021 Training

•	31,400+ employees completed one or more trainings in digital, domain, functional and/or leadership capabilities

•	27,200+ employees trained in digital methodologies and domain capabilities

•	570,800+ learning hours invested by our employees on their professional development

•	15.1 hours average time per employee spent on reskilling for critical digital, domain, functional and leadership capabilities

•	219,350+ courses and certifications completed by our employees

•	1,000+ managers trained and certified in “Leading in a virtual environment”

•	1,100+ employees participated in the “Be the Leader who matters” leadership program

•	1,400+ managers participated in a leadership course titled “Why should anyone be led by you”

•	17.2 training hours completed by 80% of our employees on the digital ecosystem

•	3,200+ specializations in cloud, analytics, artificial intelligence solution architecture, product & data management, and other digital technologies/methodologies.

•	100+ Vice Presidents completed an artificial intelligence masterclass learning series

•	6,200+ employees trained in domain capabilities across industry verticals

•	1,581 analysts trained in using analytics tools and technologies (data visualization, artificial intelligence, data science)

•	2,481 employees trained in agile and design thinking

•

Some of our employees, including some of our managers, have participated in other trainings (including one titled “Leading high-performance teams”) and received certifications such as the CX transformation professional certification.

Employee engagement and communication

We consider communication and engagement with our more than 39,000 employees distributed throughout more than 50 offices worldwide to be important to our ability to promote our ONE EXL culture that prioritizes inclusivity and collaboration. This was especially true in 2021, when 93% of our employees worked remotely. We continued to rely on, and improve, our digital communication and collaboration platforms and multi-channel approach to keeping our employees informed that we built out in 2020

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Sustainability

in response to COVID-19, including virtual town halls on leadership and employee-wide levels and using EXL Social, our app-based employee-exclusive communications platform to provide comprehensive information and updates on status, actions and key decisions.

We also conducted confidential digital employee engagement surveys in 2021, with more than 90% participation among our employees. These surveys included questions relating to remote work productivity and support, manager support, career growth and overall employee satisfaction and engagement. The results of these surveys were shared with management by business unit and geography.

Benefits

Enhanced leave for employees impacted by COVID-19 and for employees receiving COVID-19 vaccines

Paid leave for new parents

Excused days of absence

Generous vacation policy

Paid holidays

Employee assistance program providing confidential counseling services

Our employees also participate in our success:

Annual bonuses or incentives: 100% of our employees are eligible to receive

401K plans with Company match: 100% of our U.S. employees are eligible to enroll within three months of their employment at EXL

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Sustainability

Employee health, safety and wellbeing

Because our people are so important to us, we have always viewed employee health, safety and wellbeing as one of our top commitments. We periodically provide trainings on health and safety to our employees, suppliers and partners. In 2021, 90% of our employees completed our health and safety training e-module. We also conduct a risk assessment every six months with the aim of minimizing risk in the working environment.

Over the past two years, given COVID-19, our commitment to employee health, safety and wellbeing has become even more important. In 2021, we took actions that focused on supporting our employees’ health, safety and wellness, including:

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Sustainability

Cybersecurity at EXL

We are committed to protecting the confidentiality, integrity, availability and privacy of the information assets of our clients and their customers, as well as our employees, vendors and any other third parties, that are shared with us and for which we are responsible and have developed robust information security and cybersecurity and data privacy controls, safeguards and enabling measures in accordance with applicable laws, regulations and information security standards.

We have implemented and maintain, and regularly improve upon, tools and capabilities to identify, protect, detect, respond and recover from cyber threats, incidents and attacks; reduce vulnerabilities; and minimize the impact from cyber incidents. We have an established culture of compliance around cybersecurity matters, and have a strong governance program built upon and supported by policies and processes, tools and technologies, and periodic knowledge and awareness training. Each of our employees receives periodic knowledge and awareness training on risk mitigation and management and controls and procedures relating to information security, cybersecurity and data privacy.

We comply with and/or are certified in the following standards:

ISO 27001:2013 Global Information Security Standard – Company-wide	PCI DSS 3.2.1 Credit Card and Payment Industry Certification – India, Philippines and South Africa operations	SOX 404 / SSAE 16, SOC 1 and SOC 2 – Company-wide	Hitrust Certification – healthcare operations	ISO22301 Business Resiliency Certification – India, Philippines and South Africa operations

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Sustainability

For more information on our cybersecurity risk management, please see “Cybersecurity risk management” on page 42. For more information on our information security and data privacy procedures, please refer to our Sustainability Report, which is available on our website at www.exlservice.com/corporate-sustainability.

Responsible artificial intelligence

We seek to ensuring that our use of artificial intelligence (including in machine learning processes and deep learning processes) in our business and operations is ethical and trustworthy. We emphasize data integrity as key to eliminate bias in the application of AI. In 2021, we created a new global AI Governance Policy and framework, and a new cross-functional AI Governance Committee that oversees and governs our use of AI, with the overall aim of vetting and minimizing potential unethical or unlawful biases in AI processes. Pursuant to our AI Governance Policy, for each deployment of AI deployments, our business teams are guided by our AI bias policies and, in many cases, include a risk assessment exercise. Applicable employees also participate in trainings to identify and reduce bias in AI.

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Sustainability

Achievements, certifications and awards

Health and safety management system, and 72% of our delivery centers as of December 31, 2021, are certified to ISO 45001:2018, meeting international standards for occupational health and safety

All of our delivery centers worldwide outside of the United States are ISO 14001:2015 certified, meeting international standards for effective environmental management systems.

Reporting pursuant to SASB Software and IT Services Standards (2018), GRI Standards, 2016 and the United Nations Sustainable Development Goals	Participant United Nations Global Compact

Participant in the CDP’s Climate Change disclosure program with respect to GHG emissions and climate change data

Safety Excellence Award for Women’s Safety 2021	Industry Sector Safety Award (IT/ITES) 2020	Safest Workplace Award 2021

International Institute of Safety & Security Management (IISM) Global Conclave	International Institute of Safety & Security Management (IISM) Global Conclave	World Safety Forum

EHS Award 2021	COVID-19 Assurance	2022 Most Trusted
	Statement	Companies

World Safety Forum	British Safety Council	Newsweek

Environmental, social and governance matters and pay-for-performance at EXL

A portion of our CEO’s total compensation is tied to the achievement of specific performance goals relating to ESG matters. For more information, see “Detailed review of compensation components – Incentive bonus – Determination of individual performance measure achievement” on page 75.

56	/	EXL 2022 Proxy Statement

Sustainability

Sustainability oversight

For more information on our oversight of sustainability and ESG-related matters and risks, see “Environmental, social and governance risk management” on page 42.

Learn more about sustainability and environmental, social and governance matters at EXL

Please visit www.exlservice.com/about/sustainability to learn more about our efforts toward sustainability and the impacts we are making on our communities and the environment. Information on our website referred to in this Proxy Statement does not constitute a part of this Proxy Statement.

EXL 2022 Proxy Statement	/	57

Our executive officers

Our executive officers

Rohit Kapoor (age 57) | Vice Chairman and CEO See section entitled “Our board of directors” above.

Ajay Ayyappan (age 44)    |    Senior Vice President, General Counsel and Corporate Secretary

Mr. Ayyappan has served as our Senior Vice President, General Counsel and Corporate Secretary since December 2018 and our Vice President, Acting General Counsel and Corporate Secretary since August 2018. He previously served as Vice President, Deputy General Counsel and Assistant Secretary from April 2014 to August 2018 and Vice President and Assistant General Counsel from March 2007 to March 2014. Prior to joining us, Mr. Ayyappan was a corporate associate at the law firm of Morgan, Lewis & Bockius LLP.

Vikas Bhalla (age 50)    |    Executive Vice President and Business Head, Insurance

Mr. Bhalla has served as our Executive Vice President and Business Head, Insurance since January 2014 and as our Head of Outsourcing since November 2009. He previously served as Vice President, Operations of EXL India from June 2006 to October 2009 and as Vice President, Migrations, Quality and Process Excellence of EXL India from April 2002 to June 2006 and as Director, Quality Initiatives of EXL India from May 2001 to March 2002. From May 1998 to May 2001, Mr. Bhalla served in various capacities at General Electric, including as the Quality Leader and E-Business Leader for GE Plastics India. Mr. Bhalla is based in Delhi, India.

Vivek Jetley (age 47)    |    Executive Vice President and Business Head, Analytics

Mr. Jetley has served as our Executive Vice President and Business Head, Analytics since January 2020. He previously served in various leadership roles with us, including heading enterprise strategy and setting up a strategic deal team. Mr. Jetley has been with EXL since 2006. Prior to joining us, Mr. Jetley was a Partner at Inductis.

Narasimha Kini (age 53)    |    Executive Vice President and Business Head, Emerging Business

Mr. Kini has served as our Executive Vice President and Business Head, Emerging Business since October 2021. He previously served in several leadership roles with us, including in our strategic initiatives and finance and accounting services. Mr. Kini has been with EXL since 2001. Prior to joining us, Mr. Kini was a Finance Leader at Willis Faber.

58	/	EXL 2022 Proxy Statement

Our executive officers

Anita Mahon (age 53)    |    Executive Vice President and Chief Growth Officer

Ms. Mahon has served as our Executive Vice President and Chief Growth Officer since March 2020. Prior to joining us, Ms. Mahon served as Vice President, Data, Strategy & Portfolio Officer at IBM Watson Health, a business unit focused on developing cognitive and data-driven technologies to advance health. Ms. Mahon joined IBM in 2016 through its acquisition of Truven Health Analytics, a healthcare information and analytics business, where she served as Chief Strategy Officer. Prior to Truven, she held other leadership roles that placed her at the intersection of strategy, technology and analytics.

Samuel Meckey (age 51)    |    Executive Vice President and Business Head, Healthcare

Mr. Meckey has served as an Executive Vice President since November 2018 and as Business Head, Healthcare beginning in 2019. Prior to joining us, Mr. Meckey served as President of UnitedHealth Group’s Optum Global Solutions and before that has held various executive roles at UnitedHealth Group, where he was employed from May 2004 to June 2018. Prior to joining UnitedHealth Group, Mr. Meckey was an officer and naval aviator in the United States Navy from May 1992 to August 2002.

Nalin Miglani (age 61)    |    Executive Vice President and Chief Human Resource Officer

Mr. Miglani has served as our Executive Vice President, Chief Human Resource Officer since December 2014. Mr. Miglani is responsible for the global human resources function at the Company. Prior to joining the Company, he was the Chief HR and Corporate Development Officer for Nutreco, based in Amsterdam, Netherlands, from March 2013 to November 2014. Mr. Miglani also served as the Chief HR and Communications Officer for Tata Global Beverages Company, London, UK, from June 2008 to February 2013. In addition, Mr. Miglani held various global and regional HR leadership roles around the world during his career at The Coca-Cola Company and British American Tobacco.

Maurizio Nicolelli (age 53)    |    Executive Vice President and Chief Financial Officer

Mr. Nicolelli has served as our Executive Vice President and Chief Financial Officer since February 2020. Prior to joining the Company, Mr. Nicolelli served as Senior Vice President and Chief Financial Officer of Casa Systems beginning in 2019. He previously served 23 years at FactSet Research Systems, where he was Senior Vice President, Principal and Chief Financial Officer from 2009 to 2018.

Ankor Rai (age 46)    |    Executive Vice President and Chief Digital Officer

Mr. Rai has served as our Executive Vice President and Chief Digital Officer since October 2021. He previously served in several leadership roles with us, including as the global co-head of our Analytics business. Mr. Rai has been with EXL since 2006. Prior to joining us, Mr. Rai was a Partner at Inductis.

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Executive compensation

Executive compensation

Compensation Discussion and Analysis

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Executive compensation

EXL 2022 Proxy Statement	/	61

Executive compensation

Named Executive Officers

As determined in accordance with SEC rules, our named executive officers (“NEOs”) for 2021 are:

Rohit Kapoor, our Vice Chairman and CEO

Maurizio Nicolelli, our Executive Vice President and CFO

Vikas Bhalla, our Executive Vice President and Business Head, Insurance

Vivek Jetley, our Executive Vice President and Business Head, Analytics

Samuel Meckey, our Executive Vice President and Business Head, Healthcare

Executive summary

Select 2021 financial and business highlights

•

Our annual revenues increased 17.1% from $958.4 million in fiscal year 2020 to $1.12 billion in fiscal year 2021. Analytics revenue increased 27.0% and digital operations and solutions revenue increased 11.1%.

•

Our operating income margin increased by 240 basis points from 11.5% in 2020 to 13.9%. Factors contributing to the increase were improved utilization of people and facilities and lower travel expenses, partially offset by higher sales and marketing expenses and employee costs, including bonuses.

•	We improved our net income attributable to stockholders by 28.3% to $114.7 million.

•	Diluted EPS increased from $2.59 to $3.35, an increase of 29.3%.

•	Added approximately 5,000 employees to our global work force, mainly in our delivery centers.

•	We acquired Clairvoyant AI Inc., a global data, AI, and cloud services firm.

•

In 2021, the Company returned capital to stockholders by repurchasing $115.6 million of shares. The Company’s board of directors authorized a $300 million common stock repurchase program beginning January 1, 2022.

62	/	EXL 2022 Proxy Statement

Executive compensation

Total stockholder return

The following graphs compare our 1-year, 3-year and 5-year cumulative total stockholder return (“TSR”) as of December 31, 2021 with the median TSR of companies comprising Nasdaq, S&P 600 and our peer group. As shown in the table, our 1-Year, 3-Year and 5-Year TSR outperformed all of our market benchmarks.

1-Year TSR	3-Year TSR	5-Year TSR

Awards and industry recognition

•	Our people are our primary assets, and they continue to be recognized across the industry.

•	As in prior years, we continued to receive numerous industry recognitions and awards, including:

–	Recognized as a Leader in the Everest Group Advanced Analytics and Insights Services PEAK Matrix® and Healthcare Analytics Services PEAK Matrix® Assessments

–	Positioned in the Winners Circle in the HFS Research’s 2021 OneOffice™ Services Top 10 for Data and Decisions, with the top score for the Voice of the Customer

–	Positioned as a Leader in all three categories in the ISG Provider Lens for Insurance Services U.S. 2020: P&C Services, Life & Retirement Services and TPA Services

–	Recognized as a Leader in the Everest Group Property & Casualty Insurance BPS PEAK Matrix® and Life and Pensions Insurance BPS/TPA PEAK Matrix® Assessments

–	Named a Top Performer in the 2021 KLAS Risk Adjustment & Analytics Performance Report

–	Recognized as a Leader in all four categories in the ISG Provider Lens™ for Digital Finance and Accounting Outsourcing Services

Clients and operations

•	In 2021, we won 58 new clients adding to the 45 new clients we won in 2020.

•	In the past year, revenue from our top 20 clients grew by 17.1%, with 15 of those clients contracting for our solutions in both analytics and digital operations and solutions.

EXL 2022 Proxy Statement	/	63

Executive compensation

Summary of key compensation considerations & decisions in 2021

The following highlights the Compensation Committee’s key considerations and compensation decisions in 2021 and with respect to performance for 2021 for our NEOs.

Items	Considerations and decisions

Say on Pay Approval	Over 99% of our stockholders approved, on a non-binding basis (excluding broker non-votes), of our compensation of our NEOs.

Base Salaries	Base salaries for our NEOs (excluding Mr. Nicolelli) were revised effective April 1, 2021, as described below.

Annual Bonuses

We based our annual bonuses on achievement of Company goals (Adjusted EPS, revenue, & AOPM) and personal performance goals. In 2021, we delivered 118.77% of our Adjusted EPS target, 103.83% of our revenue performance target, and 116.49% of our AOPM target, resulting in annual incentive payout calculations for our NEOs, ranging from 176% of target performance to 188% of target performance of the named executive officers.

Equity Incentives

This was the third and final performance year for the 2019 performance-based restricted stock units. We achieved 96.65% of the revenue target for the revenue-linked restricted stock units resulting in 66.52% of target funding of those grants. The Company’s TSR performance was at the 87.23 percentile amongst its peer group, resulting in the executives earning 200% of the 2019 relative TSR-linked restricted stock units pursuant to the terms of the original grant resulting in vesting of shares at 133.25% of target performance. No adjustments were made to the 2019 performance-based restricted stock units or the associated performance targets – or the outstanding 2020 and 2021 performance-based restricted stock units or associated performance targets.

We also made additional equity grants to certain executive officers (other than our CEO) to further encourage long-term stock ownership and future executive retention.

Pay-for-performance

Our executive compensation philosophy is focused on pay-for-performance. In this regard, we link a significant portion of each NEO’s total compensation to the achievement of specified performance goals. This variable compensation is “at-risk” and rewards performance and contributions to both short- and long-term financial performance

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Executive compensation

As illustrated by the following charts, the majority of compensation that may be earned by our named executive officers is tied to the achievement of financial performance metrics (annual performance bonuses and PRSUs) or fluctuates with the underlying value of our common stock (RSUs).

Vice Chairman & CEO	NEO compensation mix
compensation mix	(Excluding Vice Chairman & CEO)

*Base salary also includes other compensation

EXL 2022 Proxy Statement	/	65

Executive compensation

Executive compensation program, practices and policies

Our compensation programs, practices and policies are reviewed and re-evaluated regularly and are subject to change from time to time in line with market best practices, including alignment of pay with performance. Our executive compensation philosophy is aligned with our core values, focused on pay-for-performance and designed to reflect appropriate governance practices aligned with the needs of our business. Listed below are some of the Company’s more significant practices and policies that were in effect during fiscal year 2021, which were adopted to drive performance and to align our executives’ interests with those of our stockholders.

What we do	What we don’t do

Align our executive pay with performance: We link a significant portion of each NEO’s total compensation to the achievement of specific performance goals.

Variable compensation is “at-risk” and rewards performance and contributions to both short- and long-term financial performance.

No option repricing: We prohibit option repricing without stockholder approval.

Use appropriate peer groups when establishing compensation: We established a peer group to help us review market practices and design a competitive compensation program. The criteria for peer group selection include, annual revenues, similarity in business model and strategic focus, scope of operations, potential mobility of talent and industry alignment.

We set compensation of our executive officers at levels that we believe are appropriate relative to the compensation paid to similarly situated officers of our peers, giving consideration to market and other factors.

No option backdating or discounting: We prohibit option backdating and discounting.

Ensure equity compensation best practices: We design equity incentives to encourage our executives to maintain a long-term view of stockholder value creation, to encourage retention and to ensure a significant portion of the award is performance-based. Equity awards are granted on the basis of the executive’s prior year’s performance and are subject to time or performance-based vesting conditions. A significant portion of such awards only pay out according to the achievement of Company performance goals covering a 3-year period.

We hold dividends accrued under our equity awards, if any, until the recipient vests in the underlying shares or units.

No excessive overhang or dilution: We do not have excessive overhang or dilution from equity grants.

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Executive compensation

Maintain an independent Compensation Committee and consultant: Compensation decisions for our NEOs are approved by a Compensation Committee composed of non-employee independent directors.

Our Compensation Committee is advised by an independent consultant who reports directly to the Compensation Committee and provides no other services to the Company or management.

Limited perquisites: We provide our named executive officers with only limited perquisites and personal benefits that serve an important business purpose in addition to the regular benefits offered to all employees.

We consider the perquisites and personal benefits that we offer to our executives in India to be customary benefits which allow us to remain competitive for top talent.

Mitigate risks: The mix and design of our compensation programs serves to mitigate operational, financial, legal, regulatory, strategic and reputational risks.

No tax gross-ups: We do not provide “gross-ups” to any of our named executive officers, including gross-ups for any excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).

Maintain a clawback policy: We maintain a compensation recovery policy that allows the Company to recover compensation (including cash and/or equity awards) previously paid to one or more officers in the event of a financial restatement caused by noncompliance with reporting requirements that impacts the applicable performance metric if, in the opinion of our board of directors or Compensation Committee, the identified executive’s misconduct was a material factor causing the restatement.

No hedging: We maintain a policy in which the following persons are prohibited from engaging in hedging transactions involving our shares and other securities: our directors and their secretaries and other assistants; our executive officers and their secretaries and other assistants; our employees in the accounting, finance and legal departments; the members and permanent invitees of our operating and executive committees; and all of our vice president level 2 and 3 officers (whom we refer to collectively as “Reporting Persons”). For this purpose, “hedging” refers to any strategy to offset or reduce the risk of price fluctuations in our shares or other securities or to protect, in whole or in part, against declines in the value of our shares or other securities. This prohibition thus applies to all transactions in derivative securities based on our stock such as other securities, including puts, calls, swaps and collar arrangements.

Maintain a robust stock ownership policy: We maintain a stock ownership policy that requires our CEO to maintain aggregate stock ownership equal to at least six times his base salary and vested stock ownership equal to at least three times his base salary, and that, effective as of January 1, 2022, requires the other members of our executive committee to maintain vested stock ownership equal to at least two times their respective base salaries. Covered executives have three years from their hire date to attain the required stock ownership levels (or three years from January 1, 2022 for existing covered executives).

We maintain a similar stock ownership policy for our non-employee directors that requires directors to maintain stock ownership of at least five times their respective annual retainers. Directors have five years from their appointment date to attain the required stock ownership levels.

As of December 31, 2021, all covered executives and directors were in compliance with the stock ownership policy.

No pledging: Under our policy mentioned above, Reporting Persons (as defined above) are only permitted to pledge shares of our stock that exceed those required to be owned under our Stock Ownership Policy described above.

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Executive compensation

Overview of compensation policies and philosophies

We believe that our long-term success is linked to our ability to recruit, train, motivate and retain employees at every level. There is significant competitive pressure in our industry for qualified managers with a track record of achievement. It is critical that we recruit, train, motivate and retain highly talented individuals at all levels of the organization who are committed to our core values of innovation, collaboration, excellence, integrity and mutual respect. We believe that our executive compensation programs are integral to achieving this end.

Our Compensation Committee bases its executive compensation programs on the following objectives, which guide us in establishing all of our compensation programs:

Compensation should be based on
responsibility and performance.

Our compensation program should deliver

top-tier compensation in return for top-tier

individual and company performance, and

lower tier compensation for individual

performance and/or our performance that

falls short of expectations.

Pay-for-performance and retention must be balanced in order to ensure ongoing motivation and commitment of our employees.

Compensation should balance long-term and short-term objectives.

Equity-based compensation should be higher for persons with higher levels of responsibility and greater influence on long-term results.

To enable us to attract and retain top talent, compensation should reflect the value of the job in the marketplace.

Compensation programs should be easy to understand.

Compensation should be administered uniformly across the Company with clear- cut objectives and performance metrics.

68	/	EXL 2022 Proxy Statement

Executive compensation

Compensation process: roles and responsibilities

Our Compensation Committee has established a number of processes to assist it in ensuring that our executive compensation programs are achieving their objectives. Our Compensation Committee, our management and our independent compensation consultant are each engaged in these processes, as described in greater detail below.

Company performance – Compensation Committee

Establishment of performance measures

At the beginning of each year, or the end of the prior year, our Compensation Committee establishes the Company-wide and relevant business line performance measures on which our named executive officers’ annual incentive bonuses and equity incentive awards are largely based. These measures reflect targets that are intended to encourage stretch performance.

Assessment of Company performance

At the end of the performance period, the Compensation Committee reviews and certifies our performance achievement in relation to the pre-established targets, and considers the appropriateness of adjustments to the performance criteria and calculations of performance achievement.

Individual performance – board of directors, Compensation and Nominating and Governance Committees, and Vice Chairman and CEO

The evaluation of an individual’s performance determines a portion of the payouts under our incentive bonus program and also influences any changes in base salary for each of our named executive officers.

Assessment of Vice Chairman and CEO performance

For Mr. Kapoor, our board of directors reviews and provides feedback on a self-evaluation prepared by Mr. Kapoor. Once all directors have given feedback on Mr. Kapoor’s performance, our Chairman leads a comprehensive discussion of the full board of directors on Mr. Kapoor’s performance, leadership accomplishments and overall competence to evaluate the achievement of established objectives.

Assessment of performance for all other NEOs and executive officers

For all other NEOs and executive officers, Mr. Kapoor makes a performance assessment and compensation recommendation to our board of directors. He bases the performance assessments on our named executive officers’ self-evaluations and his performance appraisals of each of them.

Our board of directors reviews the performance assessments with Mr. Kapoor, and evaluates the achievement of established objectives by each named executive officer and his business line, if applicable, and his contribution to our performance, leadership accomplishments and overall competence. The board of directors may exercise their judgment based on the named executive officer’s interactions with the board of directors.

Other matters relevant to compensation decisions – Compensation Committee

Our Compensation Committee periodically reviews related matters such as succession planning and management, evaluation of management performance, changes in the scope of managerial responsibilities, and consideration of the business environment, and considers such matters in making compensation decisions. The Compensation Committee also takes into account an executive officer’s job responsibilities, performance, qualifications and skills in determining individual compensation levels.

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Executive compensation

Independent compensation consultant

For 2021, the Compensation Committee retained the services of Farient, a qualified and independent compensation consultant, to aid the Compensation Committee in performing its duties. The Compensation Committee’s compensation consultant assists in:

•   reviewing our executive pay philosophy

•   collecting and evaluating external market data regarding executive compensation and performance,

•   selecting peer group companies,

•   reviewing the Proxy Statement,

•   advising the Compensation Committee on developing trends and best practices in executive and director compensation and equity and compensation governance, and

•   advising the Compensation Committee on incentive plan design that aligns with our strategy.

In addition Farient advises our Nominating and Corporate Governance Committee regarding director compensation. Other than performing these consulting services, Farient does not provide other services to us or our executive officers. We have affirmatively determined that no conflict of interest has arisen in connection with the work of Farient as compensation consultant for the Compensation Committee.

Peer market data Compensation Committee and independent compensation consultants

We review peer compensation data at the beginning of the year (or the end of the prior year) in order to set compensation for each year. At the time compensation decisions were made for our U.S.-based and other senior executive officers in 2021, our Compensation Committee reviewed publicly available compensation data for companies that are engaged in business and technology services like us taking into account whether the companies had market capitalizations, geographic locations, or annual revenues similar to ours. The companies that comprised our peer group for 2021 were as follows: Blackbaud, CoreLogic, CSG Systems International, Inc., EPAM Systems, Inc., Genpact Limited, Guidewire Software, Inc., Sykes Enterprises, Virtusa, WNS (Holdings) Limited.

In the middle of 2021, we, alongside our independent compensation consultant, reevaluated our peer group in light of various M&A activity as well as new criteria, consisting of companies that are similar to us in terms of annual revenue, operate in similar industries, have similar business models as ours. This new group was used for certain 2021 compensation decisions as well as 2022 compensation decisions and consists of Cloudera, Inc. (acquired), CSG Systems International, Inc., EPAM Systems, Inc., Genpact Limited, Guidewire Software, Inc., Inovalon Holdings, Inc. (acquired), Perficient, Inc., Splunk Inc., Sykes Enterprises, Incorporated (acquired), Teradata Corporation, TTEC Holdings, Inc., Verisk Analytics, Inc., MultiPlan Corporation, WNS (Holdings) Limited.

The following chart shows the respective industries and revenues of our peer group companies:

	Company	Industry	Revenue ($MM, USD)

	Genpact Limited	Data Processing and Outsourced Services	$4,022

	EPAM Systems, Inc.	IT Consulting and Other Services	$3,758

	Verisk Analytics, Inc.	Research and Consulting Services	$2,999

	Splunk Inc.	Application Software	$2,674

	TTEC Holdings, Inc.	Data Processing and Outsourced Services	$2,273

	Teradata Corporation	Systems Software	$1,917

	Sykes Enterprises, Incorporated	Data Processing and Outsourced Services	$1,710

	ExlService Holdings, Inc.	Data Processing and Outsourced Services	$1,122

	MultiPlan Corporation	Health Care Technology	$1,118

	CSG Systems International, Inc.	Data Processing and Outsourced Services	$1,046

	WNS (Holdings) Limited	Data Processing and Outsourced Services	$ 913

	Cloudera, Inc.	Application Software	$ 869

	Perficient, Inc.	IT Consulting and Other Services	$ 761

	Guidewire Software, Inc.	Application Software	$ 743

	Inovalon Holdings, Inc.	Health Care Technology	$ 668

70	/	EXL 2022 Proxy Statement

Executive compensation

Management also separately engaged Aon Consulting in 2019 for the purpose of providing a survey of compensation data (the parameters of which were not prepared by Aon Consulting) for individuals in our global industry holding analogous positions to our executive officers. While the Compensation Committee reviewed and considered the data provided by these surveys, it did not consider or review the compensation paid to executives at the component companies included within such surveys and did not use this information or any other data as a definitive benchmark to set executive compensation for fiscal year 2021.

Our Compensation Committee reviews compensation information provided by Farient and other third party data in order to evaluate each executive’s base pay, incentive bonus and equity incentives when changes in compensation are considered. Compensation decisions are designed to promote our fundamental business objectives and strategy.

Our Compensation Committee uses the compensation data to obtain a general understanding of current market practices, so it can design our executive compensation program to be competitive. Market data is not used exclusively, but rather as a point of reference to draw comparisons and distinctions.

Components of executive compensation for 2021

For 2021, the compensation of executive officers consisted of the following five primary components:

Compensation component	Description	Objectives
Base salary	Fixed compensation that is reviewed annually and is based on performance, experience, responsibilities, skill set and market value.	Provide a base level of compensation that corresponds to the job function performed. Attract, retain, reward and motivate qualified and experienced executives.
Annual incentives

“At-risk” compensation earned based on performance measured against pre-established annual goals.

75% of each NEOs award is tied to company-wide performance with the remaining 25% to the achievement of individualized goals.

Incentivize executives to achieve annual goals that ultimately contribute to long-term company growth and stockholder return.
Long-term incentives

“At-risk” compensation in the form of restricted stock unit awards whose value fluctuates according to stockholder value.

50% of the award vests based on continued service.

50% vests based on achievement of total stockholder return goals.

Align executive interests with those of stockholders. Reward continuous service with the company. Incentivize executives to achieve goals that drive company performance over the long-term.
Other benefits	Broad-based benefits provided to company employees (e.g., health and group insurance), a retirement savings plan and other personal benefits where appropriate.	Provide a total compensation package that is competitive with the marketplace and addresses unique needs, especially for overseas executives.
Severance and change in control protections	Protect executives during potentially tumultuous corporate transaction. Provide reduced post-employment compensation upon other involuntary terminations.

Allow executives to focus on generating stockholder value during a change in control transaction.

Provide market-competitive post-employment compensation recognizing executives likely require more time to find subsequent employment.

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Executive compensation

Detailed review of compensation components

Base salary

As discussed above, we provide our executive officers fixed compensation commensurate with their performance, experience, responsibilities, skill set and market value. This attracts and retains an appropriate caliber of talent for the position and provides a base wage that is not subject to our performance risk. In setting base salaries for 2021, our Compensation Committee considered:

Individual performance	The degree to which the executive met and exceeded expectations.

Market data	Market data to test reasonableness of compensation.

Overall compensation mix	Senior employees should have a greater portion of their compensation tied to increasing stockholder value.

Upon completing its review, the Compensation Committee determined it was appropriate to maintain current base salaries for all of our named executive officers. While these salaries were first approved in February 2020, they did not take effect until April 1, 2021. The fixed compensation amount for Mr. Bhalla covers not only base salary, but also amounts available as a travel allowance, an automobile allowance, a housing allowance, a medical allowance and a cash supplementary allowance, consistent with compensation practices in India.

Name	2021 Base salary / annual fixed compensation ($)

Rohit Kapoor	750,000

Maurizio Nicolelli	475,000

Vikas Bhalla	INR24,500,000(1)

Vivek Jetley	420,000

Samuel Meckey	442,000

(1) Equivalent to $329,611, converted at 74.33 INR to 1 USD, which was the exchange rate on December 31, 2021.

Incentive bonus

We have established an annual incentive bonus program in order to align our executive officers’ goals with our performance targets for the current year and to encourage meaningful contributions to our future financial performance. Our Compensation Committee approved the framework of our incentive bonus program in late 2020 for the year 2021 for bonuses payable in respect of 2021 performance. Under the program, bonus target amounts, expressed as a percentage of base salary or annual fixed compensation, are established for participants at the beginning of each year unless their employment agreements contain different terms. Funding of potential bonus payouts for the year are determined by our financial results for the year relative to predetermined performance measures and our assessment of each named executive officer’s performance relative to his predetermined individual performance goals. If our performance falls short of target, our aggregate funding of the annual cash bonus incentive pool declines. If we do not achieve a minimum threshold for the established financial performance objectives, then the bonus pool is not funded for that particular objective. Although the Compensation Committee has not historically done so, it has the discretion under the 2018 Plan to adjust an award payout from the amount yielded by the formula at the end of the performance period for reasons such as the effect of changes in laws or regulatory rules, acquisitions or divestitures, extraordinary accounting items, foreign exchange gains or losses, and/or any specific unusual or non-recurring events. The Compensation Committee did not utilize any discretion for the 2021 bonus awards.

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Executive compensation

Our Compensation Committee considered the following when establishing the awards for 2021:

Bonus targets

Bonus targets were established based on job responsibilities and comparable market data. Our objective was to set bonus targets such that total annual cash compensation was within the broad middle range of market data and a substantial portion of that compensation was linked to our performance. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total compensation tied to our performance. During 2021, our Compensation Committee established the following bonus targets (expressed as a percentage of base salary or annual fixed compensation) as well as maximum bonus targets for each named executive officer.

Name	Bonus target	Bonus maximum

Rohit Kapoor	150% of base salary	311% of base salary

Maurizio Nicolelli	75% of base salary	156% of base salary

Vikas Bhalla	75% of annual fixed compensation	156% of annual fixed compensation

Vivek Jetley	75% of base salary	156% of base salary

Samuel Meckey	75% of base salary	156% of base salary

Performance measures

Our executives were eligible to earn annual bonuses based 75% on their achievement of Company-wide performance metrics with the remaining 25% based on individual performance. The Company-wide portion of 2021 annual bonuses were based 30% on the Company’s Adjusted EPS goal, 40% on the Company’s revenue goal, and 30% on the Company’s adjusted operating profit margin (AOPM) for all employees whose incentive bonus is linked to Company-wide financial performance, including our named executive officers.

In 2021, the Compensation Committee continued to set the Company-wide performance goals as well as the individual performance goals described above for all named executive officers to ensure the executives were properly focused on the Company’s Adjusted EPS, revenue, and AOPM goals and other areas of performance that are unique to their positions within the organization. The Compensation Committee believes achievement of these performance metrics will drive our business and, in turn, lead to increased stockholder value.

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Executive compensation

Determination of financial performance achievement

For 2021, our Compensation Committee established an Adjusted EPS target of $4.05 14.7% higher than our actual Adjusted EPS for the prior year and 11.0% higher than the prior year’s target performance), a revenue target of $1.075 billion (12.0% higher than our actual revenue for the prior year and the same as our prior year’s target performance), and an AOPM target of $178.9 million (16.6% higher than our actual for the prior year and 8.2% higher than our prior year’s target). As shown below, the portion of incentive bonus payments that were subject to these financial performance measures could have ranged from zero to 210% of target depending on the achievement of the performance goals:

Performance targets: adjusted EPS ($4.05); revenue ($1.075 billion); and AOPM ($178.9 million)

% of performance achieved compared to target goal	% of target portion funded

Above 110%	210%

105%	160%

At 100%	100%

At 90%	10%

Less than 90%	0%

Linear interpolation for performance between discrete points

Based on our performance during the 2021 fiscal year, we achieved 118.77% of our Adjusted EPS target (resulting in funding of 210%), 103.83% of our revenue target (resulting in funding of 145.96%), and 116.49% of our AOPM target (resulting in funding of 210%) for a weighted funding of 184.39%.

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Executive compensation

Determination of individual performance measure achievement

Our named executive officers earn a portion of their respective annual incentive bonuses based on the achievement of individual performance measures that are designed to balance the attention of the officer between the achievement of near-term objectives that improve specific processes or performance metrics and long-term objectives for us. For more information on the process, roles and responsibilities for determining individual performance measure achievement, please see “Compensation process: roles and responsibilities” on page 69. Below is a summary of each named executive officer’s individual performance measures, and a summary of the achievements and accomplishments toward meeting those performance measures:

Named Executive Officer	2021 Individual performance measure	2021 Individual performance achievement

Rohit Kapoor

•   Drive profitability

•   Improve return on invested capital (“ROIC”)

•   Execute on EXL’s digital strategy

•   Improve talent acquisition & development

•   Ensure agile decisioning and strengthen Enterprise Risk Management

•   Continue to advance ESG program

•   Strong growth across all business units, resulting in revenues for 2021 that were up $163.9 million, or 17.1%, compared to 2020

•   ROIC increased to 12.6% in 2021, compared to 8.9% in 2020

•   Developed a strong foundation of digital and established an AI:OS framework

•   Increased focus on talent acquisition and strong progress on building expanded leadership and capabilities

•   Strengthened overall risk culture

•   Strong progress on ESG as outlined in EXL’s second annual Sustainability Report, including through progress in environmental stewardship, emphasis on employee development and wellness, and expansion of CSR program, among others

Maurizio Nicolelli	• Provide effective leadership to finance team • Drive profitability and improve ROIC • Execute on long term M&A strategy • Strong capital allocation

•   Led the finance team effectively, resulting in strong governance and high-quality controllership

•   Strong profitability and ROIC growth across all business units

•   Led the acquisition of Clairvoyant, broadening our data engineering and cloud computing capabilities

•   Drove capital allocation through EXL’s share buyback program and repayment of our convertible debt facility to improve ROIC

Vikas Bhalla	• Drive profitability for Insurance • Create and implement innovative data and analytics solutions • Improve Insurance ROIC	• Insurance revenue grew to $382.0 million with strong gross margins • Developed digital-led solutions for insurance industry • Improved Insurance business ROIC in 2021

Vivek Jetley	• Drive profitability and build high growth business for Analytics • Build EXL’s data management and cloud enablement capabilities, and build our data assets	• Analytics revenue grew to $460.7 million with strong gross margins • Created significant foundational capabilities in data management and cloud enablement areas

Sam Meckey	• Deliver profitable growth for Healthcare • Execute on EXL’s digital strategy • Improve ROIC for Healthcare	• Healthcare revenues grew to $112.4 million with strong gross margins • Integrated digital solutions into EXL Healthcare business • Improved Healthcare ROIC

EXL 2022 Proxy Statement	/	75

Executive compensation

The table below sets out the 2021 incentive bonuses paid to our named executive officers (paid in March 2022):

Name	2021 Actual incentive bonus awarded ($)(1)

Rohit Kapoor	2,050,000

Maurizio Nicolelli	640,498

Vikas Bhalla	444,718

Vivek Jetley	586,146

Samuel Meckey	577,214

(1)	The exchange rate used for the bonus conversion from Indian rupees to U.S. dollars for Mr. Bhalla was 74.33 INR to 1 USD, which was the exchange rate on December 31, 2021.

Long-term equity incentives

The Compensation Committee continues to believe that long-term equity awards provide employees with the incentive to stay with us for longer periods of time, which in turn provides us with greater stability as we grow. These incentives foster the long-term perspective necessary for continued success in our business because the value of the awards is directly linked to long-term stock price performance, and they ensure that our executive officers are properly focused on stockholder value.

Moreover, the Compensation Committee favors restricted stock unit awards as these awards offer executives the opportunity to receive shares of our common stock on or shortly following the date that the restrictions lapse. Such awards serve both to reward and retain executives because value is linked to the price of our stock on the date that the restriction lapses, and the executive must generally remain in employment through the date that the restrictions lapse. Restricted stock unit awards provide a significant degree of alignment of interests between our executives and stockholders.

The Compensation Committee also believes that the mix between Time-Vested RSUs and Performance-Vested RSUs provides an appropriate balance between incentivizing our executives to continue their employment with the Company and to ensure they are focused on long-term financial performance and generating stockholder value, which will enable them to realize additional compensation.

Finally, restricted stock units are potentially less dilutive to stockholders’ equity than stock options because restricted stock awards are full value awards, and our Compensation Committee can award fewer shares than an equivalent value of stock options.

76	/	EXL 2022 Proxy Statement

Executive compensation

Compensation

Fiscal year 2021 awards

Under our equity compensation program, our executive officers received restricted stock units under the 2018 Omnibus Incentive Plan approved by the Company’s stockholders at the annual meeting of stockholders held in June 2018 (the “2018 Plan”). We awarded restricted stock units to nearly all of our named executive officers in the proportions shown below. In response to the continuing COVID-19 pandemic, we revised our long-term equity incentive program for 2021 to remove the revenue performance metric because the uncertainty and market volatility caused by the pandemic made it difficult to predict a three-year revenue target. As a result, the 2021 PRSUs are based solely on TSR performance as compared to a pre-determined set of peer companies.

50%	+	50%	=	Total

Time-vested RSUs		Relative TSR-linked PRSUs		LTI award

The table below shows the amount of Time-Vested and Performance-Vested RSUs our Compensation Committee awarded our named executive officers in 2021. In general, the Compensation Committee believes that the size of the award granted to an executive officer should increase based on the executive officer’s level of responsibility within the Company.

Name	Annual Time-Vested RSUs(1)	Relative TSR-Linked PRSUs

Rohit Kapoor	35,400	35,400

Maurizio Nicolelli	6,920	6,920

Vikas Bhalla	7,340	7,340

Vivek Jetley	5,955	5,955

Samuel Meckey	7,415	7,415

(1)	Time-Vested RSUs do not include the additional equity grant awarded in September 2021 for all NEOs except Mr. Kapoor, see page 78 for more information on these awards.

•	The “Time-Vested RSUs” will vest in increments of 25% on each of the first four anniversaries of the grant date, subject to continuous service with the Company through the applicable vesting date.

–	The Compensation Committee believes these Time-Vested RSUs provide an important role in promoting retention of our executive officers.

•

The “Performance-Vested” portion of the 2021 RSUs (“PRSUs”) cliff-vest on December 31 of the third fiscal year in the performance period, based on the achievement of relative total stockholder return performance of the Company against a peer group over the grant’s three-year performance period of January 1, 2021 to December 31, 2023 and continuous employment through December 31, 2023 — we call these awards “Relative TSR-Linked PRSUs.” The Company’s TSR for the TSR performance period will be computed and then compared to the TSR of the companies in the TSR peer group, which is comprised of the public companies traded on either the NYSE or NASDAQ stock markets in our 8-digit Global

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Industry Classification Standard sub-industry group. This comparator set is more appropriate than the compensation peer group for this purpose as it provides a more robust comparison of our performance to the marketplace by the inclusion of more companies and eliminating size as a selection criteria, which is more relevant for compensation than performance comparison. For the Relative TSR-Linked PRSUs granted in 2021, the Company included a negative TSR cap. Under the negative TSR cap, if the total stockholder return is negative over the course of the three year performance period, no named executive officer may receive greater than 100% funding of the TSR-Linked PRSUs.

–

The percentage of Relative TSR-Linked PRSUs earned will be determined based on straight-line interpolation to the extent the Company’s TSR falls in between the 20th and 80th percentiles, as per the chart below:

TSR peer group percentile	Percentage of Relative TSR-Linked PRSUs earned

80.0 or more	200%

65.0	150%

50.0	100%

35.0	50%

20.0 or less	0%

–	The Compensation Committee believes the PRSUs focus our executives on key drivers of our Company’s business that will ultimately lead to creation of additional stockholder value.

In September 2021, we made additional equity grants to certain executives (other than the CEO) who are critical, sought-after talent needed for executing the Company’s strategy to promote long-term ownership, and alignment of executive and stockholder interests. Therefore, these additional equity grants were comprised of time-based RSUs that vest 1/3 on the second anniversary of the grant date and 2/3 on the third anniversary of the grant date, subject to continued employment. In addition, each award requires the executive to hold any acquired shares of Company stock for a period of two years following the applicable settlement date. The table below shows the amount of additional restricted stock units our Compensation Committee awarded our named executive officer subject to these terms and conditions. Relatedly, in 2022 we also adopted a Share Matching Program (see “2022 Incentive compensation” on page 79) to progress the same objectives. Finally, our modified executive stock ownership policy see “Maintain a robust stock ownership policy” on page 67) doubles the amount of Company equity that each executive officer other than the CEO is expected to maintain and went into effect in 2022, which serves to further align executive and stockholder interests.

Name	Additional Time-Based RSUs

Maurizio Nicolelli	8,121

Vikas Bhalla	12,181

Vivek Jetley	12,181

Samuel Meckey	8,121

78	/	EXL 2022 Proxy Statement

Executive compensation

Payout of awards granted in prior fiscal years

This was the third and final performance year for the 2019 performance-based restricted stock units. We achieved 96.65% of the revenue target for the revenue-linked restricted stock units resulting in 66.52% of target funding of those grants. The Company’s TSR performance was at the 87.23 percentile amongst its peer group, resulting in the executives earning 200% of the 2019 relative TSR-linked restricted stock units pursuant to the terms of the original grant. No adjustments were made to the 2019 performance-based restricted stock units or the associated performance targets to account for the impact of the COVID-19 pandemic in the 2020 and 2021 fiscal year.

2022 Incentive compensation

As noted above, for fiscal year 2021, we removed the revenue performance metric from our long-term equity incentive program because the uncertainty and market volatility resulting from the COVID-19 pandemic made it difficult to predict a three-year revenue target. The decision to remove the revenue metric for 2021 was only made with respect to the 2021 grants and was not intended to reflect a permanent change to the long-term equity incentive program. Therefore, for fiscal year 2022, we again revised our long-term equity incentive program to re-insert a revenue performance metric that will apply to 40% of our executive officers’ PRSUs. We have also adjusted the weighting of our restricted stock units to increase the percentage of PRSUs to 60% of the annual award for each executive officer, which further increases the percentage of incentive compensation tied to performance.

For fiscal year 2022, we also adopted a Share Matching Program (“SMP”) under the 2018 Plan for certain employees, including NEOs (other than the CEO). The SMP generally entitles a participant to one restricted stock unit for every share of Company common stock newly acquired and held by the participant during a specified acquisition period, up to a pre-established maximum. In general, as long as a participant continues to hold their newly acquired shares and remains employed with the Company, the associated restricted stock units received will cliff vest in two installments with 1/3 vesting on the second anniversary of the grant date and the remaining 2/3 vesting on the third anniversary of the grant date. In addition, each award requires the executive to hold any acquired shares of Company stock for a period of two years following the applicable settlement date such that each award ties the executive’s compensation to the Company’s stock performance for a total of five years. This SMP is designed to encourage key executives to acquire a larger equity ownership interest in the Company thereby further aligning the personal interests of these key executives with the interest of stockholders.

In April 2022, we entered into employment agreements with Messrs. Bhalla and Jetley. These employment agreements are substantially similar to those in effect for our other executive officers and will continue throughout their employment with the Company. The employment agreements generally entitle Messrs. Bhalla and Jetley to base salary, an annual cash bonus based upon performance, annual equity awards (time and/or performance-based) at the discretion of the Compensation Committee, and a cash severance payment upon a termination without cause or for good reason. They also condition the severance payments and termination-related equity acceleration on the execution of a release of claims against us and subject each executive to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

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Executive compensation

Benefits and perquisites

We offer employee benefits coverage in order to:

•	provide our global workforce with a reasonable level of financial support in the event of illness or injury; and

•	provide market-competitive benefits that enhance productivity and job satisfaction through programs that focus on work/life balance.

The benefits available for all U.S. employees include customary medical and dental coverage, disability insurance and life insurance. In addition, our 401(k) plan provides a reasonable level of retirement income reflecting employees’ careers with us. A number of our U.S. employees, including our U.S.-based named executive officers, participate in these plans. The cost of employee benefits is partially borne by our employees, including our named executive officers. Our named executive officers in India, Mr. Bhalla, is eligible to participate in the Company’s pension benefit, health and welfare and fringe benefit plans otherwise available to executive employees in India.

We generally do not provide significant perquisites or personal benefits to executive officers other than our Vice Chairman and CEO and our executive officers in India. Our Vice Chairman and CEO is provided a limited number of perquisites which we believe are reasonable and consistent with market trends, which are intended to be part of a competitive overall compensation program. A discussion of the benefits provided to our Vice Chairman and CEO is provided under “Employment agreements” beginning on page 86.

Risk and compensation policies

Our Compensation Committee has taken into account its discussions with management and Farient regarding our compensation practices and has concluded that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion was based on the features of our compensation programs, practices and policies set forth under “Executive compensation program, practices and policies” on page 66.

Severance and change-in-control benefits

Each named executive officer, including Mr. Bhalla and Jetley as of April 2022, is party to an employment agreement or letter that sets forth the terms of his or her employment, including compensation, which was negotiated through arms’-length contract negotiations. Under these employment agreements or letters, we are obligated to pay severance or other enhanced benefits upon termination of their employment. A discussion of the severance and other enhanced benefits provided to our named executive officers is provided under “Potential payments upon termination or change in control at fiscal 2021 year-end” beginning on page 91.

We have provided change-in-control severance protection for some of our executive officers, including our named executive officers. Our Compensation Committee believes that such protection is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, for executive officers, the program is intended to align executive officers’ and stockholders’ interests by enabling executive officers to consider corporate transactions that are in the best interests of our stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive officers’ own employment.

80	/	EXL 2022 Proxy Statement

Executive compensation

Senior executive officers, including our named executive officers, have enhanced levels of benefits based on their job level, seniority and probable loss of employment after a change in control. We also consider it likely that it will take more time for senior executive officers to find new employment.

Deductibility cap on executive compensation

As in the past, our Compensation Committee expects to continue to take into consideration the tax deductibility of compensation, but reserves the right to authorize payments that may not be deductible if it believes that the payments are appropriate and consistent with our compensation philosophy.

Despite the limited availability of Code Section 162(m) performance-based compensation exceptions following the Tax Cuts and Jobs Act of 2017, our Compensation Committee does not anticipate a shift away from variable or performance-based compensation payable to our named executive officers. Similarly, we do not expect to apply less rigor in the process by which we establish performance goals or evaluate performance against pre-established goals with respect to compensation paid to our named executive officers.

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Executive compensation

Compensation Committee Report

The Compensation Committee of the board of directors of ExlService Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on such review and discussion, has recommended to the board of directors of ExlService Holdings, Inc. that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our Proxy Statement relating to the Annual Meeting.

Compensation Committee

Ms. Jaynie M. Studenmund (Chair)

Ms. Anne Minto

Mr. Som Mittal

Mr. Clyde W. Ostler

Ms. Kristy Pipes

Mr. Garen K. Staglin

82	/	EXL 2022 Proxy Statement

Executive compensation

Summary compensation table for fiscal year 2021

The following table sets forth information for compensation earned in fiscal years 2019, 2020 and 2021 by our named executive officers:

Name and principal position	Year	Salary ($)		Bonus ($)(10)	Stock awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Change in pension value and nonqualified deferred compensation earnings ($)(4)	All other compensation ($)		Total ($)
Rohit Kapoor	2021	742,603		—	7,209,918	2,050,000	—	31,068	(5)	10,033,589

Vice Chairman & CEO	2020	599,016		—	5,701,209	810,000	—	31,041		7,141,267

	2019	720,000		—	4,121,410	1,304,453	—	49,354		6,195,217

Maurizio Nicolelli	2021	475,000		100,000	2,220,441	640,498	—	9,204	(6)	3,445,143

Executive Vice President and CFO	2020	384,283		125,000	1,166,955	243,097	—	8,970		1,928,305
	2019	—		—	—	—	—	—		—

Vikas Bhalla	2021	276,716	(1)	—	2,711,454	444,718	16,865	19,034	(7)	3,468,787

Executive Vice President and Business Head, Insurance	2020	229,016		—	1,399,048	169,370	5,067	37,962		1,840,463
	2019	263,809		—	973,685	285,636	5,186	40,367		1,568,683

Vivek Jetley	2021	415,068		—	2,429,371	586,146	—	9,204	(8)	3,439,789

Executive Vice President and Business Head, Analytics	2020	—		—	—	—	—	—		—
	2019	—		—	—	—	—	—		—

Samuel Meckey	2021	437,808		—	2,321,257	577,214	—	9,204	(9)	3,345,483

Executive Vice President and Business Head, Healthcare	2020	382,152		—	1,106,585	239,063	—	9,054		1,736,853
	2019	425,000		—	765,547	364,320	—	9,444		1,564,311

(1) The amount set forth in the “Salary” column for Mr. Bhalla includes $112,421 of base salary, $98,720 of a cash supplementary allowance, $36,030 of housing allowance (which Mr. Bhalla elected to receive instead in cash), $9,365 of travel allowance (which Mr. Bhalla elected to receive instead in cash), and $20,180 of a special car allowance (which Mr. Bhalla elected to receive instead in cash).

(2) Amounts reflect the total grant date fair value of awards (RSUs and revenue based PRSUs) and Monte Carlo value of awards (TSR based PRSUs) (recognized for financial statement reporting purposes for the fiscal years ended December 31, 2019, 2020 and 2021, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included (i) for 2021, in footnotes 2 and 22 to the audited financial statements for the fiscal year ended December 31, 2021, included in the 2021 Form 10-K filed with the Securities and Exchange Commission; (ii) for 2020, in footnotes 2 and 23 to the audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2021; and (iii) for 2019, in footnotes 2 and 23 to the audited financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2020. With respect to stock awards granted in 2021, the table below sets forth the value attributable to performance restricted stock units valued at target achievement. Performance restricted stock units granted in 2021 may pay out up to 200% of the target award, which would have amounted to the grant date fair values listed as the maximum total grant date fair value for each named executive officer in the table below.

Name	Total grant date fair value ($)	Maximum total grant date fair value ($)

Rohit Kapoor	4,240,920	8,481,840

Maurizio Nicolelli	829,016	1,658,032

Vikas Bhalla	879,332	1,758,664

Vivek Jetley	713,409	1,426,818

Samuel Meckey	888,317	1,776,634

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(3) Reflects the cash incentive bonuses earned in respect of 2021 and paid in 2022. For details on our annual incentive bonus program, see “Compensation Discussion and Analysis—Incentive bonus” beginning on page 72.

(4) Reflects the present value of accruals under the Gratuity Plan for Indian employees. Information regarding our Gratuity Plan (including the assumptions used to calculate these amounts) may be found under “Pension benefits for fiscal year 2021” beginning on page 90.

(5) Amount for Mr. Kapoor includes the travel allowance ($13,927) provided for under his employment agreement, to be used for once-a-year business class airfare for himself and his family between the United States and India, costs associated with use of an automobile and driver ($2,565), car lease rental ($5,372), contribution to our 401(k) plan ($8,700), and Company-paid Life Insurance ($504).

(6) Amount for Mr. Nicolelli includes contribution to our 401(k) plan ($8,700), Company-paid Life Insurance ($504).

(7) Amount for Mr. Bhalla includes contributions to the Employees’ Provident Fund Scheme (a statutorily required defined contribution program for Indian employees) ($13,491), costs associated with use of an automobile and driver in India ($5,408), and home internet and telephone charges ($135).

(8) Amount for Mr. Jetley includes contributions to 401(k) plan ($8,700) and Company paid Life Insurance premiums ($504).

(9) Amount for Mr. Meckey includes contributions to 401(k) plan ($8,700) and Company paid Life Insurance premiums ($504).

(10) Mr. Nicolelli received $100,000 as the final payment of his joining bonus in 2021.

Unless otherwise specified, U.S. dollar figures in this Proxy Statement have been converted from Indian rupees at a rate of 74.33 Indian rupees to $1.00, the Indian rupee to U.S. dollar exchange rate in effect as of December 31, 2021. Some of the information in the Summary Compensation Tables for fiscal years 2020 and 2019 was converted using the exchange rates in effect as set forth below:

Fiscal year	Rate	Exchange rate of INR per US$1

2020	December 31, 2020	73.065

2019	December 31, 2019	71.38

84	/	EXL 2022 Proxy Statement

Executive compensation

Grants of plan-based awards table for fiscal year 2021

The following table sets forth information concerning grants of stock and option awards and non-equity incentive plan awards granted to our named executive officers during fiscal year 2021:

Name	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards				All other stock awards: number of shares of stock or units (#)		Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Rohit Kapoor			1,113,904	3,467,027
	2/17/21								35,400	(3)	2,968,998
	2/17/21					35,400	(2)	70,800			4,240,920

Maurizio Nicolelli			356,250	554,414
	2/17/21								6,920	(3)	580,380
	9/1/21								8,121	(4)	811,044
	2/17/21					6,920	(2)	13,840			829,016

Vikas Bhalla			240,988	375,038
	2/17/21								7,340	(3)	615,606
	9/1/21								12,181	(4)	1,216,516
	2/17/21					7,340	(2)	14,680			879,332

Vivek Jetley			311,301	484,463
	2/17/21								5,955	(3)	499,446
	9/1/21								12,181	(4)	1,216,516
	2/17/21					5,955	(2)	11,910			713,409

Samuel Meckey			328,356	511,004
	2/17/21								7,415	(3)	621,896
	9/1/21								8,121	(4)	811,044
	2/17/21					7,415	(2)	14,830			888,317

(1) These amounts reflect the target and maximum cash incentive bonuses set for 2021. For details of our annual incentive bonus program, see “Compensation Discussion and Analysis – Incentive bonus” beginning on page 72.

(2) Represents annual awards of Relative TSR-Linked PRSUs granted under the 2018 Plan, subject to the vesting set forth in footnote 6.

(3) Represents annual awards of restricted stock units granted under the 2018 Plan, subject to the vesting set forth in footnote 6.

(4) Represents additional restricted stock units granted to all named executive officers other than our CEO under the 2018 Plan, subject to the vesting set forth in footnote 6.

(5) The grant date fair value reflects time-based restricted stock units valued based on grant date fair market value and TSR linked performance-based restricted stock units valued using Monte Carlo fair market valuation.

(6) The vesting schedules of the stock grants mentioned in the table are as follows for each named executive officer (subject to continued employment through each applicable vesting date).

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Grant date	Vesting start date	Vesting schedule

2/17/2021	2/17/2021	Relative TSR-Linked PRSUs: 100% vesting on 12/31/2023

2/17/2021	2/17/2021	Restricted Stock Units: Vesting over 4 Years – 25% each year

9/1/2021	9/1/2021	Restricted Stock Units: Vesting over 3 years – 1/3 after 2 years and 2/3 after 3 years

Employment agreements

In addition to the terms described below, the employment and severance agreements for each of our named executive officers include severance, termination and/or noncompetition provisions, which are described below under “Potential payments upon termination or change in control at fiscal 2021 year-end” beginning on page 91. Subsequent to fiscal 2021, we entered into employment agreements with Messrs. Bhalla and Jetley, see “2022 Incentive compensation” on page 79.

Rohit Kapoor

Mr. Kapoor serves as our Vice Chairman and CEO, and is based at our executive offices in New York, New York. Our engagement of Mr. Kapoor has been under the terms of employment agreements for over 15 years. Effective as of August 3, 2020, the Company entered into a second amended and restated employment agreement with Mr. Kapoor (the “Kapoor Agreement”). The Kapoor Agreement provides for an employment term that extends until Mr. Kapoor’s termination or resignation.

Salary, bonus and equity

In 2020, Mr. Kapoor’s base salary was increased from $720,000 to $750,000, as documented in the Kapoor Agreement. Mr. Kapoor’s base salary can be increased at our sole discretion and cannot be decreased unless a Company-wide decrease in pay is implemented. Mr. Kapoor can earn an annual cash bonus, with a target of 150% of base salary and a maximum payout of 310% of base salary, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Kapoor remains eligible to receive equity-based awards annually during the term, in amounts and forms determined by the Compensation Committee but with terms no less favorable than his direct reports.

Personal benefits

We provide Mr. Kapoor with certain personal benefits, including certain club memberships, home office supplies, term life insurance policy (with a face value of $500,000), once-a-year business class airfare between the United States and India for the executive and his family, up to $12,000 for personal tax and estate planning expenses, up to $1,400 per month car allowance, up to $12,000 per year for expenses associated with maintaining an automobile in India (including cost of a driver), personal security for the executive and his family while in India, reimbursement for first-class business travel, and a per diem allowance for certain trips. In addition, his employment agreement entitles him to certain other benefits in the event he is relocated to India, but which are not applicable currently as he maintains a U.S. residency.

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Executive compensation

Mr. Kapoor’s employment agreement also includes severance, termination and noncompetition provisions which are described below under “Potential payments upon termination or change in control at fiscal 2021 year-end” beginning on page 91.

Maurizio Nicolelli

Mr. Nicolelli serves as our Executive Vice President and CFO and is based at our executive offices in New York, New York. We entered into an employment agreement with him, effective February 3, 2020, which will continue throughout Mr. Nicolelli’s employment with the Company. In connection with his appointment, Mr. Nicolelli received a joining bonus of $225,000, payable in two installments, and an initial grant of restricted stock units of the Company’s common stock with a fair market value of $425,000, which will vest in four equal, annual installments beginning on the first anniversary of the grant date.

Salary, bonus and equity

Mr. Nicolelli’s base salary was set at $475,000 upon his hire in 2020 and is subject to review on an annual basis. In addition, Mr. Nicolelli can earn an annual cash bonus, with a target of 75% of base salary, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Nicolelli is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. Nicolelli’s agreements also includes severance, termination and noncompetition provisions which are described below under “Potential payments upon termination or change in control at fiscal 2021 year-end” beginning on page 91.

Vikas Bhalla

Mr. Bhalla serves as our Executive Vice President and Business Head, Insurance, and is based in Delhi, India. We entered into an employment agreement with him, effective April 28, 2001 and a severance letter, effective March 15, 2011, each of which will continue throughout Mr. Bhalla’s employment with the Company. Subsequent to fiscal 2021, we entered into an employment agreement with Mr. Bhalla that supersedes his prior agreements, see “2022 Incentive compensation” on page 79.

Salary, bonus and equity

Mr. Bhalla’s annual fixed compensation, measured in his home currency of Indian rupees set at 1,659,382 Indian rupees when his employment agreement was first executed in 2001 and is subject to review on an annual basis. Mr. Bhalla’s annual fixed compensation includes base salary, as well as amounts available as a leave travel allowance, a housing allowance, an automobile allowance, a medical allowance and a cash supplementary allowance. In addition, Mr. Bhalla can earn an annual cash bonus, with a target of 75% of annual fixed compensation, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Bhalla is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. Bhalla’s agreements also includes severance, termination and noncompetition provisions which are described below under “Potential payments upon termination or change in control at fiscal 2021 year-end” beginning on page 91.

Samuel Meckey

Mr. Meckey serves as our Executive Vice President and Business Head, Healthcare, and is based at our executive offices in New York, New York. We entered into an employment agreement with him, effective November 5, 2018, which will continue throughout Mr. Meckey’s employment with the Company.

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Executive compensation

Salary, bonus and equity

Mr. Meckey’s base salary was set at $425,000 when his employment agreement was first executed in 2018 and is subject to review on an annual basis. In addition, Mr. Meckey can earn an annual cash bonus, with a target of 75% of base salary, based upon the attainment of performance criteria determined by our Compensation Committee. Mr. Meckey is also eligible, subject to performance and other conditions, to receive annual equity awards at the discretion of the Compensation Committee.

Mr. Meckey’s agreements also includes severance, termination and noncompetition provisions which are described below under “Potential payments upon termination or change in control at fiscal 2021 year-end” beginning on page 91.

88	/	EXL 2022 Proxy Statement

Executive compensation

Outstanding equity awards at fiscal 2021 year-end

Name	Stock award grant date	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)(5)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)

Rohit Kapoor
	2/22/2018	7,502		1,086,065

	2/20/2019	14,455		2,092,650

	2/20/2020	17,640		2,553,743

	2/20/2020				42,660(a)	6,175,888

	2/20/2020				42,660(b)	6,175,888

	2/17/2021	35,400		5,124,858

	2/17/2021				35,400(c)	5,124,858

Maurizio Nicolelli	2/3/2020	4,424		640,462
	2/19/2020	3,274		473,977

	2/19/2020				4,366(a)	632,066

	2/19/2020				4,364(b)	631,776

	2/17/2021	6,920		1,001,808

	2/17/2021				6,920(c)	1,001,808

	9/1/2021	8,121	(2)	1,175,677

Vikas Bhalla	2/22/2018	1,664		240,897
	2/20/2019	3,415		494,390

	2/19/2020	6,225		901,193

	2/19/2020				8,300(a)	1,201,591

	2/19/2020				8,300(b)	1,201,591

	2/17/2021	7,340		1,062,612

	2/17/2021				7,340(c)	1,062,612

	9/1/2021	12,181	(2)	1,763,443

Vivek Jetley	2/22/2018	590		85,414
	2/20/2019	1,445		209,193

	10/22/2019	4,567	(3)	661,165

	2/19/2020	3,274		473,977

	2/19/2020				4,366(a)	632,066

	2/19/2020				4,364(b)	631,776

	2/17/2021	5,955		862,105

	2/17/2021				5,955(c)	862,105

	9/1/2021	12,181	(2)	1,763,443

Samuel Meckey	11/8/2018	2,127		307,926
	2/20/2019	2,685		388,707

	2/19/2020	4,924		712,847

	2/19/2020				6,566(a)	950,560

	2/19/2020				6,564(b)	950,270

	2/17/2021	7,415		1,073,470

	2/17/2021				7,415(c)	1,073,470

	9/1/2021	8,121	(2)	1,175,677

(1) Unless otherwise noted, this column represents annual restricted stock unit awards that vest and convert to shares in accordance with the following schedule (generally subject to continued employment through each applicable vesting date): 25% of the restricted stock units vest on each of the first, second, third and fourth anniversaries of the grant date.

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(2) These restricted stock unit awards vest and convert to shares in accordance with the following schedule (generally subject to continued employment through each applicable vesting date): 1/3 of the restricted stock units vest on the second anniversary of the grant date with the remaining 2/3 vesting on the third anniversary of the grant date.

(3) These restricted stock unit awards vest and convert to shares in accordance with the following schedule (generally subject to continued employment through each applicable vesting date): 50% of the restricted stock units vested on October 22, 2021 and 50% vest on October 22, 2022.

(4) The performance restricted stock unit awards in this table vest and convert to shares in accordance with the following schedules (generally subject to continued employment through the applicable vesting date and achievement of applicable performance goals):

(a) 100% of the restricted stock units vest on December 31, 2022. This amount represents the 2020 Revenue-Linked PRSUs and reflects maximum performance.

(b) 100% of the restricted stock units vest on December 31, 2022. This amount represents the 2020 Relative TSR-Linked PRSUs and reflects maximum performance.

(c) 100% of the restricted stock units vest on December 31, 2023. This amount represents 2021 Relative TSR-Linked PRSUs and reflects target performance.

(5) The price used in determining the market values set forth in this table is $144.77, which was the closing price of our stock on December 31, 2021.

Option exercises and stock vested during fiscal year 2021

The following table provides additional information about the value realized by our named executive officers on option award exercises and stock award vesting during fiscal year 2021:

	Option awards		Stock awards

Name	Number of shares acquired on exercise	Value realized on exercise ($)	Number of shares acquired on vesting	Value realized on vesting ($)

Rohit Kapoor	—	—	67,107	6,850,980

Maurizio Nicolelli	—	—	2,565	206,664

Vikas Bhalla	—	—	15,911	1,624,588

Vivek Jetley	6,500	433,481	11,759	1,285,497

Samuel Meckey	—	—	12,266	1,378,072

Pension benefits for fiscal year 2021

The following table discloses the present value of accumulated benefits payable to each of the named executive officers and the years of

Name	Plan name	Number of years credited service (#)(1)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)

Vikas Bhalla	Gratuity Plan for Indian Employees(2)	21	116,473	—

(1) Consists of the number of years of service credited as of December 31, 2021 for the purpose of determining benefit service under the Gratuity Plan. Credited service is determined based on the completed years of continuous employment (rounded to the nearest whole number of years) with the Company since the executive’s date of hire.

(2) Liabilities with regard to the Gratuity Plan is determined by actuarial valuation using the projected unit credit method. Under this method, we determine our liability based upon the discounted value of salary increases until the date of separation arising from retirement, death, resignation or other termination of services. Critical assumptions used in measuring the plan expense and projected liability under the projected unit credit method include the discount rate, expected return on assets and the expected increase in the compensation rates. Details regarding the assumptions used in the calculation of these amounts are included in footnote 19 to the audited financial statements for the fiscal year ended December 31, 2021 included in the 2021 Form 10-K.

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Executive compensation

We are required to provide all Indian employees with benefits under the Gratuity Plan, a defined benefit pension plan in India. Distributions from the Gratuity Plan are made in a single lump sum following retirement from the Company. An executive’s benefit under the Gratuity Plan is determined at any time as the executive’s annual base salary (determined based on the executive’s most recent monthly base salary) divided by 26, multiplied by 15, and the product multiplied by the executive’s completed years of continuous service with the Company. An executive has a vested and nonforfeitable right to payment of his accrued Gratuity Plan benefit only after five years of service. The present value of Mr. Bhalla’s accumulated benefits has been determined based on his monthly basic salary rate in effect on December 31, 2021, which was approximately $9,614.

Potential payments upon termination or change in control at fiscal 2021 year-end

The following tables summarize the amounts payable to each named executive officer upon a change in control or termination of his employment with us on December 31, 2021. In calculating potential payments for purposes of this disclosure, we have quantified our equity-based payments using the closing stock price on December 31, 2021, which was $144.77. Some of the capitalized terms used in the employment agreements for our named executive officers are defined in the section entitled “Certain defined terms” on page 98.

Rohit Kapoor

Cash severance

If Mr. Kapoor’s employment were terminated by us without “cause” or by the executive for “good reason” or by “retirement” (in each case, as described below) on December 31, 2021, he would have been entitled to cash severance consisting of:

•	except in the case of retirement, continuation of his base salary for 24 months;

•

except in the case of retirement, his actual bonus, if any, earned for the year of termination, determined as if he had been employed for the full year of termination, paid ratably over the remaining period of base salary payments;

•	any unpaid bonus amounts from prior periods;

•	any accrued but unpaid base salary and vacation days or unreimbursed expenses;

•

costs of continued COBRA coverage under the Company’s group health plan on behalf of the executive and his eligible dependents (described in more detail below), until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive becomes eligible to receive comparable benefits from a subsequent employer; and

•

except in the case of retirement, continuation of life insurance coverage until the earlier of (x) the 18-month anniversary of termination and (y) the date the executive commences employment with a subsequent employer.

Change-in-control cash severance

If Mr. Kapoor’s employment is terminated by us without “cause” or by the executive for “good reason” (in each case, as described above) within 12 months following a “change in control” or in specific contemplation of a change in control, the executive will receive, in lieu of the cash severance described above, (1) a lump sum payment equal to 24 months of base salary and (2) his actual bonus, if any, earned for the year of termination, determined as if he had been employed for the full year of termination, paid ratably over the remaining period of base salary payments.

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Death or disability

If Mr. Kapoor’s employment terminates due to his death or is terminated by either the executive or us due to his disability, he (or his estate) will be entitled to a prorated portion of his projected bonus amount for the year of termination.

Noncompetition and non-solicitation provisions

Mr. Kapoor is subject to confidentiality and non-disparagement restrictions at all times, as well as noncompetition and non-solicitation restrictions during his employment and for one year thereafter.

Annual equity awards

If Mr. Kapoor’s employment is terminated by us without cause or by Mr. Kapoor for good reason, Mr. Kapoor will be treated as if he was still employed by the Company for a period of twenty-seven months following the termination date. On a “change in control” (as defined in the 2006 Plan, 2015 Plan, or 2018 Plan, as applicable), retirement (as defined below), or on death, Mr. Kapoor’s outstanding annual equity awards will vest as described below:

Time-Vested RSUs

If a change in control occurs prior to the end of the four-year vesting period, Mr. Kapoor’s Time-Vested RSUs will be advanced by one year. In addition, all of Mr. Kapoor’s outstanding Time-Vested RSUs will become fully vested if he is terminated without cause in specific contemplation of or within 12 months following a change in control, or he voluntarily terminates his employment for good reason within 12 months following a change in control. If Mr. Kapoor dies before the end of the four-year vesting period, all of Mr. Kapoor’s outstanding Time-Vested RSUs will become fully vested. If Mr. Kapoor retires and the applicable award has been outstanding for at least 6 months, Mr. Kapoor will become fully vested in any unvested RSUs that would have vested within the next 12 months absent his retirement.

Revenue-Linked PRSUs

If a change in control occurs prior to the end of the performance period, 100% of target of Mr. Kapoor’s Revenue-Linked PRSUs will be deemed earned, will be subject to a three-year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Kapoor’s outstanding Revenue-Linked PRSUs will become fully vested if, (i) he is terminated without cause in specific contemplation of or within 12 months following a change in control; (ii) he voluntarily terminates his employment for good reason within 12 months following a change in control; or (iii) he dies following a change in control. If Mr. Kapoor dies prior to the end of the performance period and no change in control has occurred, Mr. Kapoor will become vested in a portion of the outstanding Revenue-Linked PRSUs equal to (x) the number of completed full months during the three-year performance period up to the date of Mr. Kapoor’s death divided by (y) 36 multiplied by (z) 100% of Mr. Kapoor’s Revenue-Linked PRSUs. If Mr. Kapoor retires and the award has been outstanding for at least 6 months, Mr. Kapoor will become vested in a portion of the outstanding Revenue-Linked PRSUs equal to (x) the number of years of service completed by Mr. Kapoor from the grant date (rounding up to the closest whole number) divided by (y) 3 multiplied by (z) the number of Revenue-Linked PRSUs earned based on actual performance.

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Executive compensation

Relative TSR-Linked PRSUs

If a change in control occurs on or prior to the first anniversary of the grant date, 100% of target of Mr. Kapoor’s Relative TSR-Linked PRSUs will be deemed earned. If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation Committee will determine the number of earned Relative TSR-Linked PRSUs based on the TSR of the Company and the peer group as of such date. In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will be subject to a three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Kapoor’s outstanding Relative TSR-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he (i) voluntarily terminates his employment for good reason or (ii) dies. If Mr. Kapoor dies prior to the end of the performance period and no change in control has occurred, Mr. Kapoor will become vested in a portion of the outstanding Relative TSR-Linked PRSUs equal to (x) the number of completed full months during the 3 year performance period up to the date of Mr. Kapoor’s death divided by (y) 36 multiplied by (z) 100% of Mr. Kapoor’s Relative TSR-Linked PRSUs. If Mr. Kapoor retires and the award has been outstanding for at least 6 months, Mr. Kapoor will become vested in a portion of the outstanding Revenue-Linked PRSUs equal to (x) the number of years of service completed by Mr. Kapoor from the grant date (rounding up to the closest whole number) divided by (y) 3 multiplied by (z) the number of Revenue-Linked PRSUs earned based on actual performance.

Release of claims

Mr. Kapoor’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us, his not having committed a material breach of the restrictive covenants that has remained uncured for 15 days after we have given him notice of such breach and his resignation from the board of directors and all committees thereof, if requested by the Company.

Code Section 280G

Mr. Kapoor’s employment agreement also contains a “modified cut-back” provision such that any payments that constitute “excess parachute payments” under Section 280G of the Code will be reduced to an amount that does not trigger the applicable excise taxes, to the extent such reduced amount is larger than the amount Mr. Kapoor would have received on a present-value net-after-tax basis (including excise taxes) absent such a reduction.

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Indicative payouts for Rohit Kapoor

Payments upon termination	Death prior to a change in control ($)	Death after a change in control ($)	Disability ($)	Termination for good reason or without cause ($)	Change in control ($)	Termination without cause or for good reason following change in control or termination without cause in specific contemplation of change in control ($)

Base salary payout	—	—	—	1,500,000	—	1,500,000

Bonus payout	2,050,000	2,050,000	2,050,000	2,050,000	—	2,050,000

Life insurance	—	—	—	4,239	—	4,239

Health insurance	—	—	—	37,936	—	37,936

Restricted stock units	10,857,316	10,857,316	—	9,576,101	4,264,852	10,857,316

Performance restricted stock units	11,300,746	14,388,690	—	11,300,746(1)	12,680,575	14,388,690

(1) As described above, upon his termination for good reason or without cause, Mr. Kapoor is treated as having continued his employment for two additional years for purposes of his annual equity awards. The information in this table was calculated assuming target performance over the additional two year-period, however, the actual payment would depend upon the Company’s actual performance following Mr. Kapoor’s termination.

Maurizio Nicolelli

Either Mr. Nicolelli or we may terminate Mr. Nicolelli’s employment at any time with 30 days’ notice (or 90 days’ notice if termination is by Mr. Nicolelli). If Mr. Nicolelli is terminated by us without “cause” (other than due to death or disability), or if Mr. Nicolelli resigns for “good reason”, Mr. Nicolelli will receive a cash severance payment equal to twelve months’ of his then-current base salary, with 25% payable on the first payroll date at least 10 days following termination and the remainder payable in nine equal monthly installments.

On a “change in control” (as defined in the 2018 Plan) or death, Mr. Nicolelli’s outstanding equity awards will vest as described below:

•

Time-Vested RSUs: If a change in control occurs prior to the end of the four-year vesting period, Mr. Nicolelli’s Time-Vested RSUs will be advanced by one year. In addition, all of Mr. Nicolelli’s outstanding Time-Vested RSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he terminates his employment for good reason. If Mr. Nicolelli dies before the end of the four-year vesting period, all of Mr. Nicolelli’s outstanding Time-Vested RSUs will become fully vested. If Mr. Nicolelli retires with at least 10 years of service and the applicable award has been outstanding for at least 6 months, Mr. Nicolelli will become vested in all unvested RSUs that would have vested within the next 12 months absent his retirement. If Mr. Nicolelli retires with at least 5 years of service but less than 10, the number of vested Time-Vested PRSUs will be calculated as described in the preceding sentence and then reduced by 50%. Vesting of the restricted stock units granted in September 2021; however, is only accelerated (i) on Mr. Nicolelli’s death or (ii) if following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he terminates his employment for good reason.

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•

Revenue-Linked PRSUs: If a change in control occurs prior to the end of the performance period, 100% of Mr. Nicolelli’s Revenue-Linked PRSUs will be deemed earned, will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Nicolelli’s outstanding Revenue-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he (i) terminates his employment for good reason or, (ii) dies. If Mr. Nicolelli dies prior to the end of the performance period and no change in control has occurred, Mr. Nicolelli will become vested in a portion of the outstanding Revenue-Linked PRSUs equal to (x) the number of completed full months during the 3 year performance period up to the date of Mr. Nicolelli’s death divided by (y) 36 multiplied by (z) 100% of Mr. Nicolelli’s Revenue-Linked PRSUs. If Mr. Nicolelli retires with at least 10 years of service and the award has been outstanding for at least 6 months, Mr. Nicolelli will become vested in a portion of the outstanding Revenue-Linked PRSUs equal to (x) the number of years of service completed by Mr. Nicolelli from the grant date (rounding up to the closest whole number) divided by (y) 3 multiplied by (z) the number of Revenue-Linked PRSUs earned based on actual performance. If Mr. Nicolelli retires with at least 5 years of service but less than 10, the number of vested Revenue-Linked PRSUs will be calculated as described in the preceding sentence and then reduced by 50%.

•

Relative TSR-Linked PRSUs: If a change in control occurs on or prior to the first anniversary of the grant date, 100% of Mr. Nicolelli’s Relative TSR-Linked PRSUs will be deemed earned. If a change in control occurs after the first anniversary of the grant date, the performance period will be deemed to end on the date of the change in control and the Compensation Committee will determine the number of earned Relative TSR-Linked PRSUs based on the TSR of the Company and the peer group as of such date. In either scenario, the Relative TSR-Linked PRSUs that are deemed earned will be subject to a new three year installment vesting schedule and will be advanced by one year under such schedule. In addition, all of Mr. Nicolelli’s outstanding, earned TSR-Linked PRSUs will become fully vested if, following or in specific contemplation of a change in control, he is terminated without cause or, following a change in control, he (i) voluntarily terminates his employment for good reason or, (ii) dies. If Mr. Nicolelli dies prior to the end of the performance period and no change in control has occurred, Mr. Nicolelli will become vested in a portion of the outstanding Relative TSR-Linked PRSUs equal to (x) the number of completed full months during the 3 year performance period up to the date of Mr. Nicolelli’s death divided by (y) 36 multiplied by (z) 100% of Mr. Nicolelli’s Relative TSR-Linked PRSUs. If Mr. Nicolelli retires with at least 10 years of service and the award has been outstanding for at least 6 months, Mr. Nicolelli will become vested in a portion of the outstanding Relative TSR-Linked PRSUs equal to (x) the number of years of service completed by Mr. Nicolelli from the grant date (rounding up to the closest whole number) divided by (y) 3 multiplied by (z) the number of Relative TSR-Linked PRSUs earned based on actual performance. If Mr. Nicolelli retires with at least 5 years of service but less than 10, the number of vested Relative TSR-Linked PRSUs will be calculated as described in the preceding sentence and then reduced by 50%.

Mr. Nicolelli’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. Nicolelli is subject to confidentiality restrictions at all times, as well as noncompetition and nonsolicitation restrictions for two years following termination of his employment.

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Executive compensation

Indicative Payouts for Maurizio Nicolelli

Payments upon termination	Death prior to a change in control ($)	Death after a change in control ($)	Termination for good reason or without cause ($)	Change in control ($)	Termination without cause or for good reason following change in control or termination without cause in specific contemplation of change in control ($)

Base salary payout	—	—	475,000	—	475,000

Restricted stock units	3,291,925	3,291,925	—	621,896	3,291,925

Performance restricted stock units	755,205	1,949,618	—	1,615,715	1,949,618

Vikas Bhalla

Either Mr. Bhalla or we may terminate Mr. Bhalla’s employment at any time with three months’ notice (or pay three months’ salary in lieu of notice). If Mr. Bhalla is terminated by us without “cause” (other than due to disability) at any time following a change in control or in specific contemplation of a change in control, or if Mr. Bhalla resigns for “good reason” after at least six months following a “change in control” (as defined in the 2015 Plan), Mr. Bhalla will receive a cash severance payment equal to twelve months’ of his then-current annual fixed compensation, payable in twelve equal monthly installments.

On a “change in control” (as defined in the 2018 Plan) or death, Mr. Bhalla’s outstanding equity awards will vest in the same manner as described for Mr. Nicolelli’s outstanding equity awards beginning on page 94, except that his restricted stock units granted in September 2021 will not vest if he terminates his employment for good reason following a change in control.

Mr. Bhalla’s severance payments and termination-related equity acceleration are subject to his execution of a waiver and release of claims against us. Mr. Bhalla is subject to confidentiality restrictions at all times, as well as noncompetition and nonsolicitation restrictions for two years following termination of his employment.

Indicative payouts for Vikas Bhalla

Payments upon termination	Death prior to a change in control ($)	Death after a change in control ($)	Termination for good reason or without cause ($)	Change in control ($)	Termination without cause or for good reason following change in control or termination without cause in specific contemplation of change in control ($)

Base salary payout	—	—	329,611	—	329,611

Restricted stock units	4,462,535	4,462,535	—	1,224,682	4,462,535

Performance restricted stock units	1,155,269	2,864,998	—	2,510,830	2,864,998

Government-required payouts(1)	116,473	116,473	116,473	—	116,473

(1) Represents distributions under the Gratuity Plan, which is due to Mr. Bhalla because he has earned over five years of credited service.

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Executive compensation

Vivek Jetley

Either Mr. Jetley or we may terminate Mr. Jetley’s employment at any time.

On a “change in control” (as defined in the 2018 Plan) or death, Mr. Jetley’s outstanding equity awards will vest in the same manner as described for Mr. Nicolelli’s outstanding equity awards on page 94, except that his restricted stock units granted in September 2021 will not vest if he terminates his employment for good reason following a change in control.

Mr. Jetley’s termination-related equity acceleration is subject to his execution of a release of claims against us.

Indicative payouts for Vivek Jetley

Payments upon termination	Death prior to a change in control ($)	Death after a change in control ($)	Termination for good reason or without cause ($)	Change in control ($)	Termination without cause or for good reason following change in control or termination without cause in specific contemplation of change in control ($)

Base salary payout	—	—	420,000	—	420,000

Restricted stock units	4,055,297	4,055,297	—	1,224,682	4,055,297

Performance restricted stock units	708,641	1,809,915	—	1,522,575	1,809,915

Samuel Meckey

Either Mr. Meckey or we may terminate Mr. Meckey’s employment at any time (though we must give Mr. Meckey 30 days’ notice if the termination is without “cause” and Mr. Meckey must give us 60 days’ advance notice upon any resignation). If Mr. Meckey’s employment with the Company is terminated by the Company without “cause” (other than due to death or disability) or by Mr. Meckey for “good reason” (both “cause” and “good reason” as defined above), Mr. Meckey will receive a cash severance payment equal to 12 months base salary, with 25% payable as a lump sum payment and the remaining 75% payable in accordance with the Company’s regular payroll practices.

On a “change in control” (as defined in the 2018 Plan) or death, Mr. Meckey’s outstanding equity awards will vest in the same manner as described for Mr. Nicolelli’s outstanding equity awards on page 94.

Mr. Meckey’s severance payments and termination-related equity acceleration are subject to his execution of a release of claims against us. Mr. Meckey is subject to confidentiality restrictions at all times, as well as noncompetition, nondisparagement and nonsolicitation restrictions during his employment and for one year thereafter.

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Indicative payouts for Samuel Meckey

Payments upon termination	Death prior to a change in control ($)	Death after a change in control ($)	Termination for good reason or without cause ($)	Change in control ($)	Termination without cause or for good reason following change in control or termination without cause in specific contemplation of change in control ($)

Base salary payout	—	—	442,000	—	442,000

Restricted stock units	3,658,627	3,658,627	—	1,008,178	3,658,627

Performance restricted stock units	991,429	2,499,020	—	2,141,232	2,499,020

Certain defined terms

Definition of cause

The following definition of “cause” applies to all named executive officers unless stated otherwise. “Cause” will occur if: (i) there is a final nonappealable conviction of, or pleading of no contest to, (1) a crime of moral turpitude which causes serious economic injury or serious injury to our reputation or (2) a felony; (ii) the executive engages in fraud, embezzlement, gross negligence, self-dealing, dishonesty or other gross and willful misconduct which causes serious and demonstrable injury to us; (iii) the executive materially violates any of our material policies (for Mr. Kapoor, which is not remedied within 15 days of receipt of notice from the Company specifying the breach in reasonable detail); (iv) the executive willfully and continually fails to substantially perform his duties (other than for reason of physical or mental incapacity) which continues beyond 15 days after we notify him in writing of his need to substantially improve his performance; provided that a failure to achieve performance objectives will not by itself constitute cause and no act or failure to act shall be considered “willful” unless done or failed to be done by the executive in bad faith and without a reasonable belief that his actions or omission was in our best interest; (v) the executive fails to reasonably cooperate in a governmental investigation involving us; (vi) the executive materially, knowingly and intentionally fails to comply with applicable laws with respect to the execution of the Company’s business operations (subject to a presumption of good faith if the executive is following advice of counsel); (vii) the executive fails to follow his supervisor’s (or, for Messrs. Kapoor our board of directors’) lawful instructions and does not remedy the failure for 15 days after we give him written notice; (viii) the executive’s use of alcohol or drugs materially interferes with the performance of his duties; (ix) for Mr. Kapoor only, he fails to take reasonable steps to end certain affiliations specified in his employment agreement within six months after a request by our board of directors; or (x) for Mr. Kapoor only, he materially breaches any material term of his employment agreement which is not remedied within 15 days of receipt of notice from the Company specifying the breach in reasonable detail.

Definition of good reason

For Mr. Kapoor, “good reason” generally means: (i) his duties or responsibilities are substantially reduced, he is required to report to anyone other than our board of directors, or his title as our officer is adversely changed; however, if following a change in control, his new title and authority are similar to his old title and authority, then any change in the executive’s title will not

98	/	EXL 2022 Proxy Statement

Executive compensation

constitute a significant reduction in his duties and authorities, it being understood that “good reason” shall be deemed to exist if Mr. Kapoor is no longer the chief executive officer of the Company or any entity that acquires the Company; (ii) his base salary is reduced, or his target annual bonus opportunity is reduced below 100% of his base salary; (iii) the office or location where he is based in the metropolitan New York City area is moved more than 30 miles, and the new location is more than 30 miles from his primary residence in the metropolitan New York City area; or (iv) we breach any material term of his employment agreement. If Mr. Kapoor plans to terminate his employment for good reason, he must notify us within 45 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 30 days to remedy the problem.

The following definition of “good reason” applies to Messrs. Nicolelli, Bhalla, and Meckey unless stated otherwise. “Good reason” means, without the executive’s prior written consent: (i) the executive’s duties or responsibilities are substantially reduced, or he is required to report to anyone other than our board of directors, or our CEO; (ii) the executive’s title as our officer is adversely changed; however, if following a change in control (as defined in the 2018 Plan), his new title and authority are similar to his old title and authority, then any change in the executive’s title will not constitute a significant reduction in his duties and authorities; (iii) for Messrs. Nicolelli and Meckey only, there is a change in the office or location where the executive is based of more than 50 miles and such new office or location is more than 50 miles from the executive’s primary residence; or (iv) we breach any material term of the executive’s employment agreement or severance agreement. If the executive plans to terminate his employment for good reason, he must notify us within 30 days following the date the executive first becomes aware of the circumstances giving rise to good reason and must allow us 30 days to remedy the problem.

Definition of change in control

A “change in control” (as generally defined in Mr. Kapoor’s employment agreement and the 2018 Plan, as applicable) generally means any of the following events: (i) any person or group becomes a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of either (1) the combined voting power of our then-outstanding voting securities entitled to vote in the election of directors or (2) our outstanding shares of common stock, assuming all rights to acquire common stock through options, warrants, conversion of convertible stock or debt, and the like are exercised; (ii) a majority of the members of our board of directors changes from those in office as of the date of Mr. Kapoor’s employment agreement or the effective date of the 2018 Plan (as applicable), except that the election of any new director whose election or nomination was approved by at least two-thirds of our incumbent directors will not be regarded towards a change in the majority for these purposes; (iii) our dissolution or liquidation; (iv) the sale, transfer or other disposition of all or substantially all of our business or our assets; or (v) consummation of a reorganization, recapitalization, merger, consolidation or similar transaction with another entity which requires the approval of our stockholders; however, any such transaction will not be a change in control if after the transaction (1) more than 50% of the total voting power of the resulting entity or its ultimate parent is represented by what were our outstanding voting securities before the transaction in substantially the same proportion among holders; (2) no person or group is or becomes the beneficial owner of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of our board of directors of the parent or surviving company; and (3) at least a majority of the members of our board of directors of the parent or surviving company following the transaction were our board members when our board first approved the transaction.

EXL 2022 Proxy Statement	/	99

Executive compensation

Definition of retirement

A “retirement” generally means a named executive officer’s voluntary termination of employment that is effective after he reaches age 60.

CEO pay ratio

In accordance with SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is an estimate of the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation (our “Pay Ratio”). Due to the size and complexity of our organization, which as of December 31, 2021 was made up of approximately 37,000 professionals throughout the world, with delivery centers in over 10 countries, our Pay Ratio is based on reasonable assumptions and estimates described below.

We calculated our Pay Ratio by looking at our entire employee population (excluding our CEO) as of December 31, 2021, but excluding leased employees and independent contractors. We then calculated each employee’s “total pay” using the sum of his or her fixed pay / base salary and variable pay (including any performance bonus, sales commission, and retention or signing bonus). We also annualized total pay for all full-time and part-time employees that were employed for less than the full fiscal year 2021.

For all employees located in jurisdictions other than the United States, a cost-of-living adjustment was made to align their compensation with the cost-of-living standards in the United States, the jurisdiction in which our CEO resides. Finally, we identified the median employee and calculated his or her annual total compensation and the CEO’s annual total compensation in the manner required by Item 402(u) of Regulation S-K, to determine the pay ratio shown in the table below.

Pay Ratio – all employees (with COLA)(1)

Chief Executive Officer’s annual total compensation	$10,033,589

Median employee’s annual total compensation	$10,275

Ratio of Chief Executive Officer’s annual total compensation to median employee’s annual total compensation	977:1

(1) 2021 Mercer Combined Index. Our median employee, identified without performing a cost-of-living adjustment, is based in India and had an annual total compensation of $6,780, resulting in a pay ratio of 1480:1.

100	/	EXL 2022 Proxy Statement

Executive compensation

Approximately 94% of our employees are located outside of the United States, primarily in India and the Philippines. As is common with many global companies, our compensation programs are market based, and as such they may differ for employees based on the country where an employee works. Accordingly, we believe that it is important to show our pay-ratio calculated in a similar manner as described above using the median U.S.-based employee to provide a commensurable view of our pay practices.

Pay Ratio – United States employees

Chief Executive Officer’s annual total compensation	$10,033,589

Median employee’s annual total compensation	$93,916

Ratio of Chief Executive Officer’s annual total compensation to median employee’s annual total compensation	107:1

EXL 2022 Proxy Statement	/	101

Executive compensation

Director compensation for fiscal year 2021

The following table sets forth information for compensation earned in fiscal year 2021 by our non-executive directors who served during fiscal year 2021:

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)(3)	All Other compensation ($)(4)	Total ($)

David Kelso(5)	37,813	—	—	37,813

Deborah Kerr(5)	36,667	—	—	36,667

Anne Minto	80,000	140,000	10,623	230,623

Som Mittal	80,000	140,000	2,765	222,765

Clyde Ostler	95,000	140,000	—	235,000

Vikram Pandit(6)	82,500	140,000	—	222,500

Kristy Pipes	82,500	140,000	—	222,500

Nitin Sahney	92,500	140,000	—	232,500

Garen Staglin	180,000	240,000	61,908	481,908

Jaynie Studenmund	92,500	140,000	—	232,500

(1) Mr. Kapoor’s compensation during 2021 was based solely on his role as CEO, as disclosed in the “Summary compensation table for fiscal year 2021” beginning on page 83 and discussed in “Compensation Discussion and Analysis” beginning on page 60. He does not receive any additional compensation for his services as a director. Ms. Pipes, a current non-executive director, was appointed to the board of directors effective January 19, 2021.

(2) Amounts reflect the aggregate grant date fair value of stock awards and option awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2021, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included in footnotes 2 and 22 to our audited financial statements for the fiscal year ended December 31, 2021 included in the 2021 Form 10-K.

(3) The outstanding equity awards held by our non-employee directors on December 31, 2021 is set forth on the table below:

Name	No. of securities underlying unexercised options (#) exercisable	No. of securities underlying unexercised options (#) unexercisable	No. of shares or units of stock that have not vested

David Kelso	0	0	0

Deborah Kerr	0	0	0

Anne Minto	3,093	0	1,420

Som Mittal	0	0	1,420

Clyde Ostler	0	0	1,420

Vikram Pandit	0	0	1,420

Kristy Pipes	0	0	2,069

Nitin Sahney	0	0	1,420

Garen Staglin	0	0	2,695

Jaynie Studenmund	0	0	1,420

102	/	EXL 2022 Proxy Statement

Executive compensation

(4) For Ms. Minto and Mr. Mittal, amount reflects our reimbursement to the director for fees associated with tax preparer services. For Mr. Staglin, amount reflects our reimbursement for costs associated with secretarial services.

(5) Mr. Kelso and Ms. Kerr each departed from the board of directors following the Company’s 2021 Annual Meeting of Stockholders in June 2021.

(6) Pursuant to the Investment Agreement, Mr. Pandit’s 2021 compensation was paid to The Orogen Group.

For 2021, non-employee directors (other than the non-executive Chairman) were eligible to receive an annual retainer fee in the amount of $60,000 in cash and $140,000 in equity valued at the time of grant. The non-executive Chairman of our board of directors was eligible to receive an annual retainer fee in the amount of $160,000 in cash and $240,000 in equity valued at the time of grant. New non-employee directors who join our board of directors during a calendar quarter are eligible to receive the full cash fee for such calendar quarter and a pro-rated equity grant. The chairperson of our Audit Committee was eligible to receive an additional annual fee of $25,000 in cash, and other members of our Audit Committee were eligible to receive an additional annual fee of $12,500 in cash. The Chairpersons of committees other than our Audit Committee were eligible to receive an additional annual fee of $20,000 in cash, and members of committees other than our Audit Committee were eligible to receive an additional annual fee of $10,000. For 2022, we revised our director compensation program to increase our annual retainer fee to $85,000 in cash and $190,000 in equity, remove additional annual fees for non-chair committee membership, and adjust additional annual fees for committee chairs.

There are no additional fees payable for attendance at our board or committee meetings (whether in person, telephonic or otherwise). We make quarterly cash payments in respect of the director fees to our directors.

Holders of restricted stock units do not receive the underlying shares of common stock until the units have vested and are settled. Unless the director elects otherwise, the restricted stock units issued to each of our non-employee directors will settle on the earliest of:

•	such director’s death;

•

180 days following the end of such director’s term on our board of directors, or if the director has satisfied our stock ownership guidelines and made an election prior to the grant, the vesting date of the award; and

•	the occurrence of a “change in control,” as defined in the 2006 Plan, 2015 Plan or 2018 Plan, as applicable, that satisfies the requirements of Section 409A of the Code.

EXL 2022 Proxy Statement	/	103

Stock ownership of directors, executive officers and certain beneficial owners

Stock ownership of directors, executive officers and certain beneficial owners

Unless otherwise indicated, the table below sets forth information with respect to the beneficial ownership of our common stock by:

•	each of our directors and each of our named executive officers individually;

•	each person who is known to be the beneficial owner of more than 5% of our common stock; and

•	all of our current directors and current executive officers (i.e., not just named executive officers) as a group.

The amounts and percentages of common stock beneficially owned below are as of March 31, 2022 (the “Determination Date”) and are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the Determination Date. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by such person as set forth opposite such person’s name.

Beneficial ownership

Name and address(1)	Shares		%(2)	Vested but unsettled RSUs(3)	Total

5% Beneficial owners

Blackrock Inc.(4)	4,986,346		14.96%	—

The Vanguard Group, Inc.(5)	3,556,074		10.70%	—

FMR LLC(6)	2,056,711		6.17%	—

Named Executive Officers

Rohit Kapoor	655,867	(7)	1.97%	—	655,867

Maurizio Nicolelli	7,527		*	—	7,527

Vikas Bhalla	16,863		*	—	16,863

Vivek Jetley	49,662		*	—	49,662

Samuel Meckey	13,581		*	—	13,581

Directors

Anne E. Minto	3,093	(8)	*	21,437	24,530

Som Mittal	—		*	13,033	13,033

Clyde W. Ostler	22,261		*	37,184	59,445

Vikram S. Pandit	310,394	(9)	*	5,358	5,358

Kristy Pipes	—		*	649	649

Nitin Sahney	—		*	10,862	10,862

Garen K. Staglin	35,028	(10)	*	53,502	88,530

Jaynie M. Studenmund	3,645		*	5,399	9,044

All current directors and executive officers as a group (18 people)(11)	1,169,958	(12)	3.51

*Less than 1%.

104	/	EXL 2022 Proxy Statement

Stock ownership of directors, executive officers and certain beneficial owners

(1) Unless otherwise noted, the business address of each beneficial owner is c/o ExlService Holdings, Inc., 320 Park Avenue, 29th Floor, New York, New York 10022.

(2) Based on 33,328,744 shares outstanding as of the Determination Date.

(3) For non-management directors, this column includes restricted stock units (previously granted for service on the Board) that have vested but are unsettled. Because vested restricted stock units generally settle 180 days following the director’s term of service (see “Director compensation for fiscal year 2021” for additional details on settlement), the units are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of the Determination Date. However, restricted stock units that are vested but unsettled provide a meaningful alignment with the Company’s stockholders, and they count towards our stock ownership policy for non-employee directors, which requires directors to maintain stock ownership of at least five times their respective annual retainers.

(4) Based on the Schedule 13G/A filed on January 28, 2022, BlackRock, Inc. had sole voting power with respect to 4,947,704 shares and sole dispositive power with respect to 4,986,346 shares. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(5) Based on the Schedule 13G/A filed on February 10, 2022, The Vanguard Group, Inc. had shared voting power with respect to 62,521 shares, sole dispositive power with respect to 3,474,157 shares and shared dispositive power with respect to 91,917 shares. The business address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(6) Based on the Schedule 13G/A filed on February 9, 2022, FMR LLC had sole voting power with respect to 600,920 shares and sole dispositive power with respect to 2,056,711 shares. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(7) The amount includes: (a) 177,134 shares of our common stock owned indirectly by Mr. Kapoor through a family trust created in 2016 under a 2005 grantor-retained annuity trust, for which Mr. Kapoor’s spouse and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, (b) 40,219 shares of our common stock owned indirectly by Mr. Kapoor through a family trust created in 2016 under a 2013 grantor retained annuity trust, for which Mr. Kapoor’s spouse and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, (c) 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust, for which Mr. Kapoor’s spouse and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, (d) 84,000 shares of our common stock owned indirectly by Mr. Kapoor through a spousal lifetime access trust for Mr. Kapoor’s spouse, for which Mr. Kapoor and Mr. Kapoor’s brother are the co-trustees and share dispositive and voting control over the shares in the trust, and (e) 97,185 shares of our common stock owned indirectly by Mr. Kapoor through a family trust created in 2016 for which Mr. Kapoor is the investment advisor to Commonwealth Trust Company, the trustee.

(8) This amount consists of 3,093 shares of our common stock of which Ms. Minto has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(9) Mr. Pandit has shared dispositive and voting control over the reported securities, which are held by Orogen Echo LLC (“OE”). The Orogen Group LLC (“Orogen”) is the sole member of OE and Mr. Pandit is the Chairman and Chief Executive Officer of Orogen. Orogen Holdings LLC and Atairos-Orogen Holdings, LLC are the sole members with joint investment control of Orogen. Mr. Pandit has majority voting control of Orogen Holdings LLC.

(10) This amount includes 1,854 shares of our common stock owned indirectly by Mr. Staglin through an irrevocable family trust created in 2018, for which Mr. Staglin’s spouse is the sole beneficiary and trustee with sole dispositive and voting control over the shares in the trust.

(11) Includes all eight current non-employee directors and our 10 current executive officers.

(12) This amount includes an aggregate of 3,093 shares of our common stock of which our current directors and current executive officers have the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

EXL 2022 Proxy Statement	/	105

Certain relationships and related person transactions

Certain relationships and related person transactions

Review and approval of related party transactions

We review all relationships and transactions in which we, our directors and executive officers or their immediate family members and our 5% stockholders are participants to determine whether such persons have a direct or indirect material interest in such transactions. Our Code of Conduct and Ethics instructs our directors, officers and employees to report the facts and circumstances of any such transaction or potential transaction to our General Counsel or our Audit Committee. Our board of directors has adopted a policy regarding the review of potential related party transactions. Under this policy, our General Counsel will

    Factors used in assessing related party     transactions

•   The nature of the related party transaction

•   The related party’s interest in the transaction

•   The material terms of the transaction, including the amount involved and type of transaction

•   The importance of the transaction to us and to the related party

•   Whether the transaction would impair the judgment of a director or executive officer to act in our best interest review the facts and circumstances of any covered transaction. If our General Counsel determines that the transaction involves a related party transaction and if the amount involved does not equal or exceed $120,000, our General Counsel will approve or disapprove the transaction. If our General Counsel determines that the transaction involves a related party transaction and if the amount involved equals or exceeds $120,000, our General Counsel will refer the transaction to our Audit Committee for consideration. In the course of reviewing, approving or ratifying a disclosable related party transaction, our General Counsel and Audit Committee considers all factors it considers appropriate, including but not limited to the factors in the box to the right.

Related party transactions

As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person and which involve amounts exceeding $120,000 in the previous fiscal year are disclosed in our Proxy Statement.

On October 1, 2018, the Company entered into the Investment Agreement with the Purchaser, an affiliate of The Orogen Group. One of the Company’s directors, Vikram Pandit, is the Chairman and Chief Executive Officer of The Orogen Group. Under the terms of the Investment Agreement, the Company issued to the Purchaser $150,000,000 in aggregate principal amount of 3.50% Convertible Senior Notes due October 1, 2024 (the “Notes”). In addition, we appointed Mr. Pandit, a nominee of the Purchaser, to our board of directors pursuant to the Investment Agreement. We subsequently entered into a Payoff and Termination Agreement where we agreed with the Purchaser to (i) a negotiated private exchange and prepayment of the Notes and (ii) except as set forth in the Payoff and Termination Agreement, terminate the Investment Agreement, including the Purchaser’s board appointment rights related to the initial issuance of the Notes and other matters set forth therein.

After considering the facts and circumstances regarding the relationship, our board of directors has determined that the Investment Agreement (and the Payoff and Termination Agreement) did not and does not impair Mr. Pandit’s independence under applicable Nasdaq standards and federal securities laws.

106	/	EXL 2022 Proxy Statement

Audit Committee Report

Audit Committee Report

The Audit Committee of the board of directors of ExlService Holdings, Inc. assists our board of directors in fulfilling its oversight responsibilities with respect to the following:

•

our accounting and financial reporting processes, including the integrity of the financial statements and other financial information provided by us to our stockholders, the public, stock exchanges and others;

•	our compliance with legal and regulatory requirements;

•	our registered independent public accounting firm’s qualifications and independence;

•	the audit of our financial statements; and

•	the performance of our internal audit function and independent registered public accounting firm.

In connection with these responsibilities, the Audit Committee met with management and Deloitte & Touche LLP to review and discuss the December 31, 2021 audited consolidated financial statements. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received written disclosures and the letter from Deloitte & Touche LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Deloitte & Touche LLP the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Audit Committee

Ms. Kristy Pipes (Chair)

Mr. Vikram Pandit

Mr. Clyde W. Ostler

Mr. Nitin Sahney

Ms. Jaynie Studenmund

EXL 2022 Proxy Statement	/	107

Proposal 1 - Election of directors

Proposal 1 — Election of directors

The nominees

Our Nominating and Governance Committee has nominated, and our board of directors has designated, Mses. Minto, Pipes and Studenmund and Messrs. Kapoor, Mittal, Ostler, Pandit, and Sahney to stand for election as directors at the Annual Meeting. One of our current directors, Mr. Staglin, will not be standing for re-election at the Annual Meeting.

Term of office

If elected, each of the director nominees will serve a term of one year on our board of directors, until our 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified in accordance with our by-laws.

Voting instructions and substitutes

The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these six nominees. Our board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to stand for election, the shares represented by proxies will be voted for the election of any substitute nominee designated by our board of directors to fill the vacancy.

General information about nominees

The age, tenure on our board of directors and committee membership, if any, of each nominee appears below. Information regarding the business experience during at least the last five years and directorships of other publicly owned corporations of each nominee can be found above under “Our board of directors.” Other information required with respect to any solicitation of proxies in connection with the election of directors is found elsewhere in this Proxy Statement.

Name	Age	Director since	Independent	Committee membership

Vikram Pandit Chairman	65	October 2018	Yes	Audit; Nominating and Governance

Rohit Kapoor Vice Chairman and CEO	57	November 2002	No	None

Anne Minto	68	March 2013	Yes	Compensation; Nominating and Governance

Som Mittal	70	December 2013	Yes	Compensation; Nominating and Governance

Clyde Ostler	75	December 2007	Yes	Audit; Compensation

108	/	EXL 2022 Proxy Statement

Proposal 1 - Election of directors

Name	Age	Director since	Independent	Committee membership

Kristy Pipes	62	January 2021	Yes	Audit (Chair); Compensation

Nitin Sahney	59	January 2016	Yes	Nominating and Governance (Chair); Audit

Jaynie Studenmund	67	September 2018	Yes	Compensation (Chair); Audit

Required vote

The affirmative vote of a majority of votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at the Annual Meeting will elect the eight nominees as directors for a term of one year. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our by-laws provide that such person will tender to the board of directors his or her resignation as a director. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our board recommends that you vote:

FOR	the election of Mses. Minto, Pipes and Studenmund and Messrs. Pandit, Kapoor, Mittal, Ostler, and Sahney as directors of the Company

EXL 2022 Proxy Statement	/	109

Proposal 2 — Approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan

Proposal 2 — Approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan

Background

We are asking our stockholders to approve the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan (referred to hereafter as the “ESPP”), at the Annual Meeting. The ESPP was adopted by the Compensation Committee and our board of directors in April 2022, subject to approval by our stockholders.

Approval of the ESPP will allow us to provide our Company employees and employees of certain of our subsidiaries the opportunity to acquire an ownership interest in the Company through their participation in the ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

If this Proposal 2 is approved by our stockholders, the maximum number of shares of our common stock that may be issued under the ESPP will be 800,000 shares. We do not maintain any other employee stock purchase plans. As of the close of business on March 31, 2022, a total of 33,328,744 shares of our common stock were outstanding and the closing price of our common stock on the Nasdaq Global Select Market was $143.27 per share. The ESPP share reserve represents approximately 2.3% of the total number of shares of our common stock outstanding as of March 31, 2022.

If this Proposal 2 is approved by our stockholders, the ESPP will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 2, the ESPP will not become effective.

Summary of the ESPP

The material features of the ESPP are described below. The following description of the ESPP is a summary only and is qualified in its entirety by reference to the complete text of the ESPP. Stockholders are urged to read the actual text of the ESPP in its entirety, which is attached hereto as Annex A.

Purpose

The purpose of the ESPP is to provide our employees an opportunity to purchase shares of our common stock. This will assist us in retaining the services of our employees, secure and retain the services of new employees and provide incentives for employees to exert maximum efforts for our success and increased stockholder value.

The ESPP is designed to allow eligible U.S. employees to purchase our common stock in a manner that is intended to qualify for favorable tax treatment under Section 423 of the Code. In addition, at the discretion of the Plan Administrator (as defined below), the ESPP will permit eligible employees to participate who are foreign nationals or employed outside of the U.S. However, such employees will not qualify for favorable tax treatment under U.S. laws.

110	/	EXL 2022 Proxy Statement

Proposal 2 — Approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan

Administration

The Compensation Committee (hereafter referred to as the “Plan Administrator”) will administer the ESPP. The Plan Administrator has the final power to construe and interpret both the provisions of the ESPP and the rights granted under it. In addition, the Plan Administrator has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of our subsidiary companies will be eligible to participate in the ESPP. Finally, the Plan Administrator has the authority to adopt procedures and sub-plans as necessary to permit participation by non-U.S. individuals.

Stock subject to the ESPP

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the ESPP is 800,000 shares. If any rights granted under the ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights shall again become available for issuance under the ESPP. The shares of common stock issuable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The Plan Administer will implement and operate the ESPP through periodic offerings to all eligible employees the opportunity to purchase our common stock. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 12 months. The Plan Administrator may establish separate offerings which vary in terms (although such terms may not be inconsistent with the provisions of the ESPP or the requirements of applicable laws). Each offering period may have one or more purchase dates (see discussion of purchase prices below), as determined by the Plan Administrator and communicated to the eligible employees prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

Eligibility – broad-based participation

The Plan Administrator shall determine who is eligible to participate in the Plan. The Plan Administrator may, for example, require that employees must work more than 20 hours per week and/or more than five months per calendar year in order to be eligible to participate in the Plan. The Plan Administrator may also limit or restrict the offering to other employment criteria that it deems appropriate, provided such limits or restrictions comply with applicable law. For foreign subsidiaries and those employees and foreign nationals working in the U.S., the Plan Administrator, at its discretion will develop and implement eligibility requirements for those subsidiaries and employees in accordance applicable laws (including foreign laws, as necessary).

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Proposal 2 — Approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan

No employee will be eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options

As of March 31, 2022, approximately 2,400 U.S. employees would have been eligible to participate in the ESPP. We expect that, subject to establishment of sub-plans and any required filings, as appropriate under applicable law, most of our employees across the world will be eligible to participate in the ESPP.

Participation in the ESPP; limits on employee contributions

An eligible employee may enroll in the ESPP by delivering to the Plan Administrator or its delegate, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case, with respect to purchase rights intended to receive favorable tax treatment under Section 423 of the Code, which may not exceed 15% of such employee’s compensation during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee’s participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase price and limits; payroll deductions

The Committee will establish one or more dates during the purchase period where it will purchase common stock (the “purchase dates”). The purchase price per share of our common stock on each purchase date during an offering period will not be less than 85% of the lesser of:

(i)	the fair market value of a share of our common stock on the first day of the offering period, or

(ii)	the fair market value of a share of our common stock on the date selected by the Plan Administrator for purchasing the common stock (the “purchase date”).

As of March 31, 2022, the closing price of our common stock as reported on the Nasdaq Global Select Market was $143.27 per share. The ESPP does not provide for matching contributions from the Company.

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator and set forth in the offering document. All contributions made for a participant are credited to his or her account under the ESPP and deposited with our general funds.

In connection with each offering made under the ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, or as determined by the

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Proposal 2 — Approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan

Plan Administrator, a maximum dollar amount which may not exceed 15% of such employee’s eligible earnings during the offering period, (ii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner. In addition, no employee may purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are purchased) in each calendar year. The Plan Administrator may lower the dollar value purchase limit at its discretion.

Holding period

Unless otherwise provided by the Plan Administrator, no shares of common stock purchased in any offering under the Plan may be transferred out of the participant’s Plan investment account to any other brokerage account designated by the participant for twelve (12) months after the purchase date on which such shares were purchased.

Withdrawal; termination of employment; restrictions on transfer

Participants may withdraw from a given offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator and set forth in the offering document. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the ESPP.

A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Rights granted under the ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.

Changes in capitalization and effect of certain corporate transactions

In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.

In the event of a corporate transaction (as defined in the ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the ESPP or may substitute similar rights

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Proposal 2 — Approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan

(including a right to acquire the same consideration paid to the stockholder in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants’ accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights and the Plan will terminate immediately after such purchase.

For purposes of the ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

Duration, amendment and termination

The Plan Administrator may amend, suspend or terminate the ESPP at any time. However, for certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law, including any listing requirements.

Any outstanding purchase rights granted before an amendment or termination of the ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, including any listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Notwithstanding anything in the ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, if applicable; (ii) permit contributions in excess of the amount designated by a participant and/or via cash, check or wire transfer in lieu of payroll deductions to adjust for mistakes in processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/ or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with that participant’s contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering or purchase period to enable the purchase rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the ESPP and to correct for mistakes in the Company’s processing of properly completed contribution elections; provided in each case that such actions qualify under and/or comply with Section 423 of the Code. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

Federal income tax information

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local,

114	/	EXL 2022 Proxy Statement

Proposal 2 — Approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan

state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.

Employees will generally be subject to tax in an amount that depends on the employee’s holding period with respect to the commons stock purchased under the ESPP.

(i)

If the common stock is sold or disposed of more than one year from the date of purchase and more than two years after the first day of the offering period in which it was purchased, or upon the employee’s death while owning the common stock, the employee will recognize ordinary income in an amount generally equal to the lesser of:

(A)	an amount equal to 15% of the fair market value of the common stock on the first day of the offering period, and

(B)	the excess of the sale price of the common stock over the purchase price.

Any additional gain will be treated as long-term capital gain. If the common stock held for the periods described above are sold and the sale price is less than the purchase price, then the employee will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the common stock.

(ii)

If the common stock is sold or otherwise disposed of before the expiration of the holding periods described above, other than following the employee’s death while owning the common stock, the employee generally will recognize as ordinary income an amount equal to the excess of the fair market value of the common stock on the date the common stock were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the employee’s holding period with respect to the common stock.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition of common stock prior to the expiration of the holding periods described above.

Employees who are foreign nationals or employed by a foreign subsidiary are not entitled to the tax treatment above. Foreign nationals who participate in the ESPP while employed by the Company in the U.S. will recognize ordinary income at the time the common stock is purchased measured as the excess of the fair market value of the common stock purchased over the purchase price. The Company will be entitled to a corresponding deduction. Any additional gain or loss on the subsequent sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period. The foreign national maybe subject to additional taxes in his or her country of domicile. Any employees employed by a foreign subsidiary and participating in the ESPP will be subject to the tax laws of his or her respective tax jurisdiction.

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Proposal 2 — Approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan

New plan benefits

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. In addition, our board of directors and the Compensation Committee have not granted any purchase rights under the ESPP that are subject to stockholder approval of this Proposal 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the ESPP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2021 if the ESPP had been in effect, are not determinable. Our non-employee directors will not be eligible to participate in the ESPP.

Equity compensation plan information

The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. For a description of our equity compensation plans, see Note 22 - Stock Based Compensation to our consolidated financial statements in the 2021 Form 10-K.

Plan category	Number of securities to be issued upon exercise/vesting of outstanding options, warrants and rights*	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,378,667	$27.62	1,777,687
Equity compensation plans not approved by security holders	—	—	—
Total	1,378,667	27.62	1,777,687

*This includes outstanding options and unvested Restricted Stock Units, which include Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units. See Note 22 - Stock Based Compensation to our consolidated financial statements in the 2021 Form 10-K for further details.

Required vote

The approval of the ESPP as set forth herein requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our board recommends that you vote:

FOR	The approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan

116	/	EXL 2022 Proxy Statement

Proposal 3 — Ratification of the appointment of independent registered public accounting firm

Proposal 3 — Ratification of the appointment of independent registered public accounting firm

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the Company’s and its subsidiaries’ books, records and accounts for the fiscal year 2022. Our board of directors has endorsed this appointment. Ratification of the appointment of Deloitte by our stockholders is not required by law. However, as a matter of good corporate practice, such appointment is being submitted to our stockholders for ratification at the Annual Meeting. If our stockholders do not ratify the appointment, our board of directors and our Audit Committee will reconsider whether or not to retain Deloitte, but may nonetheless retain Deloitte. Even if the appointment is ratified, the Audit Committee in its discretion may change such appointment at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders.

In retaining Deloitte as the Company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by Deloitte was compatible with maintaining Deloitte’s independence and concluded that it was. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since February 28, 2018.

Audit and non-audit fees

The following is a summary of the fees billed or expected to be billed to us by the Company’s independent registered public accounting firm for professional services rendered in each of the last two fiscal years:

Fee category	Fiscal 2021	Fiscal 2020

	(in thousands)

Audit fees	$1,601	$1,451

Audit-related fees	—	—

Tax fees	80	758

All other fees	34	—

Total fees	$1,715	$2,209

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Proposal 3 — Ratification of the appointment of independent registered public accounting firm

Audit fees:

Consist of fees billed or expected to be billed for professional services rendered for the audit of our consolidated financial statements, including (i) the audit of effectiveness of internal control over financial reporting, (ii) review of our consolidated financial statements included in our quarterly reports, and (iii) services that are normally provided by our registered independent public accountants including services in connection with statutory or regulatory filings or engagements for those fiscal years.

Audit-related fees:

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax fees:

Consist primarily of fees billed or expected to be billed for other tax filing and advisory projects.

All other fees:

Consist of fees billed or expected to be billed for other permissible work performed by the Company’s independent public registered accounting firm that does not meet the above category descriptions.

Our Audit Committee pre-approves and is responsible for the engagement of all auditing services provided by our independent registered public accountants and all non-auditing services to be provided by such accountants to the extent permitted under Section 10A of the Exchange Act, including all fees and other terms of engagement. Our Audit Committee may delegate the authority to pre-approve audit and permitted non-audit services between meetings of our Audit Committee to a designated member of our Audit Committee, provided that the decisions made by such member are presented to our full Audit Committee for ratification at its next scheduled meeting.

All of the fees paid to Deloitte in fiscal year 2021 were pre-approved by the Audit Committee.

Required vote

The ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our board recommends that you vote:

FOR	the ratification of the appointment of Deloitte as our independent registered public accounting firm

118	/	EXL 2022 Proxy Statement

Proposal 4 — Advisory (non-binding) vote on executive compensation

Proposal 4 — Advisory (non-binding) vote on executive compensation

Proposal 4 is a vote, on a non-binding advisory basis, to approve the compensation of our executive officers as described in this Proxy Statement. Although the vote is advisory and is not binding on the board of directors, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We refer to this vote as the “say-on-pay” vote.

At the 2018 Annual Meeting of Stockholders, our stockholders voted on a proposal relating to the frequency of the “say-on-pay” vote. We recommended, and our stockholders approved on a non-binding advisory basis, an annual say-on-pay vote. Accordingly, we include the say-on-pay vote each year as a regular part of each Annual Meeting of Stockholders, and the next such say-on-pay vote will occur at next year’s Annual Meeting of Stockholders. The next vote on the frequency of the “say-on-pay” vote will be held at the Annual Meeting to be held in 2023.

•	Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters.

•

Our board of directors believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders. For example, the bulk of our annual incentive bonuses are earned based on achievement of three core financial metrics: Adjusted EPS, revenues and AOPM. As we discuss in greater detail in our Compensation Discussion and Analysis, these financial metrics focus our named executive officers on top-line revenues and bottom-line earnings that are likely to make meaningful contributions to our future financial performance. We believe rewarding our executives with incentive pay based on achievement of these three financial metrics closely aligns management with the interests of our stockholders.

In addition, our philosophy places more emphasis on variable elements of compensation (such as incentive bonuses and equity-based compensation) than fixed remuneration.

Our stockholders have the opportunity to vote for, against or abstain from voting on the following resolution:

“Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement).”

The above-referenced disclosures related to the compensation of our named executive officers appear beginning at page 60 of this Proxy Statement.

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Proposal 4 — Advisory (non-binding) vote on executive compensation

Required vote

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” the approval of the compensation of our named executive officers.

Our board recommends that you vote:

FOR

the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement)

120	/	EXL 2022 Proxy Statement

Miscellaneous

Miscellaneous

Stockholder proposals and director nominations for the 2023 Annual Meeting

Stockholder proposals intended to be included in our proxy materials for the 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”) must be received by the deadline calculated in accordance with SEC Rule 14a-8, which is 120 days before the anniversary of the date of this year’s Proxy Statement. This year’s deadline is December 29, 2022. Such proposals must include the information required by SEC rules, and should be sent in writing by courier or certified mail to the Corporate Secretary of the Company at 320 Park Avenue, 29th Floor, New York, New York 10022. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner and thus may be ineligible for inclusion.

Stockholders who intend to submit proposals at the 2023 Annual Meeting but whose proposals are not included in the proxy materials for the meeting, and stockholders who intend to submit nominations for directors at the 2023 Annual Meeting, are required to notify the Corporate Secretary of the Company (at the address above) of their proposal or nominations not less than 90 days, nor more than 120 days, before the anniversary of this year’s Annual Meeting of Stockholders, in accordance with our by-laws. Such notices of proposals for the 2023 Annual Meeting must be delivered between February 21, 2023 and March 23, 2023. Special notice provisions apply under the by-laws if the date of the 2023 Annual Meeting is more than 30 days before or 70 days after the anniversary date of this year’s Annual Meeting of Stockholders.

Any notice of proposed business or nomination, whether or not included in our Proxy Statement, must include the information required under our by-laws, including Section 2.11.4, in order for the matter to be eligible for consideration at the 2023 Annual Meeting. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by

Rule 14a-19 under the Exchange Act no later than April 22, 2023.

The presiding officer of the 2023 Annual Meeting may refuse to acknowledge any matter or nomination not made in compliance with the procedures in our by-laws. Our by-laws can be found on our website and the current SEC rules for submitting stockholder proposals can be obtained from the SEC at: Division of Corporation Finance, 100 F. Street, N.E., Washington, DC 20549, or through the SEC’s Internet website at www.sec.gov.

Delivery of documents to stockholders sharing an address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank, trust or other nominee may only deliver one copy of this Proxy Statement and the 2021 Form 10-K, which serves as our Annual Report to Stockholders under Regulation 14A (the “2021 Annual Report”), to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the 2021 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and annual

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Miscellaneous

report, now or in the future, should submit this request to our investor relations department through the Investor Relations page of our website at https://ir.exlservice.com/. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank, trust or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Electronic access to Proxy Statement and Annual Report

This proxy statement and our 2021 Annual Report may be viewed on our website at www.exlservice.com and at www.proxyvote.com by following the instructions provided in the Internet Notice. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form. If you choose this option, you will receive a proxy form in mid-May listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

Delinquent Section 16(a) reports

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the Company’s common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based upon our examination of the copies of Forms 3, 4, and 5, and amendments thereto filed electronically with the SEC and the written representations of our reporting persons, we believe that all reports were filed on a timely basis during fiscal 2021, except that two Form 4 filings for Mr. Pandit (covering a total of two transactions) and one Form 3 filing for Mr. Kini (reporting his initial equity holdings), were each filed late due to administrative error.

Forward-looking statements

This Proxy Statement contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this Proxy Statement, you should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a more detailed discussion of these factors, see the information under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2021 Form 10-K .

122	/	EXL 2022 Proxy Statement

Annual meeting Q&A

Annual Meeting Q&A

Who is providing this Proxy Statement?

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of ExlService Holdings, Inc., a Delaware corporation (“us,” “we,” “our” or the “Company”), of proxies to be used at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held in virtual format only via live audio webcast at the website www.virtualshareholdermeeting.com/EXLS2022 on June 21, 2022 at 8:30 AM, Eastern Time, and any adjournments or postponements thereof.

How are the proxy materials being made available?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company furnishes proxy materials via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) by mail, you will not receive a printed copy of our proxy materials other than as described herein. Instead, the Internet Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Internet Notice also instructs you as to how you may submit your proxy over the Internet or by phone. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the Internet Notice.

Our Notice of Annual Meeting, Proxy Statement and form of proxy card are each available at www.proxyvote.com. You may access these materials and provide your proxy by following the instructions provided in the Internet Notice.

When will the internet notice be sent?

We anticipate the Internet Notice will be sent to stockholders on or about April 28, 2022. This Proxy Statement and the form of proxy relating to the Annual Meeting will be made available via the Internet to stockholders on or prior to the date that the Internet Notice is first sent.

Who can vote?

Only stockholders who own shares of our common stock at the close of business on April 22, 2022, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on April 22, 2022, the record date, we had 33,290,291 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date for the Annual Meeting.

Is cumulative voting applicable in the election of directors?

There is no cumulative voting in the election of directors.

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Annual meeting Q&A

How do I vote my shares?

If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent (which means you are a “stockholder of record”), you can vote your proxy by (i) Internet, (ii) by phone or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. Please refer to the specific instructions set forth in the Internet Notice.

If you are the beneficial owner of shares held in the name of a brokerage, bank, trust or other nominee as a custodian (also referred to as shares held in “street name”), your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares. In addition to voting by mail, a number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. Votes submitted by telephone or by using the Internet through Broadridge’s program must be received by 11:59 p.m. Eastern Time, on June 20, 2022.

You also have the right to vote electronically at the Annual Meeting if you decide to attend. Our board of directors recommends that you vote by Internet, phone or mail even if you choose to attend the Annual Meeting. If you are a “stockholder of record,” you may vote your shares electronically at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares electronically at the Annual Meeting or your vote at the Annual Meeting will not be counted.

You will not be able to vote your shares unless you use one of the methods described above to designate a proxy or you vote electronically at the Annual Meeting.

Can I revoke my proxy?

You can revoke your proxy at any time before it is exercised in any of the following ways:

•	by voting at the Annual Meeting;
•	by submitting written notice of revocation to the inspector of elections prior to the Annual Meeting; or
•	by submitting another properly executed proxy of a later date to the inspector of elections prior to the Annual Meeting.

How is a quorum established at the Annual Meeting?

A quorum, which is a majority of the issued and outstanding shares of our common stock as of the record date of April 22, 2022, must be present, in person or by proxy, to conduct business at the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending the Annual Meeting in person and by their proxy holders. If you indicate an abstention as your voting preference for all matters to be acted upon at the Annual Meeting, your shares will be counted toward a quorum but they will not be voted on any matter. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting.

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Annual meeting Q&A

What is a “broker non-vote”?

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you fail to provide instructions to your broker, under the New York Stock Exchange rules (which apply to brokers even though our shares are listed on the NASDAQ Stock Market), your broker will not be authorized to vote your shares on “non-routine” proposals, which include, at the Annual Meeting, the election of directors and approval on an advisory (non-binding) basis of the compensation of our named executive officers. As a result, a “broker non-vote” occurs. However, without your instructions, your broker has discretionary authority to vote your shares with respect to “routine” proposals only, which include, at the Annual Meeting, the ratification of the appointment of our independent registered public accounting firm.

How many votes are needed to approve each proposal and what is the effect of abstentions and/or broker non-votes?

Proposal 1: Election of directors

Under our Fifth Amended and Restated By-Laws (our “by-laws”), directors who are standing for election at the Annual Meeting will be elected by the affirmative vote of a majority of votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by stockholders in person or represented by proxy and entitled to vote at the Annual Meeting. If any incumbent nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our by-laws provide that such person will tender to the board of directors his or her resignation as a director. You may cast your vote in favor of electing all of the nominees as directors, against one or more nominees, or abstain from voting your shares. For purposes of the vote on Proposal 1, abstentions and broker non-votes will have no effect on the results of the vote. Virtual attendance at our Annual Meeting will constitute presence in person for purposes of voting at the Annual Meeting.

Other proposals

The approval of the EXL 2022 ESPP, the ratification of the appointment of our independent registered public accounting firm, the advisory (non-binding) approval of the compensation of our named executive officers and each other item to be acted upon at the Annual Meeting will require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. You may cast your vote in favor of or against these proposals or you may abstain from voting your shares. For purposes of the vote on Proposal 2 (approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan), Proposal 3 (ratification of the appointment of our independent registered public accounting firm), Proposal 4 (advisory (non-binding) vote on executive compensation), and such other items properly presented and to be acted upon at the Annual Meeting, abstentions will have the effect of a vote against these proposals. Broker non-votes will have the effect of a vote against Proposals 2 and 4, but because Proposal 3 is a “routine” proposal where brokers have discretionary authority to vote in the absence of instruction, there will be no broker non-votes.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares (i) FOR the election of all six nominees for director, (ii) FOR the ratification of the appointment of our independent registered public accounting firm, (iii) FOR the approval on an advisory (non-binding) basis of the compensation of our named executive officers, and (iv) as described below, in the judgment of the proxy holder on any other matters properly presented at the Annual Meeting.

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Annual meeting Q&A

Are there other matters to be acted upon at the meeting?

Our board of directors presently is not aware of any matters, other than those specifically stated in the Notice of Annual Meeting, which are to be presented for action at the Annual Meeting. If any matter other than those described in this Proxy Statement is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

What about adjournments and postponements?

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting is properly adjourned or postponed.

Who pays for solicitation of proxies?

We will pay the cost of printing and mailing proxy materials and posting them on the Internet. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

How can I attend the annual meeting and why is the Company holding the Annual Meeting in a virtual only format?

We have monitored the pandemic closely and have determined that holding an in-person annual meeting could pose a risk to the health and safety of our stockholders, employees, and directors, and therefore we will instead hold a virtual Annual Meeting rather than a meeting in New York or at any physical location.

To attend and participate in the Virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/EXLS2022 and use their 16-digit Control Number provided in the Internet Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/EXLS2022. Please note you will only be able to attend, participate and vote in the meeting using this website. All references to attending the Annual Meeting “in person” in this Proxy Statement shall mean attending the live webcast at the Annual Meeting.

How do I submit questions at the Annual Meeting?

We are committed to ensuring that our stockholders will be afforded the same rights and opportunities to participate in a virtual Annual Meeting as they would at a meeting held at a physical location. You will be able to submit questions during our Annual Meeting by visiting www.virtualshareholdermeeting.com/EXLS2022. We will try to answer as many stockholder-submitted

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Annual meeting Q&A

questions as time permits that comply with the meeting rules of conduct as determined by the chair of the meeting. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Will the Annual Meeting be recorded?

A recording of the Annual Meeting will be available online at http://ir.exlservice.com for approximately 12 months following the meeting date.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast of the Annual Meeting. A technical support phone number will be posted on www.virtualshareholdermeeting.com/EXLS2022 that you may call if you experience technical difficulties during the check-in process or during the Annual Meeting.

What if I have further questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at (212) 624-5913 or email at ir@exlservice.com.

Important

Please promptly vote and submit your proxy before the Annual Meeting by (i) Internet (by following the instructions provided in the Internet Notice), (ii) by phone (by following the instructions provided in the Internet Notice) or (iii) by requesting that proxy materials be sent to you by mail that will include a proxy card that you can use to vote by completing, signing, dating and returning the proxy card in the prepaid postage envelope provided. This will not limit your right to attend or vote at the Annual Meeting.

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Other matters

Other matters

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Ajay Ayyappan

Senior Vice President, General Counsel and Corporate Secretary

New York, New York

April 28, 2022

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the 2021 Form 10-K, as filed with the SEC, as well as copies of exhibits to the 2021 Form 10-K, but for copies of exhibits will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to ExlService Holdings, Inc., 320 Park Avenue, 29th Floor, New York, New York 10022, Attention: Investor Relations. The request must include a representation by the stockholder that as of April 22, 2022, the stockholder was entitled to vote at the Annual Meeting.

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Annex A

Annex A

EXLSERVICE HOLDINGS, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN

1. GENERAL; PURPOSE.

(a) The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. The Company intends (but makes no undertaking or representation to maintain) the Plan to qualify as an Employee Stock Purchase Plan. The provisions of the Plan, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code where applicable. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan where applicable), and the Company will designate which Related Corporations are participating in each separate Offering.

(b) The Company, by means of the Plan, seeks to retain the services of such Eligible Employees, to secure and retain the services of new Eligible Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c) Certain capitalized terms are defined in Section 17 herein.

2. ADMINISTRATION.

(a) The Committee will administer the Plan, unless otherwise required by Applicable Law or determined by the Board. The Board retains concurrent authority to administer the Plan. To the extent the Board administers the Plan, references herein to the Committee shall be deemed to refer to the Board except where context dictates otherwise.

(b) The Committee will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)

To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical), including, without limitation, the determination of Offering Dates, Purchase Dates and Purchase Periods.

(ii)	To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan and (B) in which Offering the Related Corporations will participate.

(iii)

To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)	To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)	To suspend or terminate the Plan at any time as provided in Section 13.

(vi)	To amend the Plan at any time as provided in Section 13.

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Annex A

(vii)

Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan where applicable.

(viii)

To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Committee specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “compensation,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements.

(c) The Committee will have the power to delegate to a subcommittee or the Chairperson of the Committee any of the administrative powers the Committee is authorized to exercise (and references to the Committee in this Plan and in any applicable Offering Document will thereafter be to such subcommittee, as applicable, except where context dictates otherwise), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time. The Committee will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 800,000 shares of Common Stock.

(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The shares purchasable under the Plan will be authorized but unissued or reacquired Common Stock, including Common Stock repurchased by the Company on the open market or otherwise, in accordance with Applicable Law.

4. GRANT OF PURCHASE RIGHTS; OFFERING.

The Committee may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Committee. Each Offering will be in such form and will contain such terms and conditions as the Committee will deem appropriate, and will comply with Applicable Law and ensure that all Eligible Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by

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Annex A

reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 12 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

5. ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Committee may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Committee may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Committee may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Committee may determine consistent with Section 423 of the Code. Unless otherwise specified in the Offering, an Employee must be employed with the Company or, as the Committee may designate in accordance with Section 2(b), a Related Corporation in good standing to be eligible to be granted Purchase Rights.

(b) The Committee may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee, or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)	the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)	the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)

the Committee may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns shares possessing 5% or more of the total combined voting power or value of all classes of all shares of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the share ownership of any Employee, and shares which such Employee may purchase under all outstanding Purchase Rights and options will be treated as shares owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase shares of the Company or any Related Corporation to

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Annex A

accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such shares (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Committee may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6. PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Committee, but in either case not exceeding 15% of such Employee’s compensation (as defined by the Committee in each Offering) during the period that begins on the Offering Date (or such later date as the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Committee will establish one (or more than one, if the Committee deems advisable) Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Committee may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering, and/or (iv) a maximum and/or minimum Contribution. If the aggregate purchase of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of Common Stock acquired pursuant to Purchase Rights will be not less than eighty-five percent (85%) of the lesser of:

(i)	the Fair Market Value of the Common Stock on the Offering Date; or

(ii)	the Fair Market Value of the Common Stock on the applicable Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided

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Annex A

by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Committee. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first practicable payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash, check or wire transfer prior to a Purchase Date.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual as soon as practicable all of his or her accumulated but unused Contributions. For purposes of this Plan, a Participant’s employment will be considered terminated as of the date that participant is no longer actively providing services as an employee and will not be extended by any notice period (i.e., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where participant is employed or the terms of participant’s employment agreement, if any, but is not actively providing services); the Committee shall have the exclusive discretion to determine when the participant is no longer actively providing services for purposes of participation in the Plan.

(d) Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Related Corporation that has been designated for participation in the Plan will not be treated as having terminated employment for purposes of participating in the Plan or an Offering.

(e) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(f) Unless otherwise specified in the Offering or required by Applicable Law, the Company will have no obligation to pay interest or earnings on Contributions.

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Annex A

8. EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless provided for in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest (unless the payment of interest is otherwise required by Applicable Law). Unless otherwise provided in the Offering, if the amount of Contributions remaining in a Participant’s account after the purchase of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless the payment of interest is otherwise required by Applicable Law), unless such Participant elects to have such amounts held in such Participant’s account for the purchase of Common Stock under the next Offering under the Plan and such Participant is eligible to participate in such next Offering.

(c) No Purchase Rights may be exercised to any extent unless the Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the Common Stock is not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the Common Stock is subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 6 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the Common Stock is not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

(d) If the Common Stock available for purchase for any Offering is insufficient to cover the number of whole shares of Common Stock which Participants have elected to purchase, then each Participant’s Purchase Rights for such Offering Period shall be reduced to the number of whole shares of Common Stock which the Committee shall determine by multiplying the number of shares of Common Stock available for the Offering by a fraction, the numerator of which shall be the number of shares of Common Stock for which such Participant would have been granted a Purchase Right if sufficient shares were available and the denominator of which shall be the total number of shares of Common Stock for which Purchase Rights would have been granted to all Participants if sufficient shares were available.

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Annex A

9. AUTHORIZATIONS.

With respect to Non-U.S. Participants the Company may, but is not obligated to, seek to obtain from each Governing Entity such authority as may be required to grant Purchase Rights and issue and sell Common Stock thereunder to such Participants. If the Company does not obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan to Non-U.S. Participants, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights to such Participants.

10. DESIGNATION OF BENEFICIARY.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Common Stock and/or Contributions without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Committee will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iii) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Committee will make these adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase Common Stock within ten business days prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights and this Plan will terminate immediately after such purchase.

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12. DELIVERY OF SHARES; HOLDING PERIOD.

(a) Whole shares of Common Stock purchased upon the exercise of Purchase Right under the Plan may be registered in book entry form or represented in certificate form and shall be held for the Participant in an investment account maintained by the Plan’s third-party custodian. The shares of Common Stock in a Participant’s investment account shall be registered in the Participant’s name (or, to the extent permitted under procedures established by the third-party custodian, jointly in the names of the Participant and the Participant’s spouse or beneficiary). No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Common Stock subject to a Purchase Right until such Purchase Right has been exercised and the related shares of Common Stock have been registered in the Participant’s investment account. The Committee may impose restrictions on the sale or transfer of shares held in a Participant’s investment account, in accordance with Code section 423, with respect to any shares of Stock purchased under the Plan if the purchase discount exceeds 5%.

(b) In addition, unless otherwise provided by the Committee, no shares of Common Stock purchased in any Offering under the Plan may be transferred out of the Participant’s Plan investment account to any other brokerage account designated by the Participant for twelve (12) months after the Purchase Date on which such shares were purchased. Any fees associated with the sale or transfer of any shares of Common Stock shall be borne by the Participant.

13. AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Committee may amend the Plan at any time in any respect the Committee deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.

(b) The Committee may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Committee, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Committee may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Committee will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with

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amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan. The actions of the Committee pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

14. TAX QUALIFICATION; TAX WITHHOLDING.

(a) Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b) Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, the amount necessary to satisfy such withholding obligation may be withheld (i) from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation or (ii) from the proceeds of the sale of Common Stock acquired under the Plan.

15. EFFECTIVE DATE OF PLAN.

The Plan will become effective upon the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Committee.

16. MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

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(d) The provisions of the Plan will be governed by the laws of the State of Delaware, without resort to that state’s conflict of laws rules. This Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

(e) To the extent permitted by applicable law and in the discretion of the Committee, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Committee. Before the commencement of an Offering, the Committee may prescribe the time limits within which any such electronic form shall be submitted to the Committee with respect to such Offering in order to be a valid election.

(f) The cost, if any, for the delivery of shares of Common Stock to a Participant or commissions upon the sale of Common Stock shall be paid by the Participant using such service. Other expenses associated with the Plan, if any, at the discretion of the Committee, will be allocated as deemed appropriate by the Committee.

(g) All payroll deduction authorizations and other communications from a Participant to the Committee under, or in connection with, the Plan shall be deemed to have been filed with the Committee when actually received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt of such authorizations and communications.

(h) Neither the granting of a Purchase Right to an employee, nor the deductions from his or her pay shall cause such employee to be a stockholder of the Common Stock covered by a Purchase Right until such shares of Common Stock have been purchased by and issued to him or her.

17. DEFINITIONS.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq or the Financial Industry Regulatory Authority).

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the shares of Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Committee without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

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(d) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(e) “Committee” means the Compensation Committee of the Board.

(f) “Common Stock” means the shares of common stock of the Company par value $0.001 per share.

(g) “Company” means ExlService Holdings, Inc., a Delaware corporation, and any successor corporation thereto.

(h) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(i) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries; (ii) a sale or other disposition of more than 50% of the outstanding securities of the Company; (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(j) “Director” means a member of the Board.

(k) “Effective Date” means the date of the annual meeting of stockholders of the Company held in 2022, provided that this Plan is approved by the Company’s stockholders at such meeting.

(l) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(m) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(n) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “Employee Stock Purchase Plan,” as that term is defined in Section 423(b) of the Code.

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(o) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(p) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)

If the Common Stock is listed on any established exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Committee, the closing sales price for such Common Stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Committee deems reliable. Unless otherwise provided by the Committee, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)

In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Committee in good faith in compliance with Applicable Law and in a manner that complies with Sections 409A of the Code.

(q) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Governing Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including Nasdaq and the Financial Industry Regulatory Authority).

(r) “Governing Entity” means each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan.

(s) “Non-U.S. Participants” means Participants employed by any Related Corporation that is not incorporated or organized in the United States.

(t) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Committee for that Offering.

(u) “Offering Date” means a date selected by the Committee for an Offering to commence.

(v) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(w) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(x) “Plan” means this ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan, as amended from time to time.

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(y) “Purchase Date” means one or more dates during an Offering selected by the Committee on which Purchase Rights will be exercised and on which purchases of Common Stock will be carried out in accordance with such Offering.

(z) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following an Offering Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(aa) “Purchase Right” means an option to purchase Common Stock granted pursuant to the Plan.

(bb) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(cc) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(dd) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding share capital having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, shares of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%). For purposes of the foregoing clause (i), the Company will be deemed to “Own” or have “Owned” such securities if the Company, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ee) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of Common Stock or the sale or other disposition of Common Stock acquired under the Plan.

(ff) “Trading Day” means any day on which the exchange(s) or market(s) on which Common Stock is listed, including but not limited to the NYSE, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

EXL 2022 Proxy Statement	/	141

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EXLSERVICE HOLDINGS, INC. 320 PARK AVENUE, 29th FLOOR NEW YORK, NY 10022 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 20, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EXLS2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 20, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. COMMON THE COMPANY NAME INC. CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Vikram Pandit 1b. Rohit Kapoor 1c. Anne Minto 1d. Som Mittal 1e. Clyde Ostler 1f. Kristy Pipes 1g. Nitin Sahney 1h. Jaynie Studenmund The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. The approval of the ExlService Holdings, Inc. 2022 Employee Stock Purchase Plan. 3. The ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2022. 4. The approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company. NOTE: The proxies are authorized to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000549691_1 R1.0.0.24 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com EXLSERVICE HOLDINGS, INC. Annual Meeting of Shareholders June 21, 2022 8:30 AM ET This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Maurizio Nicolelli and Ajay Ayyappan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common/Preferred stock of EXLSERVICE HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/EXLS2022, at 8:30 A.M., Eastern Time on June 21, 2022, and any adjournment or postponement thereof. The undersigned hereby also authorize(s) the proxy, in his or her discretion, to vote on any other business that may properly be brought before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. The undersigned hereby acknowledge(s) receipt of the notice of Annual Meeting of Shareholders, dated on or about April 28, 2022, and the Proxy Statement furnished therewith. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and accordingly, will be voted FOR each of the Board of Directors' nominees for director specified in Proposal 1 and FOR Proposals 2, 3 and 4, unless a contrary choice is specified, in which case the proxy will be voted as specified. Continued and to be signed on reverse side 0000549691_2 R1.0.0.24